UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

Systems & Computer Technology Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, $.01 par value

(2)	Aggregate number of securities to which transaction applies:

35,142,882 shares of common stock of Systems & Computer Technology Corporation (includes 390,000 shares underlying options to purchase common stock)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$16.50 per share of common stock (with respect to outstanding options, the per share price was based on the difference between the $16.50 per share and the per share exercise price of in-the-money options)

(4)	Proposed maximum aggregate value of transaction:

$575,937,753

(5)	Total fee paid:

$46,594

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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Preliminary Copies Dated December 19, 2003

Systems & Computer Technology Corporation
Great Valley Corporate Center
4 Country View Road
Malvern, Pennsylvania 19355

Dear Stockholder:

You are cordially invited to attend a Special Meeting of stockholders of Systems & Computer Technology Corporation to be held at 2 Country View Road, Malvern, PA 19355, on February 4, 2004, at 10:00 am, local time.

At the Special Meeting, you will be asked to approve the merger of our company with a wholly-owned subsidiary of SunGard Data Systems Inc., a publicly-traded Delaware corporation. If the merger is completed, each share of our common stock, par value $.01 per share, will be converted into the right to receive $16.50 in cash, without interest and subject to adjustment, as more fully described in the enclosed proxy statement.

You are also being asked to grant to the proxy holders the authority to vote in their discretion on a motion to adjourn or postpone the Special Meeting. We may determine to adjourn or postpone the Special Meeting, for example, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement.

Our board of directors has unanimously approved the merger agreement and the merger, declared the merger advisable and in the best interests of our stockholders, and unanimously recommends that our stockholders approve the merger and the merger agreement. Among the factors considered by our board of directors in evaluating the merger was the opinion, dated December 8, 2003, of ThinkEquity Partners LLC, one of our financial advisors, which provides that, as of that date, the cash consideration to be received by our stockholders in the merger was fair, from a financial point of view, to such holders. The written opinion of ThinkEquity Partners LLC is attached as Appendix B to the accompanying proxy statement and should be read carefully and in its entirety.

The affirmative vote of holders of at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to approve the merger. You should be aware that the failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the merger agreement and the merger. If the merger is approved by the requisite holders of our common stock at the Special Meeting, the merger will be consummated as soon as all of the other conditions to the consummation of the merger are satisfied or waived.

We urge you to read carefully the attached proxy statement and the Agreement and Plan of Merger, a copy of which is included in the proxy statement as Appendix A. The enclosed proxy statement provides you with a summary of the merger, the merger agreement and additional information about the parties involved.

It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to authorize a proxy to vote your shares by telephone or via the internet in accordance with the instructions provided, or to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided.

This proxy statement is first being mailed to stockholders on or about January 2, 2004.

Sincerely,
Michael D. Chamberlain
President and Chief Executive Officer
January 2, 2004

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Preliminary Copies
Dated December 19, 2003

Systems & Computer Technology Corporation
Great Valley Corporate Center
4 Country View Road
Malvern, Pennsylvania 19355

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of Systems & Computer Technology Corporation, a Delaware corporation, will be held at 2 Country View Road, Malvern, PA 19355, on February 4, 2004, at 10:00 am, local time, for the following purposes:

        1.    To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger by and among Systems & Computer Technology Corporation, SunGard Data Systems Inc., and Schoolhouse Acquisition Corp. Inc., a wholly-owned subsidiary of SunGard dated December 9, 2003;

        2.    To grant to the proxy holders the authority to vote in their discretion on a motion to adjourn or postpone the Special Meeting. We may determine to adjourn or postpone the Special Meeting, for example, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement; and

3. To transact such other business as may properly be brought before the meeting or any adjournments or postponement of that meeting or matters incidental thereto.

The board of directors has fixed the close of business on December 30, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the meeting. Only the stockholders of record of Systems & Computer Technology Corporation at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of that meeting. At the close of business on the record date, Systems & Computer Technology Corporation had outstanding and entitled to vote [35,142,882] shares of common stock.

Your vote is important. The approval and adoption of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting. You should be aware that the failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the merger agreement and the merger.

All stockholders are cordially invited to attend the Special Meeting. To ensure your representation at the Special Meeting, however, you are urged to authorize a proxy to vote your shares by telephone or via the internet in accordance with the instructions provided, or to complete, date, sign and return the enclosed proxy card as promptly as possible. We have enclosed a postage-paid envelope for that purpose. If you attend the Special Meeting, you may vote in person even if you have already returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

RICHARD A. BLUMENTHAL
Secretary
Malvern, Pennsylvania
January 2, 2004

Our board of directors has unanimously approved and recommends that you vote “FOR” approval of the merger agreement and the merger.

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TABLE OF CONTENTS

SUMMARY	1

QUESTIONS AND ANSWERS ABOUT THE MERGER	6

WHO CAN HELP ANSWER YOUR QUESTIONS	8

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	9

THE PARTIES TO THE MERGER	9
Systems & Computer Technology Corporation	9
SunGard Data Systems Inc.	9
Schoolhouse Acquisition Corp. Inc.	9

THE MERGER	9
General	9
Background of the Merger	10
Recommendation of Our Board of Directors and Reasons for the Merger	12
Opinion of Financial Advisor	14
Additional Financial Advisor	19
Availability of Funds	19
Structure of the Merger	20
Accounting Treatment	20
Interests of Certain Persons in the Merger	20
Certain Effects of the Merger	21

THE SPECIAL MEETING	22
Date, Time and Place of the Special Meeting	22
Purpose of the Special Meeting	22
Record Date and Voting Power	22
Quorum and Vote Required	22
Proxies, Voting and Revocation	22
Solicitation of Proxies and Expenses	23

TERMS OF THE MERGER	23
Effective Time	23
Conversion of Shares Pursuant to the Merger	23
Exchange of Share Certificates	24
Representations and Warranties	24
Covenants Under the Merger Agreement	25
Conditions to the Merger	28
Solicitation of Proposals from Other Parties	30
Termination of the Merger Agreement	32
Termination Fee; Expense Reimbursement	33
Treatment of Options	34
Certain Employee Benefits	35
Indemnification	33
Amendment	35

DISSENTING STOCKHOLDER APPRAISAL RIGHTS	36

REGULATORY APPROVALS	38

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FEDERAL INCOME TAX CONSEQUENCES	38

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	40

STOCKHOLDER PROPOSALS	41

OTHER MATTERS	41

WHERE YOU CAN FIND MORE INFORMATION	41

APPENDICES

Appendix A — Agreement and Plan of Merger

Appendix B — Fairness Opinion of ThinkEquity Partners, LLC

Appendix C — Section 262 of the Delaware General Corporation Law

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Preliminary Copies
Dated December 19, 2003

Systems & Computer Technology Corporation
Great Valley Corporate Center
4 Country View Road
Malvern, Pennsylvania 19355

PROXY STATEMENT

Special Meeting of Stockholders
To Be Held on February 4, 2004

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, as well as the additional documents to which we refer you, including the Agreement and Plan of Merger, a copy of which is attached as Appendix A, which we refer to throughout this proxy statement as the “merger agreement.” We encourage you to read the merger agreement in its entirety as it is the legal document that governs the merger. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. This proxy statement is first being mailed to our stockholders on or about January 2, 2004.

The Parties to the Merger (page 9)

•
Systems & Computer Technology Corporation.     Systems & Computer Technology Corporation (which we refer to as “SCT”) is a Delaware corporation that provides enterprise-wide e-education solutions that include software applications, technology and services that support an institution of higher education’s administration, research and teaching requirements. We work collaboratively with clients and other companies to provide an e-Education Infrastructure that enables institutions of higher education to serve their constituents through a unified digital campus. Our e-Education Infrastructure for higher education is a strategic framework for leveraging an institution of higher education’s technology, systems and services for greater operational effectiveness in teaching, learning, research and administration. Our principal office is located at Great Valley Corporate Center, 4 Country View Road, Malvern, Pennsylvania 19355 and our telephone number is (610) 647-5930. Our shares trade on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) under the trading symbol “SCTC.”

•
SunGard Data Systems Inc.     SunGard Data Systems Inc. (which we refer to as “SunGard”) is a Delaware corporation and a global leader in processing and software solutions for the financial services industry and is also the pioneer and leading provider of information availability services. SunGard is an efficient operator of resilient IT solutions. This efficiency comes from the economies of scale achieved by providing services and software on shared platforms to thousands of customers throughout the world’s financial, business and government markets. SunGard supports more than 20,000 customers in over 50 countries, including most of the world’s largest financial services institutions. SunGard’s principal executive offices are located at 680 East Swedesford Road, Wayne, Pennsylvania 19087, and its telephone number is (484) 582-2000. SunGard’s common stock trades on the New York Stock Exchange under the trading symbol “SDS.”

•
Schoolhouse Acquisition Corp. Inc.     Schoolhouse Acquisition Corp. Inc., A Delaware corporation, (which we refer to as the “Acquisition Sub”) is a wholly-owned subsidiary of SunGard which has not engaged in any activity other than the activities for the purpose of

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merging with our company. The principal executive offices of the Acquisition Sub are located at 680 East Swedesford Road, Wayne, Pennsylvania 19087, and its telephone number is (484) 582-2000.

The Merger (page 9)

•
Pursuant to the merger agreement, a copy of which is attached as Appendix A, the Acquisition Sub will merge with and into our company, with our company being the surviving entity. Following the merger, our company will continue as a subsidiary of SunGard.

•
At the effective time of the merger, each share of our common stock, par value $.01 per share, will be converted into the right to receive $16.50 in cash, without interest. The merger agreement provides that in the event we change the outstanding shares of our common stock to a different number or class of shares by reason of any stock split, consolidation of shares, reclassification, recapitalization or other similar transaction then the merger consideration shall be appropriately adjusted to reflect such change or transaction.

•
After the completion of the merger, the holders of our common stock will have no continuing equity interest in our company, and will not share in our future earnings, dividends or growth, if any. In addition, after the merger has been completed, our common shares will no longer be listed on NASDAQ or registered with the Securities and Exchange Commission.

Recommendation of Our Board of Directors and Reasons for the Merger (page 12)

•
After an evaluation of a variety of business, financial and market factors and consultation with our legal and financial advisors, at a meeting on December 8, 2003, our board of directors determined that the merger is advisable and fair to and in the best interests of our company and its stockholders. Our board of directors unanimously approved the merger and the merger agreement and unanimously voted to recommend that our stockholders approve the merger and the merger agreement.

Opinion of Financial Advisor (page 14)

•
On December 8, 2003, ThinkEquity Partners LLC (which we may refer to as “ThinkEquity”) rendered an oral opinion to our board of directors that, as of the date of that opinion, the merger consideration to be received by holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. ThinkEquity confirmed its opinion to the board of directors in writing on December 8, 2003.

•
The full text of the written opinion of ThinkEquity, which is based upon and subject to the factors and assumptions set forth therein, is attached as Appendix B to this proxy statement. The opinion of ThinkEquity does not constitute a recommendation as to how any holder of our common stock should vote with respect to the merger. You should read carefully the opinion in its entirety.

Availability of Funds (page 19)

•
SunGard has represented to us in the merger agreement that at the consummation of the merger it will have adequate funds to pay the aggregate merger consideration and all other payments contemplated by the merger agreement.

Structure of the Merger (page 20)

•
As a result of the merger, the Acquisition Sub will be merged with and into our company, with our company being the surviving entity. Following the effective time of the merger, we will become a subsidiary of SunGard.

•
In the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be canceled, retired and converted into the right to receive the per share merger consideration.

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Accounting Treatment (page 20)

•	The merger will be accounted for in accordance with the purchase method of accounting under generally accepted accounting principles.

Interests of Certain Persons in the Merger (page 20)

•
In addition to their interests as stockholders, certain of our employees, consultants, directors and officers have interests in the merger that may differ from your interests as a stockholder. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger and the merger agreement. These interests include, but are not limited to, the following:

•	Transaction Bonuses. Certain of our officers have agreements with our company pursuant to which they will be entitled to a bonus upon the completion of the merger.

•
Severance Agreements. Certain of our officers have agreements with our company pursuant to which they will be entitled to certain payments if their employment is terminated following the completion of the merger.

•
Options. Certain of our non-employee directors hold options which will be cancelled and exchanged for the right to receive cash in an amount equal to the number of shares of our common stock underlying each option times the excess of the per share merger consideration over the exercise price per share. The treatment of options is more fully described in the section entitled “Terms of the Merger—Treatment of Options.”

•
Indemnification. Under the terms of the merger agreement, our directors and officers will be entitled to indemnification in certain circumstances, as more fully described in the section entitled “Terms of the Merger—Indemnification.”

•
Interested Director. One of our directors is a principal of C.E. Unterberg, Towbin which provided financial advisory services in connection with the merger, as more fully described in the section entitled “The Merger – Additional Financial Advisor.”

The Special Meeting (page 22)

•
The Special Meeting of our common stockholders will be held at 2 Country View Road, Malvern, PA 19355, on February 4, 2004, at 10:00 am, local time. At the Special Meeting, the holders of our common stock will be asked to vote upon a proposal to approve the merger and the merger agreement.

Record Date and Voting Power (page 22)

•	Our board of directors has fixed the close of business on December 30, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting.

•
On the record date, we had [35,142,882] shares of common stock outstanding held by approximately ____________________ stockholders of record. We have no other class of voting securities issued or outstanding.

•	Stockholders of record on the record date will be entitled to one vote per share on any matter that may properly come before the Special Meeting and any adjournment or postponement of that meeting.

Quorum and Vote Required (page 22)

•
Our certificate of incorporation and our bylaws, each as amended and restated to date, require: (a) the presence, in person or by duly executed proxy, of the holders of shares of our common stock representing at least a majority of the votes entitled to be cast at the Special Meeting in order to constitute a quorum; and (b) the affirmative vote of the holders of our common stock representing at least a majority of the shares outstanding and entitled to vote at the Special Meeting in order to approve the merger. Please be aware that the failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the merger agreement and the merger.

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Proxies, Voting and Revocation (page 22)

•
Shares of our common stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting and at any adjournments or postponements of that meeting, in accordance with those instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares represented by that proxy will be voted “FOR” the approval of the merger and in the discretion of our management with respect to any other matter that comes before the meeting, including any adjournments or postponements of the meeting or matters incident to the conduct of the meeting. Proxies are being solicited on behalf of our board of directors.

•
Your vote is important! Whether or not you expect to attend in person, we urge you to vote your shares by signing, dating and returning the enclosed proxy card at your earliest convenience. Returning your proxy card will help ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed if you wish to vote your shares by mail. You may also authorize a proxy to vote your shares by telephone or via the internet in accordance with the instructions provided. Sending in your proxy card will not prevent you from voting at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

•
A proxy may be revoked by the person who executed it at, or before, the Special Meeting by: (a) delivering to our secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (b) duly executing, dating and delivering to our secretary a subsequent proxy; or (c) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

Effective Time (page 23)

•
The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at a later time as specified in the certificate of merger and we will refer to this time as the “effective time”. The effective time of the merger will take place on a date that is not later than the fifth business day after certain of the conditions contained in the merger agreement have been satisfied or waived, or at such other time as our company and SunGard agree.

Exchange of Share Certificates (page 24)

•
At the effective time of the merger, SunGard will deposit with a paying agent cash in an amount sufficient to pay the holders of our common stock immediately prior to the effective time of the merger, the merger consideration to which they are entitled under the merger agreement.

•
As soon as reasonably practicable after the effective time of the merger, the paying agent will send to each stockholder of record a letter of transmittal and instructions specifying the procedures to be followed in surrendering his, her or its certificates. You should not send any share certificates to the paying agent or to anyone else until you receive the letter of transmittal. Upon the surrender of a share certificate in accordance with the letter of transmittal and accompanying instructions, the surrendering holder will be entitled to the merger consideration.

Conditions to the Merger (page 28)

•
We will not complete the merger unless a number of conditions are satisfied or waived, including approval of the merger by our stockholders and other closing conditions described more fully in the section entitled “Conditions to the Merger.”

Solicitation of Proposals from Other Parties (page 30)

•
We have agreed, except in limited circumstances, not to solicit or encourage any proposals relating to alternative business combinations or other similar transactions with a party other than SunGard while the merger is pending.

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Termination of the Merger Agreement (page 32)

•	SunGard and our company may terminate the merger agreement by mutual agreement, and the merger agreement may otherwise be terminated under certain other circumstances.

Termination Fee; Expense Reimbursement (page 33)

•
As a condition to SunGard’s willingness to enter into the merger agreement, we have agreed to pay SunGard a termination fee of $22,500,000 and expenses of up to $1,000,000 if the merger agreement is terminated under certain circumstances.

Dissenting Stockholder Appraisal Rights (page 36)

•
Delaware law provides you with appraisal rights in the merger. As a result of these appraisal rights, if you are not satisfied with the amount you are receiving in the merger, you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received in the merger. To exercise your appraisal rights, you must deliver a written objection to the merger to our company at or before the Special Meeting and you must not vote in favor of approval and adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights.

Regulatory Approvals (page 38)

•
The consummation of the merger is subject to certain regulatory approvals. While we believe that we will be able to obtain these regulatory approvals in a timely manner and without the imposition of burdensome conditions, we cannot be certain that we will obtain these approvals within the period of time contemplated by the merger agreement or on conditions that would not be detrimental to the combined company or at all.

Federal Income Tax Consequences (page 38)

•
If the merger is completed, the exchange of our shares by our stockholders in return for the merger consideration will be a taxable transaction under the Internal Revenue Code of 1986. Generally, a taxpayer will recognize capital gain or loss to the extent the per share merger consideration differs from the taxpayer’s basis in our common shares. Because of the complexities of the tax laws, we advise you to consult your own tax advisors concerning any federal, state, local, foreign and other tax consequences resulting from the merger.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	Upon what am I being asked to vote?

A:
You are being asked to approve the merger of our company with the Acquisition Sub. After the merger, our company, as the surviving entity, will continue as a subsidiary of SunGard and you will no longer own an equity interest in our company. Our board of directors has unanimously approved the merger and recommends that you vote “FOR” the approval of the merger and the merger agreement and “FOR” the grant of discretionary authority to the proxy holders on a motion to adjourn or postpone the Special Meeting.

Q:	Why am I being asked to grant to the proxy holders the authority to vote, in their discretion, on a motion to adjourn or postpone the Special Meeting?

A:
We may determine to adjourn or postpone the Special Meeting, for example, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement.

Q:	What will happen in the merger?

A:	Upon completion of the merger, we will be merged with the Acquisition Sub, and our stockholders will receive a cash payment of $16.50, as described below, for each share that they hold.

Q:	What will happen to my shares of SCT common stock after the merger?

A:
Following completion of the merger, your shares of common stock will represent solely the right to receive the cash merger consideration, and trading in our common stock on NASDAQ will cease. Price quotations for our common stock will no longer be available, and we will cease filing periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Q:	Does our board of directors recommend the approval of the merger?

A:
Yes. Our board of directors unanimously recommends that our stockholders approve the merger. Our board of directors considered many factors in deciding to recommend the approval of the merger, including the risk of remaining independent, the value of the merger consideration as compared to remaining independent, the fairness opinion of ThinkEquity and the premium to the then current market price of our stock represented by the merger consideration.

Q:	Why has the merger been proposed?

A:
Our board of directors has proposed the merger because, in its business judgment, it believes that the merger represents the strategic alternative that is in the best interest of our stockholders and is even more favorable to our stockholders than our company continuing to operate as an independent company. The merger consideration to be received by our stockholders represents a premium to the historical and recent market price of our common stock. Our board of directors determined, in its business judgment, that the merger is more favorable to our stockholders than our company continuing to operate as an independent company.

Q:	What is the premium to the market price of our common shares offered by SunGard in the merger?

A:
The $16.50 per share merger consideration represents a premium of approximately 14% to the closing price of our common stock on December 9, 2003, the last trading day before the public announcement of the signing of the merger agreement, approximately 9% to the average daily closing price of our common stock over the 30 trading day period ended December 9, 2003, approximately 164% to the lowest price of our common stock in the year preceding December 9, 2003 and approximately 3% to the recently achieved highest price of our common stock in the year preceding December 9, 2003 which was also the highest price of our stock in over three years prior to the public announcement.

Q:	What vote is required to approve the merger?

A:	Approval of the merger requires the affirmative vote of holders of our common stock representing at least a majority of the shares then outstanding and entitled to vote on the matter. We urge you to

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authorize a proxy to vote your shares by telephone or via the internet in accordance with the instructions provided, or to complete, sign, date and return the enclosed proxy card to assure the representation of your shares at the Special Meeting. Please be aware that the failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the merger agreement and the merger, but will have no effect on any motion to adjourn or postpone the Special Meeting for purposes of determining whether there are sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement.

Q:	What rights do I have if I oppose the merger?

A:
Delaware law provides you with appraisal rights in the merger. As a result of these appraisal rights, if you are not satisfied with the amount you are receiving in the merger, you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received in the merger. To exercise your appraisal rights, you must deliver a written objection to the merger to our company at or before the Special Meeting and you must not vote in favor of approval and adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights.

Q:	What will I receive in the merger?

A:
As a holder of our common stock, you will receive $16.50 in cash, without interest for each share that you own. We refer to this amount as the “merger consideration.” For example, if you own 100 common shares, upon completion of the merger and provided no adjustment is required as described below, you will receive $1,650 in cash.

The merger agreement provides that if, prior to the completion of the merger, we change the outstanding shares of our common stock to a different number or class of shares by reason of any stock split, consolidation of shares, reclassification, recapitalization or other similar transaction then the merger consideration shall be appropriately adjusted to reflect such change or transaction.

Q:	If the merger is completed, when can I expect to receive the merger consideration for my shares?

A:
Promptly after the effective time of the merger you will receive instructions regarding the surrender of your share certificates. You should not send your share certificates to us or anyone else until you receive these instructions. The paying agent will arrange for the payment of the merger consideration to be sent to you as promptly as practicable following receipt of your share certificates and other required documents.

Q:	When do you expect the merger to be completed?

A:	Although we can provide no assurances, we are working to complete the merger as soon as practicable after the Special Meeting on February 4, 2004.

Q:	What will happen to my options to purchase common shares?

A:
If you hold options to purchase shares of our common stock that do not, by their terms, expire at or prior to the completion of the merger, then as soon as practicable we will offer you the opportunity to receive, upon the completion of the merger and cancellation of these options, cash in an amount equal to the number of shares of our common stock underlying each of these options multiplied by the excess of the per share merger consideration over the exercise price per share.

Q:	What are the tax consequences of the merger to me?

A:
Depending on your individual tax status, your receipt of the merger consideration will be a taxable transaction for federal income tax purposes. To review the tax consequences of the merger to you in greater detail, see page 38. Your tax consequences will depend on your personal situation. You should consult your own tax advisors for a full understanding of the tax consequences of the merger to you.

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Q:	What happens if I sell my common shares before the Special Meeting?

A:
The record date for the Special Meeting is earlier than the expected completion date of the merger. If you held your common shares on the record date but have transferred those shares after the record date and before the merger, you will retain your right to vote at the Special Meeting but not the right to receive the merger consideration. The right to receive the merger consideration will pass to the person to whom you transferred your common shares.

Q:	If my common shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Your broker will not vote your common shares unless you provide instructions on how to vote. You should instruct your broker how to vote your common shares by following the directions your broker provides. If you do not provide instructions to your broker, your common shares will not be voted, and this will have the same effect as a vote against the merger, but will have no effect on any motion to adjourn or postpone the Special Meeting for purposes of determining whether there are sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement.

Q:	What do I need to do now?

A:
This proxy statement contains important information regarding the merger and the merger agreement, as well as information about our company and SunGard. It also contains important information about what our board of directors considered in approving the merger. We urge you to read this proxy statement carefully, including its appendices. You may also want to review the documents referenced under “Where You Can Find More Information.”

After reviewing the proxy statement and related documents, please vote your common shares in accordance with the directions provided.

Q:	How do I vote?

A:
Just indicate on your proxy card how you want your shares voted, sign your proxy card and mail it in the enclosed postage-paid envelope as soon as possible so that your common shares will be represented at the Special Meeting. You may attend the Special Meeting and vote your common shares in person, rather than voting by proxy. You may also authorize a proxy to vote your shares by telephone or via the internet in accordance with the instructions provided. In addition, you may withdraw your proxy up to, and including, the day of the Special Meeting and either submit a subsequent proxy to change your vote or attend the Special Meeting and vote in person. You should be aware that the failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the merger.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you would like additional copies of this document, or if you would like to ask any additional questions about the merger, you should contact:

Systems & Computer Technology Corporation	Proxy Solicitor
Great Valley Corporate Center
4 Country View Road
Malvern, Pennsylvania 19355
Attention: Investor Relations
Telephone: (610) 647-5930	Attention:

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains certain forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of our company, SunGard and the Acquisition Sub and members of their respective management teams, as well as the assumptions on which those statements are based. Those forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements. Important factors currently known to management of our company, SunGard and the Acquisition Sub that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the occurrence of a material adverse change in our company’s business, results of operations, properties, assets, liabilities (contingent or otherwise) or financial condition, the receipt of the required regulatory approvals and approval of our company’s stockholders and our company’s satisfying the conditions to closing set forth in the merger agreement. Our company, SunGard and the Acquisition Sub undertake no obligation to update or revise forward-looking statements in this proxy statement to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time.

THE PARTIES TO THE MERGER

Systems & Computer Technology Corporation

Systems & Computer Technology Corporation is a Delaware corporation that provides enterprise-wide e-education solutions that include software applications, technology and services that support an institution of higher education’s administration, research and teaching requirements. Our company works collaboratively with clients and other companies to provide an e-Education Infrastructure that enables institutions of higher education to serve their constituents through a unified digital campus. Our company’s e-Education Infrastructure for higher education is a strategic framework for leveraging an institution of higher education’s technology, systems and services for greater operational effectiveness in teaching, learning, research and administration.

Our principal office is located at Great Valley Corporate Center, 4 Country View Road, Malvern, Pennsylvania 19355 and our telephone number is (610) 647-5930.

SunGard Data Systems Inc.

SunGard Data Systems Inc. is a Delaware corporation and a global leader in processing and software solutions for the financial services industry and is also the pioneer and leading provider of information availability services. SunGard is an efficient operator of resilient IT solutions. This efficiency comes from the economies of scale achieved by providing services and software on shared platforms to thousands of customers throughout the world’s financial, business and government markets. SunGard supports more than 20,000 customers in over 50 countries, including most of the world’s largest financial services institutions.

SunGard’s principal executive offices are located at 680 East Swedesford Road, Wayne, Pennsylvania 19087, and its telephone number is (484) 582-2000.

Schoolhouse Acquisition Corp. Inc.

Schoolhouse Acquisition Corp. Inc. is a Delaware corporation recently formed by SunGard solely for the purpose of merging with our company in the merger. The principal executive offices of Schoolhouse Acquisition Corp. Inc. are located at 680 East Swedesford Road, Wayne, Pennsylvania 19087, and its telephone number is (484) 582-2000.

THE MERGER

General

Pursuant to the merger agreement, the Acquisition Sub will be merged with and into our company, with our company being the surviving entity. The merger will be completed and become effective upon the filing

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of a certificate of merger with the Secretary of State of the State of Delaware or at a later time as specified in the certificate of merger. The effective time of the merger will take place on a date that is not later than the fifth business day after certain of the conditions contained in the merger agreement have been satisfied or waived, or at such other time as our company and SunGard agree.

At the effective time of the merger, holders of our common stock will have no further ownership interest in our company. Instead, each holder of shares issued and outstanding immediately prior to the effective time of the merger will be entitled to receive $16.50 in cash per share, without interest and subject to adjustment. The merger agreement provides that in the event we change the outstanding shares of our common stock to a different number or class of shares by reason of any stock split, consolidation of shares, reclassification, recapitalization or other similar transaction then the merger consideration shall be appropriately adjusted to reflect such change or transaction.

Background of the Merger

With the sale of our energy and utilities solutions business in March 2003, our company concluded a two-year strategic repositioning program that transformed our company from an administrative solutions provider serving several industries to a focused market-leading provider of a full suite of administrative solutions designed for the higher education market. Beginning in 2001, with the sale of our government solutions business and with the subsequent sales of our manufacturing and distribution solutions business in 2002 and the energy and utilities solutions business during 2003, we had divested our three non-core divisions. In 2002, we made three acquisitions that significantly expanded the suite of solutions that we offered to the higher education industry. Early in the strategic repositioning process, we had approached our major financially capable competitors as well as several other software vendors serving multiple industries to ascertain their potential interest in acquiring our company. At that time, no such interest had been evidenced.

Despite the completion of our strategic repositioning program, our stock hit a low price of $6.25 per share on March 17, 2003, which was comparable to multi-year low prices of $5.75 and $5.95 per share seen in April 2001 and September 2002, respectively. Our stock price reflected in part, the poor performance of our services business in the first quarter of fiscal year 2003, which we took action to correct in the second fiscal quarter ending March 31, 2003. Our company’s stock price remained below $8 per share throughout April and well into May, 2003.

On March 28, 2003, Thomas Unterberg, a director of our company and chairman of C. E. Unterberg, Towbin (“CEUT”), and Allen Freedman, non-executive chairman of our board of directors, had a telephone conversation with representatives of a private equity firm to ascertain their interest in a possible transaction involving one of their portfolio companies. Discussions of various potential transactions with this firm continued intermittently through August.

On April 25, 2003, Mr. Freedman received a letter from a major stockholder urging, among other things, that our company pursue new strategies including seeking a merger partner or a recapitalization. Mr. Freedman’s reply by letter of May 6 discussed steps the we had taken to reposition our business and committed management to study further core business acquisitions and to review capital structure. Mr. Freedman, on his own in June, 2003, and along with Michael Chamberlain, chief executive officer of our company, and Eric Haskell, chief financial officer of our company, in May and August, 2003, met with representatives of this stockholder to review with the stockholder the steps our company had taken and was continuing to take in order to implement our company’s strategies and enhance our company’s financial performance, and to confirm that our company was exploring options available to maximize stockholder value. There was no further contact between the stockholder and our company following the meeting in August.

In early May, 2003, CEUT reviewed with our management the possible financial parameters of an acquisition of our company by a private equity firm. Also during that month, the private equity firm with which Messrs. Unterberg and Freedman had previously spoken indicated its interest in reviewing certain confidential financial information, including a five-year financial plan. Around the same time, another private equity firm contacted Mr. Freedman to propose an acquisition of our company and MR. Unterberg had conversations with a third firm.

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On June 17, 2003 our board of directors requested that management prepare a long range forecast to help it evaluate whether our stock was fairly valued and to evaluate various financial alternatives, including the possible sale of our company. The board held two additional conference calls on July 7 and July 15 to discuss the five-year forecast that management was preparing and the implications of that forecast.

After the stock market closed on July 16, we reported earnings per share from continuing operations of $0.14 (which included a restructuring charge of $.03 per diluted share, thus resulting in earnings per diluted share of $.17 on a non-GAAP basis), which was $0.08 above expectations. The next day, the stock closed at $11.43 per share after trading as high as $13.87 on volume of 1.6 million shares, up 15.3% from the July 16 closing price of $9.91 per share.

At its July 31, 2003 meeting, our board of directors reviewed our company’s long-term financial plans and forecasts and considered various options including extraordinary and regular dividends, share repurchases and the possible sale of our company. The board decided to defer action on any particular option until after private equity firms that had expressed an interest in our company had a chance to review our financial plans. Ultimately, four groups that included six private equity firms signed confidentiality agreements with our company, had discussions with management and CEUT, and received confidential financial information including financial forecasts from our company. On August 19 and August 20, 2003, two of the four groups of financial sponsors sent letters to Allen Freedman indicating their interest in exploring the purchase of our company at indicative price ranges extending from $12 to $15 per share. Our stock closed at $11 per share on August 19 after trading down to $9.44 on August 6.

On September 5, 2003, we retained CEUT to advise us with respect to the potential sale of our company. At that time, we authorized CEUT to contact two potential strategic buyers. We contacted a third potential strategic buyer that had previously expressed an interest in our higher education business. Due to the lack of interest shown in the past by our direct competitors in acquiring our company, the perception on the part of our company and our advisors that such would continue to be the case and the perceived risks to our business that could result from disclosure of acquisition approaches to our direct competitors, we did not approach these companies about a possible sale of our company.

On September 8, 2003, the board of directors authorized detailed due diligence for the two groups of financial sponsors that submitted written indications of interest to our company under the condition that the board would not consider selling our company for less than $14 per share. On that date the closing price for our common stock was $11.04 per share. Management meetings were arranged for the week of September 22, 2003, and confidential financial and operating information was collected and distributed in response to information requests from the two buyer groups. In addition, shortly after the September 8 board meeting, we authorized CEUT to contact SunGard, with which CEUT had previously had discussions when selling our company’s energy and utilities solutions business a year earlier which discussions were subject to a confidentiality agreement with our company. A new confidentiality agreement with SunGard was signed on September 25, 2003 and representatives of SunGard’s management met with our management and CEUT on September 29. None of the other three potential strategic buyers that we and CEUT contacted indicated an interest in acquiring our company.

SunGard and the two financial buyer groups that met with management were asked to submit formal acquisition proposals by October 14, 2003. On October 3, we announced preliminary fourth quarter earnings, indicating that license fees were 50% above expectations for the quarter and that earnings per share would be at least $0.23 compared to consensus expectations of $0.17. On that day, the stock closed at $12.56 after trading as high as $13.85 on a reported volume of 793,200 shares. Subsequently, one of the financial sponsor groups indicated that it could not make an acquisition proposal because the market price of our common stock was too high.

Prior to October 14, 2003, SunGard and the remaining financial buyer group informed CEUT that they were not yet in a position to make definitive acquisition proposals and asked for additional time. On October 14, our board extended the deadline for definitive proposals to Monday, October 20. The two potential buyers were informed of this decision by CEUT. On October 20, SunGard submitted a letter to CEUT indicating its interest in pursuing a cash acquisition of our company at a preliminary and indicative valuation of $15.75 per share and requested exclusivity during a period of due diligence. On October 21, the board met and instructed

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CEUT to offer exclusivity in return for a higher indication of value. SunGard agreed to increase its preliminary indicative valuation to $16 per share. On October 28, our company entered into an agreement with SunGard that granted SunGard the exclusive right to negotiate a merger agreement with our company through November 21, provided that SunGard remained interested in pursuing a transaction with our company at a price of no less than $16 per share. On October 28, we announced that we earned $0.30 per share in the fourth fiscal quarter ended September 30. During that week, the stock closed at $14.70 per share after trading as high as $15.25 on October 28, as compared to closing at $14.16 per share for the week ended October 24.

SunGard continued its due diligence activities and contract negotiations with our company beyond the November 21 end of exclusivity. On November 24, our board of directors met and decided to continue discussions with SunGard. On December 1, the board met to review ThinkEquity’s preliminary analysis relating to its fairness opinion. On December 8, our board of directors met to review ThinkEquity’s final report and opinion and to consider whether to proceed with the merger. At that meeting the board asked CEUT to negotiate an increase in the merger consideration, SunGard subsequently agreed to an increase to $16.50 per share, and the board unanimously approved the merger.

Recommendation of Our Board of Directors and Reasons for the Merger

As described above in the section entitled “Background of the Merger,” our board of directors unanimously approved the merger at a meeting held on December 8, 2003. Our board of directors believes that the terms of the merger and the merger agreement are advisable and fair, from a financial point of view, to, and in the best interests of our company and our stockholders. Accordingly, our board of directors recommends approval by our stockholders of the merger and the merger agreement.

In reaching its conclusion to approve the merger and the merger agreement, our board of directors consulted with our management, our legal counsel and our accountants, and CEUT and ThinkEquity our financial advisors in this transaction. Our board of directors considered our short-term and long-term interests and those of our stockholders.

After taking into consideration all of the factors described below, our board of directors determined that the potential benefits of the merger outweighed the potential detriments associated with the merger. In particular, our board of directors considered the following positive factors in reaching its decision to approve the merger and the merger agreement:

•
Independence Risks and Value of Merger Consideration as compared to Remaining Independent. The board of directors believed that a sale to SunGard was more favorable to our stockholders than remaining independent based on the potential value of such alternative and the risks associated with remaining independent. The main strategic and operational risks associated with our company remaining independent include:

•	risks and volatility associated with winning new license fee business and its associated revenue and earnings volatility;

•	risks associated with growth of our market and the constraints that limited market growth could place upon our revenue and earnings growth;

•	risks associated with constrained state budgets and their impact upon new commitments to administrative systems for state universities in the near term;

•	risks associated with resurgent competition from two of our largest competitors who are currently involved in a takeover battle;

•	risks associated with growing our business by offering new products and product extensions within our target market;

•	risks associated with selling multiple products through a sales force not experienced in selling multiple product lines;

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•	risks associated with finding suitable acquisition candidates, consummating acquisitions at acceptable prices, and integrating such acquisitions; and

•	risks associated with profitably implementing our software under service contracts and maintaining and increasing profit margins.

In determining that a sale to SunGard was more favorable to our stockholders than remaining independent, the board considered the merger consideration offered by SunGard as compared to the range of potential values if we remained independent, as well as the board’s perception that the risk associated with consummating the sale to SunGard was lower than the risks associated with achieving and maintaining a competitive value through our company remaining independent.

•
Merger Consideration Premium.     The $16.50 per share merger consideration represents a premium of approximately 14% to the closing price of our common stock on December 9, 2003, the last trading day before the public announcement of the signing of the merger agreement, approximately 9% to the average daily closing price of our common stock over the 30 trading day period ended December 9, 2003, approximately 164% to the lowest price of our common stock in the year preceding December 9, 2003 and approximately 3% to the recently achieved highest price of our common stock in the year preceding December 9, 2003, which was also the highest price paid for our stock in over three years prior to the public announcement.

•
Fairness Opinion.     The opinion of ThinkEquity regarding the fairness, from a financial point of view, to the holders of our common stock is described more fully in the section entitled “Opinion of the Financial Advisor.”

•
Process.     The results of the process conducted by our company for evaluating the strategic alternatives and making certain that all reasonable alternatives and likely candidates for acquiring our company were pursued.

•	Conditions to Closing. The absence of a financing condition to the merger and the perceived ability of SunGard to obtain the regulatory approvals required to complete the merger.

•
Ability to Accept a Superior Proposal.     The provisions of the merger agreement that permit the board to consider an unsolicited superior proposal if required to comply with the board’s fiduciary duties to our stockholders.

•
Employee and Customer Impact.     Management advised our board of directors that it believed that the operating style and culture of SunGard would be well received by our employees and would increase the likelihood of a non-disruptive business combination process. Our management also believed that SunGard’s focus on businesses that provide software and services to not-for-profit and public sector organizations would resonate well with our employees and customers, would result in a high rate of retention of our employees, and would therefore minimize any disruption in the support of our customers.

Our board of directors also identified and considered the following potentially negative factors in its deliberations:

•
Disruptions.     The possible disruption to our businesses that may result from the announcement of the transaction and the resulting distraction of our management’s attention from the day-to-day operations of our businesses.

•
Operating Restrictions.     The restrictions contained in the merger agreement on the operation of our businesses during the period between the signing of the merger agreement and the completion of the merger.

•
Termination Fee.     The $22,500,000 termination fee, plus expenses up to $1,000,000, to be paid to SunGard if the merger agreement is terminated under certain circumstances specified in the merger agreement.

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Our board of directors also considered the potential benefits to certain directors and officers discussed in the section entitled “Interests of Certain Persons in the Merger.”

Although the foregoing discussion sets forth the material factors considered by our board of directors in reaching its recommendation, it may not include all of the factors considered by the board, and each director may have considered different factors. In view of the variety of factors and the amount of information considered, the board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole and as a result of numerous meetings.

Opinion of Financial Advisor

Our board of directors requested that ThinkEquity render its opinion as to the fairness, from a financial point of view, of the merger consideration to be received by our stockholders. ThinkEquity, as part of its investment banking business, is continuously engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and for corporate and other purposes.

At the December 8, 2003 meeting of our board of directors, ThinkEquity delivered to the board of directors its oral opinion, subsequently confirmed in writing, that, as of December 8, 2003, and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the merger consideration of $16.50 per share was fair, from a financial point of view, to our stockholders.

The full text of ThinkEquity’s written opinion dated December 8, 2003, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Appendix B. You are urged to read the ThinkEquity opinion carefully and in its entirety. In reading the discussion of the fairness opinion set forth below, stockholders should be aware that ThinkEquity’s opinion:

•	was provided for the information of the board of directors in connection with its evaluation of the merger;

•	is limited to the fairness, from a financial point of view, of the merger consideration and does not address any other aspect of the merger or any related transaction;

•
was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger or any related transaction; and

•
does not address the merits of the underlying decision to engage in the merger, the consideration our stockholders may have received in an alternative transaction, or the relative merits of the merger as compared to any alternative transaction or business strategy that may be available to us.

Although ThinkEquity rendered an opinion as to the fairness, from a financial point of view, of the merger consideration to our stockholders, the merger consideration itself was determined by our company and SunGard through arm’s-length negotiations. ThinkEquity was not involved in any capacity in the negotiations with respect to the terms of the merger agreement. ThinkEquity was not authorized to solicit, and did not solicit, third parties regarding alternatives to the merger. The ThinkEquity opinion was just one of the many factors taken into consideration by our board of directors. Consequently, ThinkEquity’s analysis should not be viewed as determinative of the decision of our board of directors or management to enter into the merger agreement.

In arriving at its opinion, ThinkEquity:

•	reviewed a December 3, 2003 draft of the merger agreement and related documents;

•	reviewed information, including financial forecasts and other financial and operating data concerning our company, prepared by our management;

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•	discussed the past and present operations and the financial condition and prospects of our company with our senior executives;

•	reviewed publicly available information with respect to the historical financial performance, stock prices and trading activity of our company;

•
reviewed publicly available information with respect to the historical financial performance, stock prices and trading activity of publicly traded companies in lines of business that ThinkEquity viewed as being generally comparable to those of our company and compared this information to corresponding information with respect to our company;

•
compared the financial terms of the merger with the financial terms, to the extent publicly available, of other acquisition transactions involving companies in lines of business that ThinkEquity viewed as being generally comparable to those of our company; and

•	performed other analyses and considered other factors as ThinkEquity deemed appropriate.

In rendering its opinion, ThinkEquity assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to ThinkEquity by representatives of our company for the purposes of its opinion and further relied upon the assurances of the representatives of our company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of our company that were furnished to ThinkEquity, such projections were provided by our management, and ThinkEquity assumed that such projections were reasonably prepared and reflected the best currently available estimates and judgment of our management as to the expected future financial performance of our company.

ThinkEquity did not review any of the books and records of our company except as expressly described above, and ThinkEquity did not make any independent inspection, valuation or appraisal of our assets or liabilities, nor was ThinkEquity furnished with any such valuation or appraisal. For purposes of its opinion, ThinkEquity assumed that the merger agreement in the form in which it was finally executed would be substantially similar in all material respects to the December 3, 2003 draft of the merger agreement reviewed by ThinkEquity, that the representations and warranties contained in the merger agreement were true and correct, and that the merger would be consummated as provided in the merger agreement, with full satisfaction of all covenants and conditions and without any waivers thereof. ThinkEquity’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to ThinkEquity as of the date of the opinion.

In preparing its opinion, ThinkEquity performed a variety of financial and comparative analyses. Described below is a summary of the material analyses performed by ThinkEquity in connection with the rendering of its opinion.

The financial analyses summarized below include information presented in tabular format. In order to fully understand ThinkEquity’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of ThinkEquity’s financial analyses.

For purposes of analyzing the merger consideration to be received by our stockholders, ThinkEquity calculated the enterprise value and equity value of our company. Enterprise value was calculated by adding the equity value of our common stock (including calculating the values of in-the-money options with a deduction for the exercise prices) and our total debt outstanding as of September 30, 2003 and subtracting our cash and cash equivalents outstanding as of September 30, 2003. These analyses indicated implied enterprise and equity values of our company, based on the merger consideration, of $497 million and $590 million, respectively.

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Comparable Company Analysis

ThinkEquity analyzed selected historical and projected operating information provided by our management, stock price performance data and valuation multiples for our company and compared this data to that of 13 publicly traded companies deemed by ThinkEquity to be generally comparable to our company. ThinkEquity utilized the earnings forecasts for these companies from publicly available data, First Call and select Wall Street equity research reports. In conducting its analysis, ThinkEquity analyzed the multiples in the following subsets of comparable companies:

•
selected companies with a market capitalization less than $1 billion which provide enterprise software solutions which are tailored to one or several specific industry groups or market sub-segments and whose growth is primarily driven by the client bases that they serve, referred to below as Niche Software Solutions Providers; and

•
selected companies that implement packaged software and develop custom solutions for their clients, generating the majority of their revenue from professional and outsourcing services, referred to below as Government Integrators.

The companies included in the ThinkEquity analysis were:

Niche Software Solutions Providers

•	Epicor Software Corporation

•	Indus International, Inc.

•	JDA Software Group, Inc.

•	Lawson Software, Inc.

•	MAPICS, Inc.

•	Micros Systems, Inc.

•	Retek, Inc.

Government Integrators

•	Affiliated Computer Services, Inc.

•	American Management Systems, Inc.

•	Anteon International Corporation

•	CACI International, Inc.

•	Computer Sciences Corporation

•	ManTech International Corporation

All multiples were based on closing stock prices on December 5, 2003. Estimated financial data for the selected companies were based on publicly available research analysts’ estimates and estimated financial data for our company were based on internal estimates provided by our management. ThinkEquity reviewed enterprise values of the selected companies as multiples of, among other things, latest 12 months, commonly referred to as “LTM”, and estimated calendar years 2003 and 2004 revenues and earnings before interest, taxes, depreciation and amortization, commonly referred to as “EBITDA”. ThinkEquity calculated enterprise values as the equity value of common stock (including calculating the values of in-the-money options with a deduction for the exercise prices) plus total debt and minority interest, less cash and cash equivalents. ThinkEquity reviewed equity values of the selected companies as a multiple of, among other things, LTM and estimated calendar years 2003 and 2004 net income. ThinkEquity also reviewed stock price to calendar year 2003 and 2004 earnings per share as a multiple of estimated long-term growth rate, referred to as “P/E to Growth Rate”.

Multiples were calculated for both the Niche Software Solutions Providers and Government Integrators as well as an average of the corresponding multiples from each group, referred to as “combination” multiples.

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The table below summarizes the analysis.

	Enterprise Value / Revenue			Enterprise Value / EBITDA			Equity Value / Net Income			P/E to Growth Rate

	LTM	CY 2003	CY 2004	LTM	CY 2003	CY 2004	LTM	CY 2003	CY 2004	CY 2003	CY 2004

Niche Software Solutions Providers
High	3.4x	3.3x	2.9x	26.5x	16.9x	14.3x	NM	29.5x	28.4x	1.7x	1.9x
Median	2.0x	2.0x	1.9x	20.9x	14.9x	10.6x	33.6x	26.3x	25.9x	1.5x	1.0x
Mean	2.2x	2.1x	1.8x	20.9x	15.0x	11.3x	33.6x	26.3x	24.5x	1.3x	1.1x
Low	1.1x	1.1x	0.9x	15.1x	13.3x	9.9x	NM	23.1x	17.7x	0.8x	0.6x

Government Integrators
High	3.2x	3.2x	2.9x	18.6x	17.5x	15.2x	39.0x	32.1x	26.3x	1.9x	1.6x
Median	1.4x	1.3x	1.1x	14.5x	13.3x	11.4x	28.3x	24.0x	20.1x	1.4x	1.3x
Mean	1.5x	1.4x	1.3x	13.1x	12.3x	10.5x	29.3x	24.1x	20.4x	1.5x	1.3x
Low	0.6x	0.6x	0.6x	5.8x	5.7x	5.1x	16.9x	15.1x	13.9x	1.1x	0.9x

Combination
High	3.3x	3.2x	2.9x	22.6x	17.2x	14.7x	39.0x	30.8x	27.4x	1.8x	1.7x
Median	1.7x	1.7x	1.5x	17.7x	14.1x	11.0x	31.0x	25.2x	23.0x	1.5x	1.2x
Mean	1.9x	1.8x	1.6x	17.0x	13.7x	10.9x	31.4x	25.2x	22.4x	1.4x	1.2x
Low	0.9x	0.9x	0.8x	10.5x	9.5x	7.5x	16.9x	19.1x	15.8x	0.9x	0.7x

ThinkEquity used the median point for each of these metrics to develop a range of multiples of LTM and estimated calendar years 2003 and 2004 revenues, EBITDA, net income and growth rate, which ThinkEquity then applied to financial data of our company for the most closely corresponding periods in order to derive an implied equity value reference range for our company. Utilizing the median for each of the respective combination multiples, these analyses indicated an implied equity value range for our company of $526 million to $760 million with a median implied equity value for our company of $591 million.

Comparable Precedent Transactions Analysis

ThinkEquity analyzed 24 merger and acquisition transactions that have taken place over the last three and a half years involving companies that ThinkEquity deemed generally comparable to our company and the merger. ThinkEquity reviewed, among other things, the ratio of the comparable companies’ enterprise value implied in the respective transactions to their last twelve months (pre-acquisition) revenue and EBITDA, referred to in this summary as “LTM Revenue” and “LTM EBITDA,” respectively.

The precedent transactions in the ThinkEquity analysis were:

•	Ross Systems / chinadotcom

•	Timberline / The Sage Group plc

•	ROI Systems / Epicor

•	Baan / Cerberus Capital & General Atlantic Partners

•	Global Energy & Utility Solutions (SCT) / Indus International, Inc.

•	Caminus Corporation / SunGard Data Systems, Inc.

•	Frontstep / MAPICS

•	Infinium Software, Inc. / SSA Global Technologies, Inc.

•	Hyprotech / Aspen Technology

•	Micro General Corporation / Fidelity National Information Solutions

•	Agilisys / Golden Gate Capital and Parallax Capital

•	Sunquest Information Systems / Misys plc

•	Policy Management Systems Corporation / Computer Sciences Corporation

•	Baan / Invensys

•	R.M. Vredenburg & Company / American Management Systems

•	Information Spectrum / Anteon

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•	DynCorp / Computer Sciences Corporation

•	CTX Corporation / ManTech International Corporation

•	Acton Burnell, Inc. / CACI International, Inc.

•	Digital Systems International Corporation / CACI International, Inc.

•	SIGCOM Training / Anteon

•	Government Solutions Business (SCT) / Affiliated Computer Services

•	Sherikon / Anteon

•	NET Federal, Inc. / CACI International, Inc.

The table below summarizes the analysis.

Enterprise Value /

	LTM Revenue	LTM EBITDA

High	3.2x	16.3x
Median	1.0x	8.4x
Mean	1.1x	8.7x
Low	0.2x	3.5x

ThinkEquity used the median points for each of the two metrics to develop a range of multiples of LTM revenues and EBITDA, which ThinkEquity then applied to corresponding financial data of our company in order to derive an implied equity value reference range for our company. These analyses indicated an implied equity value range for our company of $368 million to $476 million with a median implied equity value for our company of $422 million.

Discounted Cash Flow Analysis

ThinkEquity calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that our company is forecast to generate over fiscal years 2004 through 2008 using financial forecasts provided to ThinkEquity by our management. ThinkEquity then calculated an estimated range of terminal values for our company by applying perpetual growth rates ranging from 2.0% to 4.0% to our calendar year 2008 estimated and unlevered, after-tax free cash flow. The present value of the cash flows and terminal values were calculated using discount rates ranging from 9.5% to 11.5%. This analysis indicated an implied equity value range for our company of $490 million to $747 million with a median implied equity value for our company of $584 million.

Miscellaneous

In connection with rendering its opinion, ThinkEquity conducted other analyses as it deemed appropriate, including reviewing our historical and estimated financial and operating performance, analyzing selected Wall Street equity research reports on, and earnings and other estimates for, software companies, reviewing and comparing certain financial data and valuation parameters for our company and reviewing available information regarding the institutional holdings of our common stock. In addition, ThinkEquity examined publicly available information relating to trends in the software industry.

The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. ThinkEquity believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion. ThinkEquity employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion reached by ThinkEquity. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by ThinkEquity is based on all analyses and factors taken as a whole and also on application of ThinkEquity’s experience and judgment, which conclusion may involve significant elements of subjective judgment and qualitative analysis. ThinkEquity therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analyses it performed.

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In its analyses, ThinkEquity considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of our company. No company, transaction or business used in those analyses as a comparison is identical to our company or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in ThinkEquity’s analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, ThinkEquity’s analyses and estimates are inherently subject to substantial uncertainty.

Pursuant to the terms of its engagement letter with ThinkEquity, we have agreed to pay ThinkEquity a fee of $400,000, which became payable upon the rendering of the ThinkEquity opinion. In addition, we have agreed to reimburse ThinkEquity for all reasonable out- of-pocket expenses incurred by ThinkEquity in connection with its engagement and the merger, including fees and disbursements of its legal counsel. We have agreed to indemnify ThinkEquity against certain liabilities in connection with its engagement, including liabilities under the federal securities laws.

ThinkEquity was also engaged by our company to act as its financial adviser and to render a fairness opinion in connection with its 2002 acquisition of Campus Pipeline and to act as our financial adviser in connection with its 2002 acquisition of Sallie Mae Solutions. ThinkEquity received fees in the amount of $950,000, in aggregate, for these services, the last of which was received in October 2002.

In the ordinary course of business, ThinkEquity and its affiliates may actively trade the equity securities of our company and SunGard for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Additional Financial Advisor

For its financial advisory services, which included financial and market-related advice in connection with the merger, we have agreed to pay C.E. Unterberg, Towbin (“CEUT”) a fee of approximately $4.0 million upon consummation of the merger. This fee was calculated using a formula tied to the total value of the transaction. We have also agreed to reimburse CEUT for its expenses incurred in performing its services and to indemnify CEUT and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Unterberg or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of CEUT’s engagement and any related transactions.

CEUT was not engaged to issue a fairness opinion on the merger in light of Thomas Unterberg’s position as both a director of our company and a principal of CEUT.

CEUT is a full service securities firm engaged in securities trading and brokerage activities as well as in providing investment banking, financing and financial advisory services. In the ordinary course of its trading, brokerage and financing activities, CEUT or its affiliates may, at any time, hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or senior loans of our company or SunGard.

Availability of Funds

SunGard has represented to us in the merger agreement that at the consummation of the merger it will have sufficient funds available to permit SunGard to satisfy the obligation to pay the merger consideration in the merger.

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Structure of the Merger

In the merger, we will be merged with the Acquisition Sub, with our company as the surviving entity. As a result of the merger, we will become a subsidiary of SunGard.

In the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be canceled, retired and converted into the right to receive the merger consideration.

Accounting Treatment

The merger will be accounted for in accordance with the purchase method of accounting under generally accepted accounting principles. Consequently, the aggregate consideration paid by SunGard in connection with the merger will be allocated to the assets and liabilities of our company based upon their fair values, with the excess, if any, being treated as goodwill.

Interests of Certain Persons in the Merger

In addition to their interests in the merger as stockholders, certain of our directors and officers have interests in the merger that differ from, or are in addition to, your interests as a stockholder. Our board of directors was aware of these interests and considered them, among other matters, in adopting the merger agreement. These interests include, but are not limited to, the following:

Transaction Bonuses.     Our chief executive officer, our executive vice president and chief financial officer, and our executive vice president and general counsel have agreements with our company pursuant to which they will be entitled to receive bonuses in the amounts of approximately $2.1 million, $1.5 million and $1.1 million, respectively, upon the completion of the merger.

Severance Agreements. In order to reinforce and encourage their continued attention and dedication to their assigned duties without the distraction which may arise in the event of a change of control, we have severance agreements with our chief executive officer, our executive vice president and chief financial officer, our executive vice president and general counsel, and our senior vice president of sales. Under the severance agreements, we have agreed to pay such officers certain specified severance payments and benefits in the event that their employment with us is terminated by our company, or by the officer under certain circumstances, following a change in control. In return, each of them have agreed that for a one-year period following the date of his termination following a change in control, he will not to solicit or take away any of our customers or employees that are or were customers or employees during his employment with us. The severance agreements provide for the payment to the officers of three times the sum of:

(i)  the higher of their annual base salary in effect immediately prior to the notice of termination or immediately prior to the change in control; and

(ii)  the higher of the target bonus for the year in which the termination occurs or the highest bonus paid or payable to the officer for any of the previous five years.

In addition to the payment described above, the severance agreements require us, for a period of 36 months after the date of a covered termination, to provide the officers with life, disability, accident and health insurance benefits substantially similar to those which they received immediately prior to the notice of termination, unless the named executive officer is otherwise offered or provided comparable benefits without cost during such period. The severance agreements also provide that we will indemnify the officers from certain legal and other expenses incurred in connection with a termination of his employment, as well as from certain excise taxes which may be levied upon the severance payments and other benefits conferred to the officers upon a change of control.

Our chief executive officer, our executive vice president and chief financial officer, our executive vice president and general counsel, and our senior vice president of sales in any material respect as required under the merger agreement have agreements with us that provide, among other things, that if such officers are terminated by our company without cause (other than in connection with a change in control), or by the officer under certain circumstances, he would receive the following benefits:

•	two times his annual base salary as in effect on the date of termination of employment;

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•	continuation of all employer-provided insurance coverage for two years following the date of termination of employment;

•	all options to purchase our securities held by him on the date of termination of his employment immediately vest and may be exercised for two years following the date of termination of employment; and

•
if applicable, an additional sum of cash which compensates him in full for the imposition of any additional income tax and/or excise tax or penalty which may be levied upon the severance payments and other benefits conferred to him under the agreement.

Options.     Certain of our directors and officers hold options which will be will be canceled and exchanged for the right to receive cash in an amount equal to the number of shares of our common stock underlying each option multiplied by the excess of the per share merger consideration over the exercise price per share. The treatment of options is more fully described in the section entitled “Terms of the Merger—Treatment of Options.”

Indemnification.     Under the terms of the merger agreement, our directors and officers will be entitled to continued indemnification rights and directors’ and officers’ liability insurance coverage with respect to their acts and omissions occurring prior to the merger, as more fully described in the section entitled “Terms of the Merger—Indemnification.”

Interested Director.     One of our directors is a principal of C.E. Unterberg, Towbin which provided financial advisory services in connection with the merger, as more fully described in the section entitled “The Merger – Additional Financial Advisor.”

Certain Effects of the Merger

If the merger is completed, holders of our common stock will not have an opportunity to continue their equity interest in the surviving entity and, therefore, will not have the opportunity to share in our future earnings, dividends or growth, if any. In addition, upon completion of the merger, our common shares will no longer be listed on NASDAQ and will cease to be registered with the Securities and Exchange Commission.

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THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The Special Meeting will be held at 2 Country View Road, Malvern, PA 19355, on February 24, 2004, at 10:00 am, local time.

Purpose of the Special Meeting

At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement pursuant to which our company will be merged with the Acquisition Sub, with our company being the surviving entity.

Record Date and Voting Power

Our board of directors has fixed the close of business on December 30, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. As of the record date, there were [35,142,882] shares of common stock outstanding which were held by approximately _____________________ stockholders of record. Common stock is our only issued and outstanding class of stock. Stockholders of record on the record date will be entitled to one vote per share on any matter that properly comes before the Special Meeting and any adjournments or postponements of that meeting.

Quorum and Vote Required

Our certificate of incorporation and bylaws, each as amended and restated to date, and Delaware law require: (a) the presence, in person or by duly executed proxy, of the holders of shares of common stock representing at least a majority of the votes entitled to be cast at the Special Meeting in order to constitute a quorum; and (b) the affirmative vote of the holders of common stock representing at least a majority of the shares outstanding and entitled to vote at the Special Meeting in order to approve the merger. For purposes only of determining the presence or absence of a quorum for the transaction of business, we intend to count abstentions as present at the Special Meeting. Abstentions and broker non-votes are not, however, counted as favorable votes and, therefore, have the same effect as a vote against the merger. Broker non-votes are proxies from brokers or other nominees indicating that they have not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

Under Delaware law and our certificate of incorporation and bylaws, if a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and voting is necessary to vote to adjourn or postpone the Special Meeting, assuming such a motion is made. Abstentions and broker non-votes will have no effect on any motion to adjourn or postpone the Special Meeting for purposes of determining whether there are sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement.

Proxies, Voting and Revocation

Our shares of common stock represented at the Special Meeting by properly executed proxies received prior to, or at, the Special Meeting, and not revoked, will be voted at the Special Meeting, and at any adjournment or postponement of that meeting, in accordance with the instructions on those proxies. If a proxy is duly executed and submitted without instructions, common shares represented by that proxy will be voted “FOR” the approval of the merger and in such manner as the persons named on the proxy card in their discretion determine with respect to such other business as may properly come before the Special Meeting, including on any motion to adjourn or postpone the Special Meeting. Proxies are being solicited on behalf of our board of directors.

If the Special Meeting is adjourned or postponed for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies that have been revoked or withdrawn).

An addressed envelope, for which postage has been prepaid if mailed in the United States, is enclosed if you wish to grant a proxy to vote your shares by mail. Sending in your proxy card will not prevent you from voting at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

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You can also authorize a proxy to vote your shares by telephone or via the internet in accordance with the instructions provided. Voting by proxy via telephone or via the internet is fast, convenient and your proxy is immediately tabulated. Also, by using the telephone or the internet, you help us reduce postage and proxy tabulation costs. Instructions to authorize a proxy to vote your shares by telephone or via the internet may be found on your proxy card, or can be provided by your broker, our transfer agent, Mellon Investor Services LLC, or our proxy solicitor, ____________. Please do not return the enclosed proxy card if you authorize a proxy to vote your shares by telephone or via the internet.

A proxy may be revoked by the person who executed it at, or before, the Special Meeting by:

•	delivering to our corporate secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy;

•	duly executing, dating and delivering to our corporate secretary a subsequent proxy;

•	attending the Special Meeting and voting in person; or

•
in addition to the foregoing, if you authorized a proxy to vote your shares by telephone or via the internet, you may also revoke your proxy by authorizing a new proxy by telephone or via the internet.

Attendance at the Special Meeting will not, in and of itself, constitute revocation of a previously delivered proxy.

Any written notice revoking a proxy should be delivered to Systems & Computer Technology Corporation, Great Valley Corporate Center, 4 Country View Road, Malvern, Pennsylvania 19355, Attention: Corporate Secretary.

Solicitation of Proxies and Expenses

Our company and SunGard will bear the entire cost of solicitation of proxies from our stockholders. We have retained ____________ to assist in soliciting proxies and will pay approximately $____________ plus reasonable out of pocket expenses in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names our common shares beneficially owned by others to forward to those beneficial owners. We will reimburse persons representing beneficial owners of our common shares for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for these services.

TERMS OF THE MERGER

The terms of and conditions to the merger are contained in the merger agreement, a copy of which is attached to this proxy statement as Appendix A and incorporated in this document by reference. Set forth below is a description of the material terms and conditions of the merger. This description is qualified in its entirety by, and made subject to, the text of the merger agreement.

Effective Time

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at a later time as specified in the certificate of merger. The effective time of the merger will take place on a date that is not later than the fifth business day after certain of the conditions contained in the merger agreement have been satisfied or waived, or at such other time as our company and SunGard agree.

Conversion of Shares Pursuant to the Merger

At the effective time of the merger, each of our issued and outstanding shares of common stock, par value $.01 per share, will be converted into the right to receive $16.50 in cash, without interest. The merger

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agreement provides that in the event we change the outstanding shares of our common stock to a different number or class of shares by reason of any stock split, consolidation of shares, reclassification, recapitalization or other similar transaction then the merger consideration shall be appropriately adjusted to reflect such change or transaction.

Exchange of Share Certificates

Prior to the effective time of the merger, SunGard will select a bank or trust company to act as paying agent for the merger. At the effective time, SunGard will deposit, or cause to be deposited with the paying agent, for the benefit of the holders of our common stock and for exchange in accordance with the terms of the merger agreement, cash in an amount sufficient to pay the merger consideration in exchange for our outstanding shares. As soon as reasonably practicable following the effective time of the merger, the paying agent will mail a letter of transmittal to each record holder of certificates representing shares of our common stock and instructions as to, among other things, the surrender of the share certificates in exchange for the merger consideration. Delivery of the share certificates will be effected, and risk of loss and title to the share certificates will pass, only upon proper delivery of the share certificates to the paying agent. You are urged not to surrender your share certificates until you receive a letter of transmittal and instructions.

Upon the surrender to the paying agent of your share certificates, together with a duly executed and properly completed letter of transmittal and any other required documents, and subject to any required withholding of taxes, you will be paid the merger consideration for each common share previously represented by your certificates, and the certificates will then be canceled.

No interest will be paid or accrued on the cash payable upon the surrender of your share certificates. If payment is to be made to a holder other than the registered holder of the certificates surrendered, it will be a condition of payment that the certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting that exchange pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificates surrendered or establish to the satisfaction of the surviving entity that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions stated above, each share certificate will, after the effective time of the merger, represent only the right to receive the merger consideration.

After the effective time of the merger, no transfers of certificates that previously represented shares of our common stock will be permitted or recorded on our share ledger. If, after the effective time, certificates are presented to the surviving entity or the paying agent for payment, they will be canceled and exchanged for the merger consideration, without interest. If your share certificates have been lost, stolen or destroyed, you will be entitled to the merger consideration only by signing an affidavit to that effect and delivering a reasonable indemnity to protect SunGard and the Acquisition Sub against claims by another party related to your share certificates.

Representations and Warranties

The merger agreement contains customary representations and warranties given by our company, SunGard, and the Acquisition Sub, as to, among other things:

•	organization and good standing;

•	authorization and enforceability of the merger agreement;

•	the payment of financial advisory and similar fees; and

•	no violations of charter documents, declarations, laws or contracts.

In addition, the merger agreement contains representations and warranties by us, as to, among other things:

•	our capital stock and ownership;

•	our financial and corporate records;

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•	our compliance with the law;

•	our SEC filings;

•	our assets and obligations;

•	our operations since June 30, 2003;

•	our accounts receivable, tangible property and real property;

•	our compliance with environmental laws;

•	our software and other intangible assets;

•	contracts to which we are a party;

•	our employees and independent contractors;

•	our employee benefit plans;

•	our customers and suppliers;

•	taxes paid or due by us and compliance with tax laws;

•	proceedings and judgments against us;

•	insurance maintained by us;

•	the absence of questionable payments and activities;

•	related party and affiliate transactions undertaken by us;

•	the effect of the agreement and the inapplicability of anti-takeover statutes;

•	the non-applicability of Section 203 of the Delaware General Corporation Law;

•	the vote required to approve the merger;

•	fairness opinion provided by ThinkEquity;

•	the absence of acquisition discussions other than those with SunGard; and

•	full disclosure.

The representations and warranties in the merger agreement relating to our company are very detailed and the above description is only a summary. You are urged to read carefully and in its entirety the section of the merger agreement entitled “Representations and Warranties of The Company” in Appendix A included in this proxy statement.

Covenants Under the Merger Agreement

Conduct of the Business Before the Merger.     We have agreed that, prior to the merger, we and our subsidiaries will, using commercially reasonable efforts and, subject to certain exceptions, or consented to in writing by SunGard:

•
conduct our businesses and operations in the ordinary course consistent with past practices and in compliance in all material respects with all applicable laws and the requirements of all contracts referred to in the merger agreement;

•
preserve intact in all material respects our current business organization, keep available the services of our current officers and employees and maintain our existing material relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with us;

•	keep in full force all insurance policies referred to in the merger agreement or comparable replacement or renewal policies;

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•
cause to be provided all notices, assurances and support required by any contract referred to in the merger agreement relating to any software or intangible assets in order to ensure that no condition under such contract occurs that could result in any transfer or disclosure by us of any source code, or a release from any escrow of any source code that has been deposited or is required to be deposited in escrow under the terms of such contract; and

•
notify SunGard of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by the merger agreement.

In addition, we have agreed that, prior to the merger and subject to certain exceptions or as expressly permitted by the merger agreement or consented to in writing by SunGard, we and our subsidiaries will not:

•
declare, accrue, set aside or pay any dividend on, or make any other distribution (whether in cash, securities or other property) in respect of, any of our outstanding capital stock (other than, with respect to any of our subsidiaries to us);

•
split, combine or reclassify any of our outstanding capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or other equity interests (other than the issuance of our common stock pursuant to the valid exercise of any of our options outstanding as of the date of the merger agreement, including shares that may be issued pursuant to our 2000 Employee Stock Purchase Plan);

•	purchase, redeem or otherwise acquire any shares of our outstanding capital stock or any rights, warrants or options to acquire any such shares;

•
sell, issue, grant, pledge or encumber or authorize the issuance, grant, pledge or encumbrance of any capital stock or other security, any option, call, warrant or right to acquire any capital stock or other security, or any instrument convertible into or exchangeable for any capital stock or other security (except that we may issue shares of our common stock upon the valid exercise of any of our options outstanding as of the date of the merger agreement, including shares that may be issued pursuant to our 2000 Employee Stock Purchase Plan and except, in each case, for permitted encumbrances, as such term is defined in the merger agreement, relating to our ability to pledge shares of our subsidiaries to our lenders);

•
amend or waive any of our rights under any provision of any of our stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract, in each case with respect to our capital stock;

•
amend or permit the adoption of any amendment to our certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

•	form any subsidiary or directly or indirectly acquire any equity or other interest in, or make any other investment in or capital contribution to, any entity not discussed in the merger agreement;

•
make any capital expenditure that when added to all other capital expenditures made on our behalf during the period after December 9, 2003 until the effective time, would exceed $500,000, in the aggregate, during any particular month during the same period;

•
enter into or become bound by, or permit any material assets owned or used by us to become bound by, any material contract, or amend or terminate, or waive or exercise any material right or remedy under, any material contract, in each case other than in the ordinary course of business and consistent with past practices;

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•
acquire, lease or license any right or other material asset from any other person or sell or otherwise dispose of, or lease or license, any material right or other material asset, including without limitation, any software or intangible assets of ours to any other person, except in each case for assets acquired, leased, licensed or disposed of by us in the ordinary course of business and consistent with past practices;

•
dispose of or permit to lapse any material rights to the use of any software or intangible assets of ours, or dispose of or disclose to any person other than representatives of SunGard any material trade secret, formula, process, know-how or other intangible assets not theretofore a matter of public knowledge, except in each case in ordinary course of business and consistent with past practices;

•
lend money to any person, or incur or guarantee any indebtedness, including, without limitation, any additional borrowings under any existing lines of credit (except that we may make routine borrowings and advancement of expenses in the ordinary course of business and consistent with past practices);

•
except as required to comply with applicable law, establish, adopt or amend any employee benefit plan, pay, commit to pay or accelerate the payment of any bonus or make, commit to make or accelerate any profit-sharing or similar payment to, or increase or commit to increase the amount of the wages, salary, commissions, fringe benefits, severance, insurance or other compensation or remuneration payable to, any of our directors, officers, employees or consultants, except that we may make routine, reasonable salary increases in connection with our customary employee review process, and may pay customary bonus payments in accordance with existing bonus plans;

•
other than to fill a position vacated after the date of the merger agreement, enter into or amend any employment, consulting, severance or similar agreement with any individual other than consulting agreements entered into in the ordinary course of business involving payments in the aggregate for all such consulting agreements not in excess of $50,000 in any month and not with a term in excess of 90 days;

•
hire any employee with an annual base salary in excess of $100,000, or with total annual compensation in excess of $200,000 or promote any employee except to fill a position vacated after the date of the merger agreement;

•
other than in the ordinary course of business consistent with past practice, change in any material respect any of our product return or warranty policies, product maintenance policies, service policies, product modification or upgrade policies, personnel policies or other business policies;

•
make any change, in any material respect, in any method of accounting or accounting practice or policy (including any method, practice or policy relating to taxes), except as required by any changes in generally accepted accounting principles (“GAAP”) or as otherwise required by law;

•	make or rescind any material tax election or settle or compromise any material tax liability;

•
except in the ordinary course of business and consistent with past practices, commence or settle any material proceeding, or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations reflected or reserved against in our consolidated financial statements (or the notes thereto);

•
subject to the discussion below in the section entitled “Solicitation of Proposals From Other Parties” and the corresponding discussion in the merger agreement, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an acquisition proposal;

•	permit any material insurance policy naming us as a beneficiary or a loss payable payee to be canceled or terminated without notice to SunGard;

•	enter into any agreement, understanding or commitment that restrains, limits or impedes, in any material respect, our ability to compete with or conduct any business or line of business;

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•
plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of our employees generally;

•	take any action that could be reasonably expected to result in any of the conditions to the merger not being satisfied;

•	enter into any material transaction or take any other material action outside the ordinary course of business and inconsistent with past practices;

•	acquire, lease or enter into any agreement to acquire or lease any real property;

•	agree or commit to take any of the actions described above; or

•	amend, modify, extend, or enter into any collective bargaining agreement or other agreement with any union or labor organization representing any of our employees.

The covenants in the merger agreement relating to the conduct of our business are very detailed and the above description is only a summary. You are urged to read carefully and in its entirety the section of the merger agreement entitled “Certain Covenants of The Company” in Appendix A included in this proxy statement.

Other Covenants.     The merger agreement contains mutual covenants between SunGard and our company, including covenants relating to:

•	the preparing, filing, accuracy and completeness of this proxy statement;

•	the convening of the Special Meeting and conducting the business at the meeting that is discussed in this proxy statement;

•
using reasonable efforts to file, as soon as practicable after the date of the merger agreement, all notices, reports and other documents required to be filed by us and/or SunGard with any governmental body with respect to the merger and the other transactions contemplated by the merger agreement, and to submit promptly any additional information requested by any such governmental body;

•
using reasonable efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable law or contract, or otherwise) by us or SunGard in connection with the merger and each of the other transactions contemplated by the merger agreement; and

•	using reasonable efforts to lift any restraint, injunction or other legal bar to the merger or any of the other transactions contemplated by the merger agreement.

Conditions to the Merger

The obligation of SunGard, the Acquisition Sub and our company to complete the merger is subject to the satisfaction of the following conditions:

•	approval from holders of at least a majority of the outstanding common shares entitled to vote at the Special Meeting has been obtained;

•
that SunGard, the Acquisition Sub and our company are not subject to any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger that has been issued by any court of competent jurisdiction and remains in effect, and that there is not any law enacted or deemed applicable to the merger that makes consummation of the merger illegal; provided that in the case of a restraining order, injunction or other order, each of the parties shall have used their commercially reasonable efforts to prevent the entry of any such

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restraining order, injunction or other order and to appeal as promptly as possible any restraining order, injunction or other order that may be entered.

The obligation of SunGard and the Acquisition Sub to complete the merger is subject to the satisfaction of the following additional conditions any one or more of which may be waived in writing by SunGard:

•	each of the representations and warranties made by us and contained in the merger agreement is true and correct, subject to the materiality qualifications provided for in the merger agreement;

•	we will have performed and complied, in all material respects, with each material covenant and agreement contained in the merger agreement and required to be performed or complied with by it;

•
since the date of the merger agreement, there shall not have occurred any material adverse effect and no event shall have occurred and no circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect;

•
any waiting period under any applicable antitrust law or regulation or other law has expired or been terminated and any consent required under any applicable antitrust law or regulation or other law has been obtained;

•
there is not pending any proceeding in which a governmental body is a party or otherwise involved, and neither us nor SunGard has received a communication from any governmental body in which such governmental body indicates the intention of commencing any proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement; (ii) relating to the merger or any of the other transactions contemplated by the merger agreement and seeking to obtain from us or SunGard, any damages or other relief that may be material to us or SunGard; (iii) seeking to prohibit or limit in any material respect SunGard’s or Acquisition Sub’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to our common stock; (iv) that could materially and adversely affect the right of us or SunGard to own our assets or operate our business; or (v) seeking to compel us or any of our subsidiaries or SunGard or any of its subsidiaries to dispose of or hold separate any material assets as a result of the merger or any of ther other transactions contemplated by the merger agreement;

•
there is not pending any proceeding in which, in the reasonable judgment of SunGard, there is a reasonable likelihood of an outcome that would have a material adverse effect on our company or SunGard: (i) challenging or seeking to restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement; (ii) relating to the merger or any of the other transactions contemplated by the merger agreement and seeking to obtain from us or SunGard, any damages or other relief that may be material to us or SunGard; (iii) seeking to prohibit or limit in any material respect SunGard’s or Acquisition Sub’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to our stock; or (iv) that would materially and adversely affect the right of us or SunGard to own the assets or operate the business of any of ours;

•	the merger agreement shall not have been terminated in accordance with its terms;

•
SunGard and Acquisition Sub are reasonably satisfied, in their sole discretion, that the stockholder rights agreement, dated as of April 13, 1999, between Systems & Computer Technology Corporation and ChaseMellon Shareholder Services L.L.C., as amended, and the preferred stock purchase rights issued under that agreement, are inapplicable to the merger;

•	the dissenting shares do not represent more than 10% of the voting power of our outstanding common stock; and

•	all of our outstanding 5% convertible subordinated debentures shall have been redeemed in full.

Our obligation to complete the merger is subject to the satisfaction of the following additional conditions:

•
each of SunGard’s representations and warranties contained in the merger agreement are true and correct as required by the merger agreement, except where any failure does not have a material adverse effect on SunGard’s or Acquisition Sub’s ability to consummate the merger; and

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•
all waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Act of 1976, as amended, relating to the merger have expired or terminated early and any consent required under any applicable antitrust law or regulation or other law has been obtained, unless failure to obtain such consent would not materially and adversely affect us, our subsidiaries or SunGard nor reasonably be expected to result in the prohibition of the consummation of the merger.

•
SunGard shall have complied with, in all material respects, SunGard’s covenants contained in the merger agreement, except where its noncompliance does not have a material adverse effect on SunGard’s or Acquisition Sub’s ability to consummate the merger.

Solicitation of Proposals from Other Parties

In accordance with the merger agreement, we have agreed that neither we nor any of our subsidiaries will, that we will not permit or authorize any of our, or any of our subsidiaries’ officers, directors or employees to, and that we will use all commercially reasonable efforts to cause any investment banker, attorney or other advisor or representative of ours or any of our subsidiaries not to:

•	solicit, initiate, facilitate or encourage, directly or indirectly, any inquiries relating to, or the submission of, any acquisition proposal;

•
participate in any discussions or negotiations regarding any acquisition proposal, or in connection with any acquisition proposal, or furnish to any person any information or data with respect to or provide access to our properties or the properties of any of our subsidiaries, or take any other action to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal; or

•	enter into any agreement with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal.

Notwithstanding anything to the contrary contained in the merger agreement, our board of directors is not prohibited from taking and disclosing to our stockholders a position with respect to a tender or exchange offer by a third party pursuant to the rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), provided that we may not, except as permitted by the merger agreement, withdraw or modify, or propose to withdraw or modify, our board of directors’ recommendation or approve or recommend, or propose to approve or recommend any acquisition proposal, or enter into any agreement with respect to any acquisition proposal. Upon execution of the exclusivity letter agreement with SunGard on October 28, 2003 (as described above under “Background of the Merger”), we immediately ceased any existing activities, discussions or negotiations with any person previously conducted with respect to any of the foregoing. Notwithstanding the foregoing, prior to the effective time, we may furnish information concerning our businesses or our subsidiaries, properties or assets to any person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) and may negotiate and participate in discussions and negotiations with such person or group concerning a superior proposal (as defined below), provided that such person or group shall have entered into a confidentiality agreement, the confidentiality provisions of which shall not be materially more favorable to such third party than those provided for in the confidentiality agreement we have executed with SunGard (provided that such confidentiality agreement must permit us to disclose to SunGard all of the information we are required to disclose to SunGard by the merger agreement) if:

•
such person or group has submitted an acquisition proposal that our board of directors has determined in good faith is or would reasonably be expected to result in a superior proposal, except where, prior to the date of the merger agreement, such person or group has had discussions with, or been provided information by, us relating to an acquisition proposal, in which case such person or group has submitted a superior proposal;

•
in the good faith opinion of our board of directors, after consulting with our independent legal counsel, such action is required to discharge the board’s fiduciary duties to our stockholders under applicable law; and

•	we have notified SunGard in writing of our intention to engage in such discussions or negotiations or to provide such confidential information not less than 24 hours prior to so doing.

We agreed to promptly (but in no case later than 24 hours after receipt thereof) notify SunGard in writing of the existence of any proposal, discussion, negotiation or inquiry received by us regarding any acquisition proposal, and we will immediately communicate to SunGard the terms of any proposal,

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discussion, negotiation or inquiry which we may receive regarding any acquisition proposal (and will promptly provide to SunGard copies of any written materials (including e-mails) received by us or our representatives in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. We agreed to promptly provide to SunGard any non-public information concerning us provided to any other person in connection with any acquisition proposal which was not previously provided to SunGard. We also agreed to keep SunGard informed on a prompt basis of the status and details of any such acquisition proposal and of any amendments or proposed amendments to any acquisition proposal and of the status of any discussions or negotiations relating to any acquisition proposal.

Except as set forth below, we agreed that neither our board of directors nor any committee thereof would (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to SunGard or Acquisition Sub, our company Board Recommendation, (ii) approve or recommend, or propose to approve or recommend, any acquisition proposal or (iii) enter into any agreement with respect to any acquisition proposal (other than a confidentiality agreement entered into in accordance with the merger agreement). Notwithstanding the foregoing, prior to the effective time, our board of directors, after consulting with independent legal counsel, may withdraw or modify its board recommendation in a manner adverse to SunGard or Acquisition Sub, approve or recommend a superior proposal, or enter into an agreement with respect to a superior proposal, if the board determines in good faith, after consulting with our independent legal counsel, that such action is required to discharge the board’s fiduciary duties to our stockholders under applicable law, as long as in each case we have given SunGard written notice at least three business days in advance of such action that our board of directors have received a superior proposal which it intends to accept, specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal.

Under the merger agreement we may not enter into any agreement providing for any transaction contemplated by an acquisition proposal (other than a confidentiality agreement to the extent permitted in the merger agreement) for as long as the merger agreement remains in effect.

We agreed not to release or permit the release of any person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which we are a party or under which we have any rights, and we agreed to use our best efforts to enforce or cause to be enforced each such agreement at the request of SunGard. We also agreed to promptly request each person that has executed a confidentiality agreement prior to the date of the merger agreement in connection with its consideration of a possible acquisition proposal or equity investment to return all confidential information heretofore furnished to such person by or on our behalf.

An “acquisition proposal” means any bona fide offer, proposal or other indication of interest regarding any of the following (other than the transactions provided for in the merger agreement): (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving us or any of our subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or a significant portion of our assets, including, without limitation, any license, lease or other transfer or disposition of all or a significant portion of our software and intangible assets, in a single transaction or series of related transactions; (iii) any purchase of or tender offer or exchange offer for ten percent (10%) percent or more of the outstanding shares of our common stock, or the filing of a registration statement under the Securities Act of 1933 in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

A “superior proposal” means an acquisition proposal not solicited after October 28, 2003, on terms which our board of directors determines in good faith, taking into consideration such matters that it deems relevant (including, without limitation, the additional time necessary to consummate the acquisition proposal), to be more favorable to our stockholders than the merger (based on the written advice of an independent financial advisor retained by us that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the merger), for which financing, to the extent required, is (based upon the written advice of an independent financial advisor retained by us) reasonably capable of being obtained; provided, however, that for purposes of this definition, “acquisition proposal” shall be

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deemed to refer only to a transaction involving a majority of our outstanding voting securities or all or substantially all of our assets.

Termination of the Merger Agreement

The merger agreement may be terminated by us or SunGard prior to the effective time, whether before or after receiving stockholder approval, as follows:

•	by mutual written consent of us and SunGard;

•
if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger or making consummation of the merger illegal; provided, that in the case of a restraining order, injunction or other order, each of the parties shall have used their commercially reasonable efforts to prevent the entry of any such restraining order, injunction or other order and to appeal as promptly as possible any restraining order, injunction or other order that may be entered; or

•
if the merger shall not have been consummated by April 30, 2004; provided, however, that: (i) either party shall not be permitted to terminate the merger agreement if the failure to consummate the merger is attributable to a failure on the part of such party to perform any covenant in the merger agreement required to be performed by such party; and (ii) we shall not be permitted to terminate the merger agreement unless we shall have paid any expense reimbursement and/or termination fee required under the merger agreement (discussed below).

In addition, we may terminate the merger agreement if:

•
any of SunGard’s representations and warranties contained in the merger agreement shall fail to be true and correct as required by the merger agreement where such failure is not cured within ten business days following SunGard’s receipt of written notice of such failure from us, except where such failure does not have a material adverse effect on the ability of SunGard or Acquisition Sub to consummate the merger;

•
SunGard shall not have complied with, in all material respects, SunGard’s covenants contained in the merger agreement where such non-compliance is not cured within ten business days following SunGard’s receipt of written notice of such non-compliance from us, except where such non-compliance does not have a material adverse effect on the ability of SunGard or Acquisition Sub to consummate the merger; or

•
if we have proposed to enter into an agreement with respect to a superior proposal or have approved or recommended a superior proposal in accordance with the merger agreement, provided that we have complied with all of the provisions of the merger agreement related to superior proposals including the notice provisions therein, and that simultaneously with terminating the merger agreement we pay any expense reimbursement and/or termination fee required under the merger agreement (discussed below).

SunGard may also terminate the merger agreement if:

•	a “triggering event” (see below) has occurred;

•
any of our representations and warranties contained in the merger agreement shall fail to be true and correct, subject to the materiality qualifications contained in the merger agreement, where such failure is not

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cured within ten business days following our receipt of written notice of such failure from SunGard; or

•
we have not complied with, in all material respects, our material covenants contained in the merger agreement where such non-compliance is not cured within ten business days following our receipt of written notice of such non-compliance from SunGard.

A “triggering event” has occurred if:

•
our board of directors failed to recommend that our stockholders vote to adopt the merger agreement, or has withdrawn or modified in a manner adverse to SunGard or Acquisition Sub our company board recommendation;

•
we failed to include in this proxy statement our company board recommendation or a statement to the effect that our board of directors have determined and believes that the merger is in the best interests of our stockholders;

•
our board of directors fails to reaffirm our company board recommendation, or fails to reaffirm its determination that the merger is in the best interests of our stockholders, within five business days after SunGard requests in writing that such recommendation or determination be reaffirmed;

•	our board of directors has approved, endorsed, recommended or taken a neutral position with respect to any acquisition proposal;

•
we entered into any letter of intent or similar document or any contract relating to any acquisition proposal (other than a confidentiality agreement that is entered into in accordance with the merger agreement);

•
a tender or exchange offer relating to our securities has been commenced and we shall not have sent to our stockholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that we recommend rejection of such tender or exchange offer;

•
an acquisition proposal is publicly announced, disclosed or commenced or submitted, made or publicly communicated to our board of directors and we fail to comply with the requirements of the merger agreement or otherwise fail to actively oppose such acquisition proposal;

•
any person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires or agrees to acquire, or discloses an intention to acquire, beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of our voting securities (we will also refer to this as a “stock purchase triggering event”);

•
we, our subsidiaries or our representatives, breached, in any material respect, or taken any action inconsistent in any material respect with any of the provisions regarding the solicitation of acquisition proposals contained in the merger agreement; or

•	our board of directors has not submitted the merger agreement to our stockholders, whether or not our board of directors at any time changes, withdraws, or modifies our company board recommendation.

Termination Fee; Expense Reimbursement

Termination Fee

If the merger agreement is terminated:

•	by us or SunGard because the merger was, or will not be, consummated by April 30, 2004 and within one year from the date of any such termination we enter into an agreement with respect to,

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approve, or recommend or consummate, an acquisition proposal or agree or resolve to do any of the foregoing;

•	by SunGard pursuant to the occurrence of a triggering event other than a stock purchase triggering event (as defined above);

•
by SunGard pursuant to the occurrence of a stock purchase triggering event and within one year from the date of such termination we enter into an agreement with respect to, approve, or recommend or consummate an acquisition proposal or agree or resolve to do any of the foregoing;

•
by SunGard because any of the representations and warranties made by us in the merger agreement is not true and correct (subject to the materiality qualifications provided for in the merger agreement) or we have not complied in all material respects with any material covenant made by us in the merger agreement, we have not been able to cure such inaccuracy or breach within the time allowed in the merger agreement, and within one year from the date of termination we enter into an agreement with respect to, approve, recommend or consummate an acquisition proposal or agree or resolve to do any of the foregoing; or

•	by us because we have proposed to enter into an agreement with respect to a superior proposal or have approved or recommended a superior proposal in accordance with the merger agreement.

then our company will pay to SunGard, in cash, within two business days after the occurrence of the event causing the fee to be due, a nonrefundable fee in the amount equal to $22,500,000.

Expense Reimbursement

All fees and expenses incurred in connection with the merger and the merger agreement shall be paid by the party incurring such expenses, whether or not the merger is consummated; provided, however, that we and SunGard will share equally all fees and expenses, other than attorneys’ fees, accounting fees, and financial advisory fees, incurred in connection with the filing, printing and mailing of this proxy statement and any amendments or supplements thereto.

If the merger agreement is terminated by us or SunGard pursuant to certain sections of the merger agreement we will be required to make a nonrefundable cash payment to SunGard, in an amount equal to the aggregate amount of all reasonable fees and expenses (including all reasonable attorneys’ fees, reasonable accountants’ fees, reasonable financial advisory fees and all filing fees) that have been paid or that may become payable by or on behalf of SunGard in connection with the due diligence review of our company by SunGard, Acquisition Sub and their respective representatives, the preparation and negotiation of the merger agreement and otherwise in connection with the merger or any of the other transactions contemplated by the merger agreement, but which amount in no event shall exceed $1,000,000. Such expense reimbursement will be due within two business days after we have been advised of the amount.

Liquidated Damages

Payment of the termination fee and expense reimbursement, if any, as the case may be, will be SunGard’s exclusive remedy for any termination of the merger agreement under the circumstances described above, and there shall be no further liability to us as a result of such termination, except in all cases in the event of fraud or an intentional or willful breach of the merger agreement by us or any of our representatives.

Treatment of Options

As soon as practicable we will offer holders of options under our 1990 Employee Stock Option Plan and our 1994 Long-Term Incentive Plan, that do not expire by their terms at or prior to the completion of the merger, the opportunity to receive, upon the completion of the merger and cancellation of their options, cash in an amount equal to the number of shares of our common stock underlying each of these option multiplied by the excess (if any) of the per share merger consideration over the exercise price per share. There are options to purchase 3,240,397 shares outstanding and issued pursuant to these plans.

Options outstanding under our 1994 Non-Employee Director Stock Option Plan will be canceled and the holders of such options will receive cash in an amount equal to the number of shares of our common stock

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underlying each option multiplied by the excess (if any) of the per share merger consideration over the exercise price per share. There are options to purchase 390,000 shares outstanding and issued pursuant to our 1994 Non-Employee Director Stock Option Plan.

Certain Employee Benefits

The merger agreement provides that all of our employees who continue employment with SunGard after the effective time (such employees shall be known as “continuing employees”) will be eligible to continue to participate in health or welfare benefit plans provided by the surviving entity. The merger agreement also provides that SunGard can terminate any such health or welfare benefit plan at any time (including as of the effective time). If these health or welfare benefit plans are terminated, then the employees will be immediately eligible to participate in SunGard’s health and welfare plans to substantially the same extent as similarly situated employees of SunGard. In addition, each continuing employee who participates in one of these plans will participate such that no pre-existing condition requirement, evidence of insurability provision, waiting period requirement or any similar provision will be applied to any such employee to the extent a comparable provision would not have applied under our employee benefit plans immediately prior to the effective time.

The merger agreement provides that SunGard may direct us to terminate any 401(k) plan we provide, effective as of the day immediately prior to and contingent upon us becoming a member of the same Controlled Group of Corporations (as such term is defined in Section 414(b) of the Internal Revenue Code) as SunGard. In that case, the continuing employees will be entitled to participate in another 401(k) plan sponsored, maintained or contributed to by SunGard or its subsidiaries and the service of each continuing employee for the purposes of eligibility and vesting will be credited to the same extent as it was credited under our plan immediately prior to the effective time.

In addition, SunGard has agreed to apply a severance policy to our employees substantially identical to our current severance policy for at least one year following the merger.

Indemnification

The directors and officers of our company have rights to indemnification existing in their favor. The merger agreement provides that, for the acts and omissions of the indemnified persons occurring prior to the effective time, these indemnification rights will survive the merger and will be observed by the SunGard to the fullest extent available under Delaware law for a period of six years from the effective time. The merger agreement also provides that SunGard will maintain in effect, for the benefit of such indemnified persons with respect to their acts and omissions occurring prior to the effective time, a “tail” policy of directors’ and officers’ liability insurance covering the period of time from the effective time until up to the sixth anniversary of the effective time, providing comparable coverage to the existing directors’ and officers’ liability insurance policy maintained by us. The maximum aggregate premium to purchase this tail policy will be $1,500,000, and, in the event the aggregate premium for the policy exceeds $1,500,000, SunGard will be entitled to alter the amount of such coverage under the tail policy to such amount that can be obtained for an aggregate premium equal to $1,500,000.

The merger agreement provides that proper provisions will be made so that the successors and assigns of SunGard assume the indemnification and insurance obligations described above in the event SunGard or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person.

Amendment

The merger agreement may be amended by the parties in writing by action of their board of directors at any time before or after approval of our stockholders, but after stockholder approval is received, no amendment may be made which alters the amount or changes the form of the merger consideration or by law requires further approval of stockholders without, in either case, obtaining such further stockholder approval.

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DISSENTING STOCKHOLDER APPRAISAL RIGHTS

Under the Delaware General Corporation Law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of our common stock. Our stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. We will require strict compliance with the statutory procedures. A copy of Section 262 is attached to this proxy statement as Appendix C.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this proxy statement.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the Special Meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•
You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against approval and adoption of the merger agreement. Voting against or failing to vote for approval and adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•
You must not vote in favor of approval and adoption of the merger agreement. A vote in favor of the approval and adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of our common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of our common stock.

All demands for appraisal should be addressed to Investor Relations at Systems & Computer Technology Corporation, Great Valley Corporate Center, 4 Country View Road, Malvern, Pennsylvania 19355, before the vote on the merger is taken at the Special Meeting, and should be executed by, or on behalf of, the record holder of the shares of our common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of our common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent

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for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of our common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each of our stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of our common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of our common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its SCT common stock pursuant to the merger agreement. Any withdrawal of a

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demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective time.

In view of the complexity of Section 262, our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

REGULATORY APPROVALS

The consummation of the merger is subject to the regulatory approvals that are described below. While we believe that we will be able to obtain these regulatory approvals in a timely manner and without the imposition of burdensome conditions, we cannot be certain that we will obtain these approvals within the period of time contemplated by the merger agreement or on conditions that would not be detrimental to the combined company or at all.

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”) and the rules promulgated thereunder, our company and SunGard cannot complete the merger until we file the requisite remember notification and report form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements are satisfied. We submitted our notification and report forms under the HSR Act with the FTC and the Antitrust Division on December 17, 2003, and the waiting period is currently scheduled to expire at 11:59 p.m. on January 16, 2004, unless otherwise terminated or extended by the antitrust agencies.

At any time before or after completion of the merger, the FTC or the Antitrust Division could attempt to take such action under the antitrust laws as it deems necessary or desirable in the public interest, including initiating a burdensome investigation, seeking to enjoin the consummation of the merger under the merger agreement. Private parties may also bring actions under the antitrust laws under certain circumstances. Although we and SunGard believe that the merger and merger agreement comply with the antitrust laws, there can be no assurance that a challenge to the merger or merger agreement on antitrust grounds will not be made or, if made, that it will not be successful.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of United States federal income tax consequences of the merger relevant to beneficial holders of our common stock whose shares are converted to cash in the merger. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to beneficial holders of our common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. The discussion applies only to beneficial holders of our common stock in whose hands shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 and may not apply to beneficial holders who acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with us or hold their shares as part of a hedge, straddle or conversion transaction or who are subject to special tax treatment under the Internal Revenue Code of 1986 (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, S corporations and taxpayers subject to the alternative minimum tax). In addition, this discussion does not discuss the federal income tax consequences to a beneficial holder of our common stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws.

The receipt of cash for our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a beneficial holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the beneficial holder’s adjusted tax basis in the shares surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of

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shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the beneficial holder’s holding period for such shares is more than one year at the time of consummation of the merger.

Backup withholding at a 28% rate may apply to cash payments a beneficial holder of shares receives pursuant to the merger. Backup withholding generally will apply only if the beneficial holder fails to furnish a correct taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each beneficial holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner acceptable to the exchange agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a beneficial holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

THIS U.S. FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO A HOLDER OF OUR COMMON SHARES. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, WE URGE EACH STOCKHOLDER TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND CHANGES IN APPLICABLE TAX LAWS.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of December 15, 2003, certain information known to us regarding the beneficial ownership of our common stock for: (a) each person believed by management to beneficially own more than 5% of the outstanding common shares, (b) each director and executive officer of our company, and (c) all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class

ICM Asset Management, L.P	3,799,308	(3)	10.9%
W. 601 Main Avenue, Suite 600
Spokane, WA 99201

Liberty Wagner Asset Management, L.P	3,682,500		10.6%
227 West Monroe Street, Suite 3000
Chicago, IL 60606

Lord, Abbett & Co	2,096,427		6.0%
90 Hudson Street
Jersey City, NJ 07302

Michael D. Chamberlain	315,464	(4)	*
Thomas I. Unterberg	378,000	(5)	1.1%
Gabriel A. Battista	40,000	(6)	*
Allen R. Freedman	400,245	(7)	1.2%
Robert M. Gavin, Jr.	12,000	(8)	*
Eric Haskell	462,878	(9)	1.3%
Richard A. Blumenthal	401,771	(10)	1.2%
Debra Isenberg	0		*
Martin Ringle	0		*
Robert Moul	0		*
Roy Zatcoff	98	(11)	*
All directors and executive officers as a group (10 persons)	2,013,863	(12)	5.8%

*	Less than 1%

(1)	Unless otherwise noted, the address of our directors and officers is that of the company.

(2)
Information with respect to beneficial ownership is based upon information furnished by each beneficial holder, director and officer to our company or the Securities and Exchange Commission. Unless otherwise specified, the named stockholders have sole voting and investment power with respect to all of the shares indicated.

(3)
The named beneficial owner has shared voting power with respect to 2,097,832 shares and no voting power with respect to the balance of the shares; and shared dispositive power with respect to 3,799,308 shares.

(4)	Includes options currently exercisable, or which can be exercised within sixty days of December 15, 2003, to purchase 225,998 shares.

(5)	Includes 6,000 shares owned by Mr. Unterberg’s wife and options currently exercisable, or which can be exercised within sixty days of December 15, 2003, to purchase 92,000 shares.

(6)	Represents options currently exercisable, or which can be exercised within sixty days of December 15, 2003, to purchase 40,000 shares.

(7)	Includes 10,900 shares owned by Mr. Freedman’s wife and options currently exercisable, or which can be exercised within sixty days of December 15, 2003, to purchase 92,000 shares.

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(8)	Represents options currently exercisable, or which can be exercised within sixty days of December 15, 2003, to purchase 12,000 shares.

(9)
Includes 12,000 shares owned by Mr. Haskell as custodian for his children and options currently exercisable, or which can be exercised within sixty days of December 15, 2003, to purchase 287,666 shares.

(10)
Includes 30,000 shares owned by Mr. Blumenthal’s wife, 176 shares with respect to which Mr. Blumenthal does not have investment power, 36 shares owned by Mr. Blumenthal as custodian for his daughter, and options currently exercisable, or which can be exercised within sixty days of December 15, 2003, to purchase 270,865 shares.

(11)	Represents shares with respect to which Mr. Zatcoff does not have investment power.

(12)
Includes options currently exercisable, or which can be exercised within sixty days of December 15, 2003, to purchase 1,020,529 shares, and 176 shares with respect to which the group does not have investment power. Does not include ownership interests and option exercise rights of Mr. Zatcoff or Mr. Moul. Includes share ownership interests and option exercise rights of executive officers and directors as of December 15, 2003.

STOCKHOLDER PROPOSALS

We will hold a fiscal 2003 annual meeting of our stockholders only if the merger is not completed. If we hold our fiscal 2003 annual meeting, we expect to do so in a manner that complies with our certificate of incorporation and our bylaws.

In order for your director nomination or stockholder proposal to be presented by you at the next annual meeting, should one be necessary, notice of your nomination or proposal must be delivered by you to the Secretary of our company at the address below within 15 days after we publicly announce the date of the annual meeting. The proposal must be an appropriate subject for stockholder action under applicable law. In the event that we receive notice of your stockholder proposal by the date set forth above, then so long as we include in our proxy statement for the annual meeting advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to your proposal, except to the extent limited by the SEC’s rules governing stockholder proposals. Send your proposal to Richard Blumenthal, Secretary, Systems & Computer Technology Corporation, Great Valley Corporate Center, 4 Country View Road, Malvern, Pennsylvania 19355.

OTHER MATTERS

Our management knows of no other business to be presented at the Special Meeting. If other matters do properly come before the Special Meeting, or any adjournment or postponement of that meeting, it is the intention of the persons named in the proxy to vote on these matters according to their best judgment unless the authority to do so is withheld in such proxy.

WHERE YOU CAN FIND MORE INFORMATION

Our company and SunGard are each subject to the information filing requirements of the Securities Exchange Act of 1934 and, in accordance with that act, are obligated to file with the Securities and Exchange Commission periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the SEC’s office at the public reference facilities of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and are also available for inspection at the regional offices of the Commission located at Citicorp Center, 13th Floor, New York, New York 10048. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 450 Fifth Street, NW, Washington, D.C.

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20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

You should rely only on the information contained in this document to vote your common shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated January 2, 2004. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in that jurisdiction.

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (telephone number:1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call Systems & Computer Technology Corporation, Great Valley Corporate Center, 4 Country View Road, Malvern, Pennsylvania 19355, Attention: Investor Relations (telephone number: (610) 647-5930). If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting our Investor Relations department in the same manner.

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APPENDIX A

FINAL

AGREEMENT AND PLAN OF MERGER

DATED DECEMBER 9, 2003:

FOR THE ACQUISITION OF
SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

BY
SUNGARD DATA SYSTEMS INC.

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A-i

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EXHIBITS	Exhibit A – Definitions	A-a-1
	Exhibit B – Severance Policy	A-b-1

COMPANY DISCLOSURE LETTER

Section 3.1 – Organization

Section 3.2 – Capital Stock and Ownership

Section 3.3 – Financial and Corporation Records

A-ii

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Section 3.4 – Compliance with Law

Section 3.5 – SEC Filings

Section 3.6 – Assets

Section 3.7 – Obligations

Section 3.8 – Operations Since June 30, 2003

Section 3.10 – Tangible Property

Section 3.11 – Real Property

Section 3.12 – Environmental

Section 3.13 – Software and Other Intangibles

Section 3.15 – Employees and Independent Contractors

Section 3.16 – Employee Benefit Plans

Section 3.17 – Customers and Suppliers

Section 3.18 – Taxes

Section 3.19 – Proceedings and Judgments

Section 3.20 – Insurance

Section 3.21 – Questionable Payments and Activities

Section 3.22 – Related Party and Affiliate Transactions

Section 3.26 – Non-Contravention; Consents

Section 3.28 – Financial Advisory and Other Fees

Section 5.2 – Pre-Closing Period Conduct of Business

Section 6.4 – Employment Agreements

A-iii

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AGREEMENT AND PLAN OF MERGER

Parties:	Systems & Computer Technology Corporation a Delaware corporation (the “Company”) Great Valley Corporate Center 4 Country View Road Malvern, Pennsylvania 19355

SunGard Data Systems Inc. a Delaware corporation (“Parent”) 680 East Swedesford Road Wayne, Pennsylvania 19087

Schoolhouse Acquisition Corp. Inc. a Delaware corporation (“Acquisition Sub”) 680 East Swedesford Road Wayne, Pennsylvania 19087

Date:	December 9, 2003

BACKGROUND

(1)   The respective boards of directors of Parent, Acquisition Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and provisions of and subject to the conditions set forth in this Agreement.

(2)   In furtherance of the acquisition of the Company by Parent, the respective boards of directors of Parent, Acquisition Sub and the Company have each approved a merger (the “Merger”) of Acquisition Sub with and into the Company, with the Company as the surviving corporation, upon the terms and provisions of and subject to the conditions set forth in this Agreement.

(3)   By resolutions duly adopted, the board of directors of the Company has, in light of and subject to the terms and conditions hereof, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders; and (ii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement.

(4)   Capitalized terms used herein shall have the meanings set forth in Exhibit A hereto.

INTENDING TO BE LEGALLY BOUND, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:

SECTION 1: MERGER TRANSACTION

1.2.  Merger of Acquisition Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (“DGCL”), at the Effective Time, Acquisition Sub shall be merged with and into the Company, the separate existence of Acquisition Sub shall cease and the Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.3.  Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all Obligations and duties of the Company and Acquisition Sub shall become Obligations and duties of the Surviving Corporation.

1.4.  Closing; Effective Time. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Section 8 hereof, the consummation of the Merger (the “Closing”) shall take place at the Philadelphia, Pennsylvania offices of Blank Rome LLP, at

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10:00 a.m., local time, on a date to be designated by Parent (the “Closing Date”), which shall be no later than the fifth (5th) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 7 (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), unless another date, time or place is agreed to in writing by the parties hereto. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company and, concurrently with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or at such later time as is specified in the certificate of merger (the “Effective Time”).

1.5. Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

      (a)     subject to Section 6.5(a), the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time until thereafter changed or amended in accordance with the provisions thereof and applicable Law;

      (b)     subject to Section 6.5(a), the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Acquisition Sub as in effect immediately prior to the Effective Time until thereafter changed or amended in accordance with the provisions thereof and applicable Law;

      (c)     the directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors of Acquisition Sub immediately prior to the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; and

      (d)     the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are officers of the Company immediately prior to the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 2: CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

2.1.  Conversion of Shares.

      (a)     At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Acquisition Sub, the Company or any stockholder of the Company:

              (i)  any shares of Company Common Stock, including any Right associated therewith, then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

              (ii)  any shares of Company Common Stock, if any, including any Right associated therewith, then held by Parent, Acquisition Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

              (iii)  except as provided in clauses “(i)” and “(ii)” above and subject to Sections 2.1(b), 2.1(c) and 2.3, each share of Company Common Stock (including each Right associated therewith), then outstanding shall be converted into the right to receive Sixteen Dollars and Fifty Cents ($16.50) in cash (the “Merger Consideration”), without interest; and

              (iv)  each of the shares of the common stock, $1.00 par value per share, of Acquisition Sub then outstanding shall be converted into one share of Company Common Stock.

      (b)     If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split,

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division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such change or transaction.

      (c)     If, any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the Merger Consideration payable with respect thereto will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. Notwithstanding the foregoing, immediately prior to the Effective Time, each share of restricted Company Common Stock awarded under the Company’s Employees’ Restricted Stock Purchase Plan which remains restricted under the terms of that plan will be replaced with an unrestricted share of Company Common Stock (which unrestricted share will be freely transferable and not subject to repurchase or forfeiture).

2.2.  Surrender of Certificates; Stock Transfer Books.

      (a)     Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of shares of Company Common Stock to receive the funds to which holders of such shares shall become entitled pursuant to Section 2.1. Such funds shall be invested by the Paying Agent as directed by the Parent or the Surviving Corporation. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of shares of Company Common Stock.

      (b)     As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 2.1, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If the payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate formerly evidencing shares of Company Common Stock is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the reasonable satisfaction of Acquisition Sub that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificate. If any Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of the Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificate, require the owner of such lost, stolen or destroyed Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, Parent or the Surviving Corporation with respect to such Certificate.

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      (c)     At any time following the sixth (6th) month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, none of the Surviving Corporation, Parent or the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar Law. If any Certificates shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Body), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

      (d)     At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the shares of Company Common Stock shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable Law.

      (e)     Each of the Surviving Corporation, Parent and Acquisition Sub shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from the consideration otherwise payable in the Merger to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to Taxes; provided, however, the Surviving Corporation, Parent or Acquisition Sub, as the case may be, promptly pays when due such amount deducted and withheld to the appropriate Governmental Body for the account of such holder. To the extent that amounts are so withheld and paid, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

2.3.  Shares Subject to Appraisal Rights.

      (a)     Notwithstanding anything to the contrary contained in this Agreement, to the extent that the provisions of Section 262 of the DGCL are or, prior to the Effective Time become, applicable to the Merger, any shares of Company Common Stock that, as of the Effective Time, are held by holders who have as of the Effective Time preserved appraisal rights under Section 262 of the DGCL with respect to such shares (“Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 2.1(a), and the holder or holders of such shares shall be entitled only to such rights as may be provided to such holder or holders pursuant to Section 262 of the DGCL; provided, however, that if such appraisal rights shall not be perfected or the holders of such shares shall otherwise lose their appraisal rights with respect to such shares, then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such rights, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) the Merger Consideration in accordance with Section 2.1.

      (b)     The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of Company Common Stock pursuant to Section 262 of the DGCL and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

2.4.  Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving

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Corporation with full right, title and possession of and to all rights and property of Acquisition Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Acquisition Sub, in the name of the Company and otherwise) to take such action.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Knowing that Parent and Acquisition Sub rely thereon, except as set forth in the Company Disclosure Letter (it being acknowledged that disclosure in the Company Disclosure Letter with respect to any particular Section of the Agreement shall be deemed disclosure with respect to another Section of the Agreement only if the applicability of such disclosure to the subject matter of such other Section is reasonably clear on its face), the Company represents and warrants to Parent and Acquisition Sub as follows:

3.1.  Organization. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Law of the jurisdiction of its formation. Each of the Company and its Subsidiaries possesses all requisite power and authority to own its Assets and to conduct its business as and where presently conducted. Each of the Company and its Subsidiaries is duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law, except where the failure to be so qualified or registered would not have a Material Adverse Effect. Except as set forth in Section 3.1 of the Company Disclosure Letter, the Company has no Subsidiaries and does not own any securities of any corporation or any other interest in any Person. Neither the Company nor any of its Subsidiaries has any predecessors (by merger, consolidation, acquisition or similar transaction) other than as set forth in Section 3.1 of the Company Disclosure Letter. Section 3.1 of the Company Disclosure Letter states, for each of the Company and its Subsidiaries (a) its exact legal name; (b) its business form and jurisdiction and date of formation; (c) its federal employer identification number; (d) its headquarters address, telephone number and facsimile number; (e) its directors and officers, indicating all current title(s) of each individual; (f) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since such company’s date of incorporation or formation; and (g) any name changes, recapitalizations, mergers, reorganizations or similar events since its date of incorporation or formation. None of the Acquired Companies has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future equity or similar investment in or capital contribution to any other Person. Accurate and complete copies of articles or certificates of incorporation, bylaws and other organization and related documents of each of the Acquired Companies, each as amended to date, and all Contracts relating to the acquisition, if applicable, of each of the Acquired Companies have been made available to Parent.

3.2.  Capital Stock and Ownership.

      (a)     As of December 5, 2003, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock: (x) of which 34,760,882 shares were issued and outstanding as of that date, including (1) 167,902 shares of restricted shares issued pursuant to the Company’s Employees’ Restricted Stock Purchase Plan, and (2) 1,528,241 shares held by the Company’s Employee Stock Ownership Trust pursuant to its Employee Stock Ownership Plan, and (y) of which 4,516,724 shares were held by the Company in its treasury as of that date; and (ii) 3,000,000 shares of Preferred Stock, par value $.10 per share of which no shares were issued and outstanding or held by the Company in its treasury as of such date. The Company or one of its Subsidiaries is the sole record and beneficial owner of all of the shares of capital stock or other equity interest of each of its Subsidiaries and of 1,104,972 shares of Series G Convertible Preferred Stock, $.01 par value per share and 1,804,308 shares of Common Stock, $.01 par value per share of WebCT, Inc., and the Company has good and marketable title to all such shares or other equity interest, free and clear of any Encumbrances other than Permitted Encumbrances. There are no shares of Company Common Stock held by any of the Company’s Subsidiaries. Except as set forth in Section 3.2(a) of the Company Disclosure Letter and except in respect of the Company Options: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Contract to which the Company or the Company’s Subsidiaries is a party or by the Company or any of the Company’s Subsidiaries or any of their business or Assets is bound relating to the voting or registration of, or restricting any Person from

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purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Company or the Company’s Subsidiaries is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock. Except as set forth in Section 3.2(a) of the Disclosure Letter, since January 1, 2002, the Company has not repurchased, redeemed or otherwise acquired any shares of Company Common Stock.

      (b)     As of December 5, 2003: (i) 4,450,206 shares of Company Common Stock are subject to issuance pursuant to the exercise of outstanding options (not including shares subject to issuance pursuant to the Company’s 2000 Employee Stock Purchase Plan), 762,150 shares of which are subject to options which (x) were authorized on October 29, 2003 (the “October Options”), (y) are not exercisable for any amount of shares until October 29, 2004, and (z) shall terminate by their terms on and as of the Effective Time; (ii) up to 500,000 shares of Company Common Stock are subject to issuance pursuant to the Company’s 2000 Employee Stock Purchase Plan; and (iii) 1,247,129 shares of Company Common Stock, in the aggregate, are reserved for future grants of options pursuant to the Company’s 1994 Long-Term Incentive Plan, the Company’s 1994 Non-Employee Director Stock Option Plan, and the 1990 Employees’ Stock Option Plan (the “Company’s Stock Option Plans”). Stock options granted by the Company pursuant to the Company’s Stock Option Plans are referred to in this Agreement as “Company Options.” Section 3.2(b) of the Company Disclosure Letter sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan pursuant to which such Company Option was granted and whether such Company Option is an Incentive Stock Option under Section 422 of the Code; (ii) the name of the optionee; (iii) the number of shares of Company Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedules, and the extent to which such Company Option is vested and exercisable as of the date set forth in the Company Disclosure Letter; and (vii) the date on which such Company Option expires. The Company has no plans or arrangements for the issuance of stock options other than the Company Stock Option Plans. The Company has made available to Parent and Acquisition Sub accurate and complete copies of all stock option plans pursuant to which Company has ever granted stock options, and the forms of all stock option agreements evidencing such options.

      (c)     Except as listed in Section 3.2(c) of the Company Disclosure Letter, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company (or any of the Company’s Subsidiaries); (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company (or any of the Company’s Subsidiaries); or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company (or any of the Company’s Subsidiaries) is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. All of the issued and outstanding shares of capital stock of each of the Company and its Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability attaching to the ownership thereof. All issuances and grants of all outstanding Company Options, and all offerings, sales and issuances by each of the Company and its Subsidiaries of any shares of capital stock, including the Company Common Stock, were conducted in compliance with all applicable Law and all requirements set forth in all applicable Contracts.

      (d)     The Company has terminated the issuance of purchase rights pursuant to the Employees’ Restricted Stock Purchase Plan.

      (e)     All repurchases, if any, of the Company Common Stock by the Acquired Companies have been made in compliance with applicable Law.

3.3.  Financial and Corporate Records. The books of account, minute books, stock and membership interest record books and other similar records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls. The Company has made available to Parent an accurate and complete list, as of the date of this Agreement, of all bank accounts, other accounts, certificates of deposit, marketable securities, other investments, safe deposit

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boxes, lock boxes and safes of each of the Acquired Companies, and the names of all officers, employees or other individuals who have access thereto or are authorized to make withdrawals therefrom or dispositions thereof.

3.4.  Compliance with Law. Except as specifically disclosed in the Company SEC Documents, the operations of each of the Acquired Companies, the conduct of the business of each of the Acquired Companies, as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets of each of the Acquired Companies have complied, in all material respects (in each case since the date on which the respective Acquired Companies were formed or acquired by the Company and, to the knowledge of the Company, at any time prior to such date), and currently do comply, in all material respects, with all applicable Laws, including without limitation, SOX. Except as set forth on Section 3.4 of the Company Disclosure Letter, from November 1, 2001 through the date of this Agreement, none of the Company or its Subsidiaries has received any notice, charge, claim, complaint, citation, action or assertion from any Governmental Body regarding any actual or possible material violation of, or failure to comply in any material respect with, any Law. All material licenses, permits, and approvals necessary for each of the Acquired Companies to own, lease and operate its properties or to carry on its respective businesses as it is being conducted, are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

3.5. SEC Filings.

      (a)     The Company has made available to Parent and Acquisition Sub accurate and complete copies of all registration statements, definitive proxy statements and other statements, reports, schedules, forms and other documents (and all amendments or supplements thereto) filed by the Company with the SEC since November 1, 2000 (the “Company SEC Documents”). Except as set forth on Section 3.5 of the Company Disclosure Letter, all statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since November 1, 2000 have been so filed and in a timely manner. As of the time it was filed with the SEC (or if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the then-applicable requirements of the Securities Act or the Exchange Act (as the case may be) including, without limitation, with the provisions of SOX, to the extent then-applicable; and (ii) except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any documents with the SEC.

      (b)     The consolidated financial statements (including any related notes) contained in the Company SEC Documents: (i) when filed, complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) when filed, were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments), and (iii) fairly present in all material respects the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of Company for the periods covered thereby (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments). The unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2003 included in the Company’s Quarterly Report for the quarter ended June 30, 2003 is sometimes referred to as the “Latest Balance Sheet”.

      (c)     The Company has in place the “disclosure controls and procedures” (as defined in Rules 3a-14(c) and 15d-14(c) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it

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files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports. The Company also has in place certain controls and procedures reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that: (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorization of management and the advisors of the Company and its Subsidiaries, as applicable; and (c) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the assets of the Company or its Subsidiaries that could have a material effect on the financial statements.

      (d)     At all times following the effective date of SOX, the Audit Committee of the Company has taken all actions that it has been required to take pursuant to, and has otherwise complied in all material respects with, the applicable provisions of SOX and the rules and regulations of the SEC and the NASD.

      (e)     Except as set forth on Section 3.5 of the Company Disclosure Letter, each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Company’s Chief Executive Officer and Chief Financial Officer pursuant to SOX and at the time of filing or submission of each such certification, such certification was true and accurate and complied with SOX and the rules and regulations promulgated thereunder.

3.6.  Assets. Each of the Company and its Subsidiaries has good and marketable title to all of its respective Assets reflected on the Latest Balance Sheet (other than Assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet) and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance other than (i) Encumbrances set forth in the Latest Balance Sheet or otherwise disclosed in the Company SEC Reports, (ii) Permitted Encumbrances, or (iii) Encumbrances set forth in Section 3.6 of the Company Disclosure Letter. Each of the Acquired Companies has all material Assets necessary to operate, or which are material to the operation of, its respective business as currently conducted.

3.7.  Obligations. As of the date of this Agreement, except as set forth in Section 3.7 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any Obligations of a type required by GAAP to be reflected on a consolidated balance sheet of the Company or in the notes thereto other than (i) Obligations reflected on the Latest Balance Sheet or in the notes thereto; (ii) Obligations that have been incurred by the Acquired Companies since the date of the Latest Balance Sheet and not in breach of any of the representations and warranties made in Section 3.8. Except as described in Section 3.7 of the Company Disclosure Letter, none of the Obligations of any of the Acquired Companies are guaranteed by any Person.

3.8.  Operations Since June 30, 2003. Except as set forth in Section 3.8 of the Company Disclosure Letter, since June 30, 2003:

      (a)     No event has occurred, and no circumstance has arisen, that alone or in combination with any other events or circumstances, had or would reasonably be expected to have a Material Adverse Effect;

      (b)     None of the Acquired Companies has incurred any Obligation, acquired or disposed of any business or Assets, or entered into any Contract (other than customer Contracts) or other transaction, involving an annual commitment exceeding $250,000 in any single case or $10,000,000 in the aggregate;

      (c)     None of the Acquired Companies has sold, issued or granted, or authorized the issuance of, (A) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (B) any option, warrant or right to acquire any capital stock or any other

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security (except for Company Options described in Section 3.2(b) of the Company Disclosure Letter) or (C) any instrument convertible into or exchangeable for any capital stock or other security;

      (d)     Neither the Company nor any of its Subsidiaries has: (i) entered into a Specified Contract (other than Contracts for the purchase, lease and/or maintenance of Commercially Available Software), except in the ordinary course of business and consistent with past practices, (ii) adopted or entered into any new Employee Benefit Plan, or modified or waived any right under any existing Employee Benefit Plan or any Contract or award under any existing Employee Benefit Plan, except for such modification or waiver effected to comply with Law or otherwise in the ordinary course of business and consistent with past practices, (iii) participated in any merger, consolidation, reorganization, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, (iv) acquired the business or any bulk assets of any other Person, (v) completely or partially liquidated or dissolved, (vi) terminated any part of their respective material businesses, (vii) changed any of their methods of accounting or accounting practices in any material respect, other than to comply with applicable Laws or GAAP, (viii) made any material Tax election, (ix) commenced or settled any Proceeding, or (x) recognized any union or labor organization as the representative of the Company’s or any of its Subsidiaries’ employees.

      (e)     Neither the Company nor any of its Subsidiaries has: (i) redeemed, retired or purchased, or created, sold, granted or issued any capital stock or other security, any options, warrants or other Contracts or Contract Rights with respect to, any shares of capital stock or other securities, or created, sold, granted or issued any stock options, stock appreciation rights, phantom shares or other similar rights (except for Company Options which are described in Section 3.2(b) of the Company Disclosure Letter, and the issuance of Company Common Stock upon the valid exercise of Company Options); (ii) declared, accrued, set aside or paid any dividend or made any distribution with respect to any shares of capital stock (other than transactions between or among the Company and its Subsidiaries as disclosed in Section 3.8 of the Company Disclosure Letter); (iii) formed any subsidiary or acquired any equity or other interest in any Person; (iv) amended their respective articles or certificates of incorporation or formation, bylaws or other organization documents; (v) bought, sold or engaged in any other transaction involving capital stock of Parent, other securities of Parent or any equity interests in Parent; or (vi) entered into any Contract that commits or committed any of them to take any action or omit to take any action that would constitute a breach of any of the provisions of this Agreement.

3.9.  Accounts Receivable. Subject to reserves set forth on the Company’s consolidated financial statements, all Accounts Receivable of each of the Acquired Companies arose in the ordinary course of business and are proper and valid accounts receivable, in all material respects, and there are no material refunds, discounts, rights of setoff or assignment affecting any such Accounts Receivable. Proper amounts of deferred revenues appear on the books and records of each of the Acquired Companies, in accordance with GAAP, with respect to all of the Acquired Companies’ (a) billed but unearned Accounts Receivable; (b) previously billed and collected Accounts Receivable still unearned; and (c) unearned customer deposits.

3.10.  Tangible Property. Except as set forth in Section 3.10 of the Company Disclosure Letter, all material Tangible Property of each of the Acquired Companies, wherever located, is, in the aggregate and in all material respects, (i) suitable for the uses for which it is employed and (ii) in satisfactory operating condition (except for ordinary wear and tear).

3.11.  Real Property.

      (a)     Section 3.11(a) of the Company Disclosure Letter sets forth the addresses of the Real Property currently owned by the Company or any of its Subsidiaries (the “Owned Real Property”). Except as set forth in Section 3.11(a) of the Company Disclosure Letter, the Company or one of its Subsidiaries has good and marketable fee simple title to each such Owned Real Property free and clear of all Encumbrances, except Permitted Encumbrances. Except as set forth in Section 3.11(a) of the Company Disclosure Letter, the Company is in actual possession of the Owned Real Property. The Company has made available to Parent complete and correct copies of all existing title Insurance Policies insuring the Company or any of its Subsidiaries’ title to any of the Owned Real Property, and all land title surveys possessed by the Company or any of its Subsidiaries with respect to the Owned Real Property (and, to the knowledge of the Company, no material changes or improvements have been made to each such property since the date of the applicable

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survey that would reasonably be expected to have a Material Adverse Effect). Except as set forth in Section 3.11(a) of the Company Disclosure Letter, and to the knowledge of the Company, no portion of any of the improvements erected on the Owned Real Property encroaches on adjoining property or public streets in any material respect and no portion of any of the Owned Real Property is subject, or has been subjected, to an ad valorem tax valuation such that the Merger, if completed, would be reasonably likely to cause material additional ad valorem taxes to be imposed upon any of the Owned Real Property. The water, gas, electricity and other utilities serving each of the Owned Real Property is adequate to service the normal course business operation of each of the Owned Real Property in all material respects as conducted as of the date of this Agreement. The use of the Owned Real Property by the Company and its Subsidiaries in their businesses as ordinarily conducted at each such Owned Real Property as of the date of this Agreement conforms with applicable zoning Laws, regulations and permits, except where the failure to conform would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.11(a) of the Company Disclosure Letter and except as specifically permitted by this Agreement, neither the Company nor any of its Subsidiaries is obligated under or bound by any Contract or Contract Right, to sell, lease or dispose of any Owned Real Property or any portions thereof.

      (b)     Section 3.11(b) of the Company Disclosure Letter is an accurate and complete list of all leases or rights of occupancy pursuant to which the Company or any of its Subsidiaries leases, subleases or occupies any Real Property (other than Owned Real Property) (collectively, the “Real Property Leases”), indicating location of such property, rental cost and identity of landlord. Except as set forth in Section 3.11(b) of the Company Disclosure Letter: (i) neither the Company nor any of its Subsidiaries is in material default of any of the Real Property Leases and, to the Company’s knowledge, none of the lessors of the Leased Real Property is in material default of his, her or its obligations under any of the Real Property Leases; and (ii) no Person other than the Company or one of its Subsidiaries has any right to possession, occupancy or use of any of the premises demised under the Real Property Leases for the term of each such Real Property Lease. To the knowledge of the Company, the Company or one of its Subsidiaries has good, valid and indefeasible title to the leasehold estate (if any) conveyed under each Real Property Lease free and clear of all Encumbrances, except Permitted Encumbrances. A true and correct copy of each Real Property Lease has been delivered to Parent, together with any amendments and modifications thereto, and any subordination, non-disturbance and/or attornment Contracts related thereto, and no changes have been made thereto since the date of delivery, except as disclosed in Section 3.11(b) of the Company Disclosure Letter. Except as set forth in Section 3.11(b) of the Company Disclosure Letter, the Company or one of its Subsidiaries is in actual possession of the premises demised under the Real Property Leases. To the knowledge of the Company, all work required to be performed under the Real Property Leases by the landlords thereunder or by the Company or any of its Subsidiaries has been performed, except where the failure to so perform would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (c)     The Owned Real Property and Leased Real Property is defined herein collectively as the “Company Real Property”. Except as set forth in Section 3.11(c) of the Company Disclosure Letter, all of the Company Real Property is, to the knowledge of the Company, structurally sound and in good repair, ordinary wear and tear excepted and is sufficient, in all material respects, for the current operations of the Acquired Companies. Except as specifically disclosed in the Company SEC Documents or the Company Disclosure Letter, the occupancy, possession, maintenance and use of the Company Real Property is not in violation of, or breach or default under, any Contract or Law, except where such violation would not reasonably be expected to have a Material Adverse Effect, and no written notice or written threat from any lessor, Governmental Body or other Person has been received by the Company or any of its Subsidiaries claiming any violation of, or breach, default or liability under, any Contract or Law or requiring or calling attention to the need for any work, repairs, construction, alteration or installations, except where such claim, if finally determined adverse to the Company or any of its Subsidiaries, would not be reasonably expected to have a Material Adverse Effect. Except as set forth in Section 3.11(c) of the Company Disclosure Letter, certificates of occupancy have been issued for the Owned Real Property, and, to the knowledge of the Company, (i) certificates of occupancy have been issued for the Leased Real Property and (ii) no additional certificates of occupancy, licenses or other Permits are required for the current use or operation of the Company Real Property, except where the failure to have any such Permits would not reasonably be expected to have a Material Adverse Effect.

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3.12.  Environmental. Except as set forth in Section 3.12 of the Company Disclosure Letter: (a) the Company and its Subsidiaries are in compliance, in all material respects, with applicable Environmental Laws (as defined below), including holding all material permits and authorizations required pursuant to such Laws for the ownership and operation of its business as currently conducted and compliance, in all material respects, with the terms thereof, and the Company has no knowledge of any facts or circumstances that would prevent, interfere with, or materially increase the cost of maintaining such compliance in the future; (b) the Owned Real Property and, to the knowledge of the Company, the Leased Real Property (including, in each case, soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substance in such a manner or concentration that the Company or any of its Subsidiaries is or would be required under any Environmental Laws to conduct a response action to protect human health and/or the environment; (c) to the knowledge of the Company, the Real Property formerly owned by any of the Acquired Companies and the Real Property formerly leased by any of the Acquired Companies were not contaminated with any Hazardous Substance during the period of ownership or operation by the Company or any of its Subsidiaries in such a manner or concentration that the Company or any of its Subsidiaries is or would be required under any Environmental Laws to conduct a response action to protect human health and/or the environment; and (d) none of the Acquired Companies has (i) treated, placed, held, stored, located, released, transported, handled or disposed of any Hazardous Substance on, under, from or at any of the Company Real Property (or any Real Property formerly owned by any of the Acquired Companies) other than in a manner that would not require a response action to protect human health and/or the environment pursuant to applicable Environmental Laws, (ii) any knowledge of the presence of any Hazardous Substances that have been released into the environment on, under or at any of the Company Real Property other than that which would not require a response action to protect human health and/or the environment pursuant to Environmental Laws, or (iii) received any written notice (A) of any material violation of any Environmental Laws that has not been resolved, (B) of the institution or pendency of any material Proceeding by any Governmental Body or any third party in connection with any such violation, (C) requiring the response to or remediation of a release or threatened release of Hazardous Substances at or arising from any of the Company Real Property, (D) alleging non-compliance by the Company or any of its Subsidiaries with the terms of any Permit required under any Environmental Laws in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment of a material amount for response to or remediation of a release of Hazardous Substances at or arising from any of the Company Real Property. The Company has provided, or will provide in accordance with Section 5.1 hereof, to Parent all material assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company regarding environmental matters pertaining to the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company or any of its Subsidiaries with any Environmental Laws, and the Company Real Property.

3.13.  Software and Other Intangibles.

      (a)     Section 3.13(a) of the Company Disclosure Letter contains an accurate and complete list and description of all (i) Software owned, purported to be owned, developed or under development by any of the Acquired Companies (“Owned Company Software”); (ii) material Software which is licensed, marketed, supported, maintained or used by the Acquired Companies (other than Commercially Available Software and the Owned Company Software); and (iii) all material names, material corporate names, material fictitious names, material trade names, material trademarks, material trademark applications, material service marks, material service mark applications, material brand names, material product names, and material slogans, material patents, material patent applications, material copyrights (other than Software), material copyright applications, material copyright registrations, material designs and material logos owned, marketed, licensed, supported, maintained, used or under development by the Company and its Subsidiaries (such Software and Intangibles described in subsections (i), (ii) and (iii) above and Commercially Available Software collectively referred to herein as the “Company Intangibles”), and, in the case of Owned Company Software, a product description, the language in which it is written, and the type of standard operating systems on which it runs. Except as set forth in Section 3.13(a) of the Company Disclosure Letter, no other Software or Intangibles (other than Commercially Available Software, trade secrets and know-how) are currently used in a material manner to operate the business of any of the Acquired Companies.

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      (b)     Except as set forth in Section 3.13(b) of the Company Disclosure Letter, each of the Acquired Companies has good and valid title to, and has the full right to use, in all material respects, all of the Company Intangibles owned, purported to be owned, developed or under development by any of the Acquired Companies (collectively, “Owned Company Intangibles”), and the full right to use, in all material respects, all other Company Intangibles, in each case free and clear of any Encumbrance other than Permitted Encumbrances. Except as set forth in Section 3.13(b) of the Company Disclosure Letter, no rights of any third party are materially necessary to market, license, sell, modify, update, and/or create derivative works for the Owned Company Intangibles.

      (c)     Except as set forth in Section 3.13(c) of the Company Disclosure Letter, the Company has used reasonable efforts (i) to have all of the copyrightable Owned Company Intangibles created as works made for hire (as defined under U.S. copyright law) by employees of the Acquired Companies, or (ii) to the extent that any author or developer of the Acquired Companies was not an employee of the Acquired Companies at the time such Person contributed to any Owned Company Intangibles, to have such author or developer irrevocably assign to one or more of the Acquired Companies in writing all copyrights and other proprietary rights in such Person’s work with respect to such Owned Company Intangibles.

      (d)     With respect to the Owned Company Software (i) the Acquired Companies maintain machine-readable master-reproducible copies, source code listings in all material respects, technical documentation and user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by them; (ii) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; (iii) it can be reasonably maintained and modified by reasonably competent programmers familiar with such language and operating systems; and (iv) in each case, it operates in all material respects in accordance with the user manual therefor without material operating defects.

      (e)     (i) None of the Owned Company Intangibles and, to the knowledge of the Company, none of the other Company Intangibles (other than Commercially Available Software), or their respective past or current uses by any of the Acquired Companies, including the preparation, distribution, marketing or licensing thereof, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person in a material manner; (ii) none of the Owned Company Intangibles and, to the knowledge of the Company, no other Company Intangibles (other than Commercially Available Software) is subject to any material Judgment; (iii) no Proceeding involving any of the Acquired Companies is pending in any court or, to the knowledge of the Company, is threatened to any of the Acquired Companies in writing, nor, has any written claim or demand been made to any of the Acquired Companies which challenges or challenged the legality, validity, enforceability, use or exclusive ownership by the Company or any of its Subsidiaries of any of the Owned Company Intangibles; and (iv) to the knowledge of the Company, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Company Intangibles (other than Commercially Available Software).

      (f)     The Company and each of its Subsidiaries has taken commercially reasonable steps (in accordance with Software and data processing industry standards) to maintain the confidentiality of all of its trade secrets and copyrights with respect to the Company Intangibles. Except as set forth in Section 3.13(f) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has disclosed or delivered to any escrow agent or to any other Person, or knowingly permitted the disclosure to any escrow agent or to any other Person of, the source code (or any material aspect or portion thereof) for or relating to any past, present or future product of any of the Acquired Companies.

      (g)     Except as set forth in Section 3.13(g) of the Company Disclosure Letter, any license, sublicense or other Contract to which at least one of the Acquired Companies is a party covering or relating to any Company Intangible is binding and enforceable and is in full force and effect, in all material respects, and upon consummation of the transactions contemplated hereby, will continue to be binding, enforceable and in full force and effect, in all material respects, on terms identical to those in effect immediately prior to the consummation of the transactions contemplated hereby, except where the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries is in breach of or default under any license, sublicense or other Contract covering or relating to any Company Intangible or has performed any act or omitted to perform any act

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which, with notice or lapse of time or both, will become or result in a material violation, breach or default thereunder. No Proceeding is pending or, to the knowledge of the Company, is being or has been threatened in writing nor has any claim or demand been made in writing which challenges the legality, validity, enforceability or ownership of any license, sublicense or other Contract to which at least one of the Acquired Companies is a party covering or relating to any Company Intangible, in any material manner, except in each case for those breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      (h)     None of the Software or other Intangibles listed or required to be listed in Section 3.13(a) of the Company Disclosure Letter is registered in the name of or, to the knowledge of the Company, owned by any current or former owner, stockholder, member, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Acquired Companies (or any of their respective affiliates or predecessors) nor, to the knowledge of the Company and except as disclosed in Section 3.13(h) of the Company Disclosure Letter, does any such Person have any interest therein or right thereto, including the right to royalty payments.

      (i)     Except with respect to demonstration or trial copies and except as disclosed in Section 3.13(i) of the Company Disclosure Letter, no portion of any Owned Company Software or, to the knowledge of the Company, any other Company Intangible contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase Software, hardware, or data without the consent of the user.

      (j)     Set forth in Section 3.13(j) of the Company Disclosure Letter are all Internet domain names registered to any of the Acquired Companies (“Domain Names”). An Acquired Company is the only registrant with respect to each of the Domain Names, and all registrations of Domain Names are due to expire on such dates as set forth in Section 3.13(j) of the Company Disclosure Letter. None of the Acquired Companies has been notified that an action has been taken or is pending in any court to challenge rights to, suspend, cancel or disable any Domain Name, registration therefor or the right of any Acquired Company to use its Domain Names. To the knowledge of the Company, each of the Acquired Companies has all right, title and interest in and to, and rights to use on the Internet its Domain Names.

      (k)     Except as disclosed in Section 3.13(k) of the Company Disclosure Letter, there is no material governmental prohibition or restriction on the use of any of the Company Intangibles in any jurisdiction in which the Acquired Companies conduct business or on the export or import of any of the Company Intangibles from or to any jurisdiction in which the Acquired Companies conduct business.

      (l)     Except as disclosed in Section 3.13(l) of the Company Disclosure Letter, (i) at least one of the Acquired Companies is the sole owner of, and has good and marketable title to, and all right, title and interest in and to all material databases created by the Company or any of its Subsidiaries that are used in and related to the Company’s or any of its Subsidiaries’ business, free and clear of any Encumbrance other than Permitted Encumbrances; (ii) no Person other than the Acquired Companies has any right or interest of any kind or nature in or to such databases; (iii) to the knowledge of the Company, no Person (A) is violating or infringing upon, or has violated or infringed upon at any time, any right of the Acquired Companies in or to such databases; or (B) is breaching or has breached at any time any duty or obligation owed to any of the Acquired Companies in respect of such databases; and (iv) to the knowledge of the Company, neither the past nor current use of any such database or the information contained therein in the business of the Acquired Companies (A) has violated or infringed upon in any material respect, or is violating or infringing upon in any material respect, the rights of any Person or (B) breaches in any material respect any duty or obligation owed to any Person or (C) violates in any material respect the privacy or any Law relating to the privacy of any Person.

      (m)     To the knowledge of the Company and except as set forth in Section 3.13(m) of the Company Disclosure Letter, since its respective inception, none of the Acquired Companies has exported or re-exported, directly or indirectly (including via remote access) any part of any Owned Company Intangible to any country to which a license is required under the laws, administrative regulations, and executive orders relating to the control of imports and exports of commodities and technical data, use and remote use of Software and related property, and registration of customer agreements, including the Export Administration Regulations of

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the U.S. Department of Commerce, the International Traffic in Arms Regulations of the U.S. Department of State and the Enhanced Proliferation Control Initiative in the U.S. without first obtaining all applicable licenses.

      (n)     To the knowledge of the Company, since October 4, 2002, each of the Acquired Companies that has collected data and personal information from users of web sites owned, operated and maintained by, on behalf of, or for the benefit of such Acquired Company in connection with its operations, activity, conduct and business on the World Wide Web (“Web”), has maintained, during the time in which it has collected data and personal information from users of its Web sites, a written privacy statement or policy governing the collection, maintenance, and use of data and information collected from users of such Web sites (“Company Web Sites”). Such privacy statement or policy has been conspicuously made available to users of Company Web Sites. Such statement or policy, along with the collection, maintenance, and use of user data and information complies in all material respects with all applicable Law, including Laws of the U.S. Federal Trade Commission. Each Acquired Company’s privacy statement or policy relating to the Company Web Sites does not in any material respect restrict or limit such Acquired Company’s successors’ rights to use, sell, license, distribute, and disclose such collected data.

      (o)     Except as set forth in Section 3.13(o) of the Company Disclosure Letter, there are no linking, hyperlinking, deep-linking, framing, or other means or method by which a Company Web Site visitor may move or transfer directly from any Company Web Site to another Web site or view or access another Web site from any Company Web Site.

3.14.  Contracts. The Company has made available to Parent copies of all of the following types of Contracts to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound as of the date of this Agreement (collectively, the “Specified Contracts”), grouped into the following categories and, where applicable, subdivided by product line or division: (a) Software license, remote processing, time sharing, and Software maintenance Contracts, service Contracts and other customer Contracts, excluding purchase orders made in the ordinary course of business which are pursuant to an underlying master Contract; (b) Contracts for the purchase, lease and/or maintenance of Software (other than Commercially Available Software); (c) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any of the Acquired Companies; (d) loan agreements, mortgages, notes, and guarantees and other financing Contracts; (e) employment, independent contractor, collective bargaining, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed in Section 3.16 of the Company Disclosure Letter, and excluding oral Contracts with employees for “at will” employment); (f) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of any of the Acquired Companies, or any prior version thereof, or any part of the customer base, business or Assets of any of the Acquired Companies, or any shares or other ownership interests in any of the Acquired Companies (or any of their predecessors) was acquired; and (g) other material Contracts, including Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment under which any of the Acquired Companies is the purchaser, licensee, lessee or user, Contracts for the purchase, license, lease and/or maintenance of Commercially Available Software, and consulting and sales representative and other supplier Contracts (excluding Contracts which constitute Insurance Policies and excluding this Agreement and all other Contracts entered into between any of the Acquired Companies and Parent, or among any of the Acquired Companies, Parent and other parties in connection herewith), in each case of subsection (g) where the Contract requires payments in excess of $150,000. None of the Acquired Companies is a party to any indemnification agreements in favor of any of its officers or directors (other than as set forth in its bylaws or certificate of incorporation). As of the date of this Agreement, with respect to each of the Contracts to which any of the Acquired Companies is a party or is bound, none of the Acquired Companies is in default thereunder, nor would be in default thereunder with the passage of time, the giving of notice, or both, and, to the knowledge of the Company, none of the other parties to any Contract is in default thereunder or would be in default thereunder with the passage of time, the giving of notice or both, except in each case for those defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Contract to which any of the Acquired Companies is a party or is bound, is in full force and effect in accordance with its terms, except

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where the failure of any or all of such Contracts to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.15.  Employees and Independent Contractors. The Company has made available to Parent a list, as of the date of this Agreement, of all of the employees of the Company and its Subsidiaries and (a) their titles or responsibilities; (b) the dates of hire; (c) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (d) their last compensation changes and the dates on which such changes were made; (e) any current bonus, commission or incentive plans or agreements for or with them; and (f) any outstanding loans or advances made to them. The Company has made available to Parent a list, as of the date of this Agreement, of all sales representatives and independent contractors engaged by the Acquired Companies and (a) their tax identification numbers and state or country of residence; (b) their payment arrangements; and (c) brief description of their jobs or projects currently in progress. Except as limited by any employment Contracts and except for any limitations of general application which may be imposed under applicable Law, each of the Acquired Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay in accordance with such Acquired Company’s severance pay policy. Except as listed in Section 3.15 of the Company Disclosure Letter, none of the Acquired Companies is a party to or bound by any union or collective bargaining agreement, nor is any such union or collective bargaining agreement currently being negotiated by or on behalf of any of the Acquired Companies. Since November 1, 1999, none of the Acquired Companies has experienced any strike, work stoppage, work slowdown, lockout or union organizing activity that has had a Material Adverse Effect, nor is there now pending or, to the knowledge of the Company, threatened any strike, work stoppage, work slowdown, lockout or union organizing activity which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has historically used commercially reasonable efforts to execute agreements with independent contractors that contain restrictions that adequately protect the proprietary and confidential information of the Acquired Companies and vest in the Acquired Companies the full ownership of items developed by such contractor. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or its Subsidiaries and any of their respective employees, except for such controversies which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as listed in Section 3.15 of the Company Disclosure Letter, there are no unfair labor practice complaints, grievances or labor arbitration proceedings pending or to the knowledge of the Company, threatened. Since November 1, 2000, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” as defined in the Worker Adjustment and Retraining Notification Act (“WARN Act”), affecting any single site of employment or one or more facilities or operating units within any single site of employment or facility of the Company or any of its Subsidiaries or (ii) a “mass layoff” (as defined in the WARN Act) affecting any single site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. To the knowledge of the Company, neither the Company’s nor any of its Subsidiaries’ employees has suffered an “employment loss” (as defined in the WARN Act) in the ninety (90) days prior to the date of this Agreement.

3.16.  Employee Benefit Plans. Section 3.16 of the Company Disclosure Letter sets forth an accurate and complete list of all Employee Benefit Plans of the Acquired Companies and their ERISA Affiliates in effect as of the date of this Agreement (collectively referred to as “Company’s Employee Benefit Plans”). Except as set forth in Section 3.16 of the Company Disclosure Letter, (a) neither the Acquired Companies nor any of their ERISA Affiliates has, as of the date of this Agreement established, maintained or contributed to (or had the obligation to contribute to) any Employee Benefit Plans, and (b) there exists no formal proposal by the Acquired Companies to amend any of their existing Employee Benefit Plans, in any material respect, or to adopt any new Employee Benefit Plan. For purpose of the foregoing sentence, “formal proposal” means a proposal currently under serious consideration by the Acquired Companies, which proposal has been documented in writing and is known by the Company’s Senior Vice President of Human Resources & Organizational Strategy. Accurate and complete copies and descriptions of all of the Company’s Employee

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Benefit Plans, have been delivered or made available to Parent. If permitted and/or required by applicable Law, the Acquired Companies have properly submitted each of the Company’s Employee Benefit Plans intended to be qualified under §401(a) of the Code in good faith to the Internal Revenue Service (the “IRS”) for a determination of the qualified status of such plan. Favorable letters of determination of such tax-qualified status from the IRS have been delivered or been made available to Parent. With respect to the Company’s Employee Benefit Plans, the Acquired Companies will have made, on or before the Closing Date, all payments required to be made by them on or before the Closing Date and will have accrued (in accordance with GAAP) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. The Acquired Companies have delivered or made available to Parent an accurate and complete copy of the most current Form 5500 and any other form or filing required to be submitted to any Governmental Body with regard to any of the Company’s Employee Benefit Plans and the most current actuarial report with regard to any of the Company’s Employee Benefit Plans. All of the Company’s Employee Benefit Plans are, and have been, operated in material compliance with their provisions and with all applicable Law including, to the extent applicable, ERISA and the Code and the regulations and rulings thereunder. The Acquired Companies and, to the knowledge of the Company, all fiduciaries of the Acquired Companies’ Employee Benefit Plans have materially complied with the provisions of Company’s Employee Benefit Plans and with all applicable Law including ERISA and the Code and the regulations and rulings thereunder. Neither the Acquired Companies nor their ERISA Affiliates has any obligation with respect to any Employee Benefit Plan subject to Title IV of ERISA or any obligation to contribute or pay withdrawal liability to any Multiemployer Plan (as defined in ERISA or the Code). Except as otherwise provided in Section 3.16 of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (x) result in any payment (including any severance, unemployment compensation or golden parachute payment) becoming due from any of the Acquired Companies under any of the Company’s Employee Benefit Plans or under any Contract to which any of the Acquired Companies is a party, (y) increase any benefits otherwise payable under any of the Company’s Employee Benefit Plans or under any Contract to which any Acquired Company is a party, or (z) result in the acceleration of the time of payment or vesting of any such benefits to any extent. There are no pending Proceedings that have been asserted or instituted against any of the Company’s Employee Benefit Plans, the Assets of any of the trusts under such plans, the plan sponsor, the plan administrator or, to the Company’s knowledge, any fiduciary of any such plan (other than routine benefit claims), and, to the Acquired Companies’ knowledge, there are no facts which could form the basis for any such Proceeding. There are no investigations or audits of any of the Company’s Employee Benefit Plans, any trusts under such plans, the plan sponsor or the plan administrator of any such plan that have been instituted or, to the Acquired Companies’ knowledge, threatened, and, to the Acquired Companies’ knowledge, there are no facts which could form the basis for any such investigation or audit.

3.17.  Customers and Suppliers. Except as set forth in Section 3.17 of the Company Disclosure Letter, since November 1, 2001, there has been no termination, cancellation or material curtailment of the business relationship of the Company or any of its Subsidiaries with any customer or supplier or group of affiliated customers or suppliers which individually or in the aggregate would result in a Material Adverse Effect nor has there been any written notice of intent to so terminate, cancel or materially curtail which would have such a Material Adverse Effect.

3.18.  Taxes.

      (a)     Except as disclosed in Section 3.18 of the Company Disclosure Letter, (i) each of the Acquired Companies has properly and timely filed all Tax Returns required to be filed by it, all of which were prepared and completed in all material respects in compliance with all applicable Law; (ii) each of the Acquired Companies has paid all Taxes required to be paid by it (whether or not shown on a Tax Return); except for any unpaid Taxes for which the Company has made an appropriate reserve on the Latest Balance Sheet; (iii) there is no reasonable basis for any material Tax deficiency or adjustment to be assessed against any of Acquired Companies; and (iv) there are no agreements or waivers currently in effect that provide for an extension of time for the assessment of any Tax against any of the Acquired Companies. Except as set forth in Section 3.18 of the Company Disclosure Letter, the Company has not acquired Assets from another

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corporation in a transaction in which Company’s Tax basis for the acquired Assets was determined, in whole or in part, by reference to the Tax basis of the acquired Assets (or any other property) in the hands of the transferor.

      (b)     None of the Assets of the Company or any of its Subsidiaries is required to be treated as being owned by any other Person pursuant to the “safe harbor” leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as formerly in effect.

      (c)     Neither the Company nor any of its Subsidiaries (i) is a party to, is bound by or has any Obligation under any Tax sharing agreement or similar Contract other than one that is solely between the Company and one or more of its Subsidiaries or (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by Contract or otherwise.

      (d)     Neither the Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and the IRS has not proposed any such adjustment or change in accounting method. Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law); (ii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iii) prepaid amount received on or prior to the Closing Date.

      (e)     Neither the Company nor any of its Subsidiaries is, or has been, a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      (f)     Except as disclosed in Section 3.18 of the Company Disclosure Letter: (i) except for the affiliated group of which the Company is presently a member, the Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and (ii) each of the Company’s Subsidiaries has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, except where the Company was the common parent of such affiliated group.

      (g)     Except as set forth in Section 3.18 of the Company Disclosure Letter, neither the Company nor any Subsidiary is a party to any Contract or plan that by reason of the transactions contemplated in this Agreement would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, or would constitute compensation in excess of the limitations set forth in Section 162(m) of the Code.

      (h)     Except as set forth in Section 3.18 of the Company Disclosure Letter, there are no Tax Encumbrances upon any Asset or property of the Company or any of its Subsidiaries except liens for Taxes not yet due and payable.

      (i)     Except as set forth in Section 3.18 of the Company Disclosure Letter, no power of attorney currently in force has been granted by the Company or any of its Subsidiaries concerning any Tax matter.

      (j)     Neither the Company nor any of its Subsidiaries has made a disclosure on a federal income Tax Return pursuant to Section 6662 of the Code.

      (k)     Except as set forth in Section 3.18 of the Company Disclosure Letter, no audits or other administrative Proceedings or court Proceedings have ever been conducted, are presently pending or, to the knowledge of the Company, threatened with regard to any Taxes or Tax Return of the Company, any of its Subsidiaries or any affiliated, consolidated, combined or unitary group of which the Company or any Subsidiary of the Company is a member (other than those being contested in good faith and for which adequate reserves have been established) and, to the knowledge of the Company, no material issues have been raised by any Tax authority in connection with any Tax or Tax Return. Neither the Company nor any of

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its Subsidiaries is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

      (l)     Neither the Company nor any of its Subsidiaries has been the “distributing company” (within the meaning of Section 355(a)(1) of the Code) nor the “controlled corporation” (within the meaning of Section 355(a)(1) of the Code) (i) within the two-year period ending on the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

      (m)     Each of the Acquired Companies has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, agent, representative, supplier, creditor, stockholder or other Person for all periods for which the statutory period of limitations for the assessment of such Tax has not yet expired and all Internal Revenue Service Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

      (n)     Each of the Acquired Companies has disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which it has participated. Each of the Acquired Companies has retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g). For purposes of this Agreement, the term “Reportable Transaction” shall mean any transaction listed in Treasury Regulation Section 1.6011-4(b).

3.19.  Proceedings and Judgments. Except as set forth in Section 3.19 of the Company Disclosure Letter or the Company SEC Documents, as of the date of this Agreement, there is no pending Proceeding, and, to the knowledge of the Company, no Person has threatened to commence any Proceeding that involves any of the Acquired Companies or any of the Assets owned or used by any of the Acquired Companies, which (a) the Company believes is reasonably likely to result in liability to the Company or any of its Subsidiaries of an amount in excess of $250,000, or (b) which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding and unsatisfied Judgment.

3.20.  Insurance. The Company has made available to Parent copies of all material Insurance Policies as of the date of this Agreement relating to the business, assets and operations of the Acquired Companies. Each of such Insurance Policies is in full force and effect as of the date of this Agreement. Except as set forth in Section 3.20 of the Company Disclosure Letter, from January 1, 2002 through the date of this Agreement, none of the Acquired Companies has received any written notice regarding any actual or threatened (a) cancellation or invalidation of any Insurance Policy, (b) refusal of any coverage or rejection of any material claim under any Insurance Policy, or (c) material adjustment in the amount of the premiums payable with respect to any Insurance Policy. Since January 1, 2001, the Company’s directors’ and officers’ Insurance Policies and other “claims” made Insurance Policies have been in full force and effect during the respective period(s) of coverage.

3.21.  Questionable Payments and Activities.

      (a)     To the knowledge of the Company, no current or former director, executive, officer, representative, agent or employee of any of the Acquired Companies (when acting in such capacity or otherwise on behalf of any of the Acquired Companies or any of their predecessors), (i) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977; (iv) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (v) has made any false or fictitious entries on the books and records of any of the Acquired Companies; (vi) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any of the Acquired Companies; or (vii) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of any of the Acquired Companies.

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      (b)     Except as set forth in Section 3.21(b) of the Company Disclosure Letter, since January 1, 2001, neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, except for any complaint, allegation, assertion or claim as has been resolved without any resulting material change to the Company’s or any of its Subsidiaries accounting or auditing practices, procedures, methodologies or methods or their respective internal accounting controls. To the knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company’s board of directors or any committee thereof or to any director or officer of the Company. To the knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Law by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents.

3.22.  Related Party and Affiliate Transactions. Except as set forth in Section 3.22 of the Company Disclosure Letter, since the date of the Company’s last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.23.  Effect of Agreement; Inapplicability of Anti-takeover Statutes and Rights Agreement. The Company has the corporate right, power and authority to enter into and to perform its obligations under this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by Parent and Acquisition Sub, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any of its Subsidiaries is subject to any “moratorium”, “control share”, “fair price” or other antitakeover laws and regulations of any state (collectively the “Takeover Laws”) that would affect this Agreement or the transactions contemplated hereby. The Company’s board of directors has approved this Agreement and the transactions contemplated hereby, including the Merger, for purposes of such Takeover Laws. The Company’s board of directors has by the unanimous vote of all directors of the Company (a majority of whom are disinterested directors) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the requirements of the DGCL, (iii) declared that this Agreement is advisable, (iv) resolved to recommend that stockholders of the Company approve and adopt this Agreement (the recommendation of the Company’s board of directors that the stockholders of the Company approve and adopt this Agreement being referred to as the “Company Board Recommendation”), (vi) to the extent necessary, adopted a resolution having the effect of causing the Company, this Agreement and the transactions contemplated hereby and thereby not to be subject to any state takeover law or similar Law, including Section 203 of the DGCL, that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement, and (vii) adopted any necessary resolutions to provide for the treatment of Company Options as set forth in Section 6.3 of this Agreement. The Company has taken all action necessary to render the Rights issued pursuant to the terms of the Rights Agreement inapplicable to this Agreement and the transactions contemplated hereby, including the Merger.

3.24.  Section 203 of the DGCL Not Applicable. As of the date hereof and at all times on or prior to the Effective Time, the board of directors of the Company has and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement.

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3.25.  Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger or consummate any of the other transactions contemplated by this Agreement.

3.26.  Non-Contravention; Consents. Subject to the approval and adoption of this Agreement by the holders of the Company Common Stock, neither (i) the execution, delivery or performance of this Agreement, nor (ii) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

      (a)     contravene, conflict with or result in a violation of (i) any of the provisions of the articles or certificate of incorporation or formation, bylaws or other charter or organizational documents of the Company or any of its Subsidiaries, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of the Company or any of its Subsidiaries;

      (b)     contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Law or any Judgment to which the Company or any of its Subsidiaries, or any of the assets owned or used by the Company or any of its Subsidiaries, is subject, in each case excluding as a result or pursuant to any Excluded Laws;

      (c)     contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Company or its Subsidiaries or that otherwise relates to the business of any of the Company or its Subsidiaries or to any of the assets owned or used by any of the Company or its Subsidiaries, in each case excluding as a result or pursuant to any Excluded Laws;

      (d)     except as set forth in Section 3.26(d) of the Company Disclosure Letter, contravene, conflict with or result in a violation or breach of, result in a default under or require Consent under, any provision of any Specified Contract to which any of the Company or its Subsidiaries is a party or is bound, or give any Person the right to (i) declare a default (or give rise to any right of termination, amendment, cancellation or acceleration) or exercise any remedy under any such Specified Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Specified Contract, (iii) accelerate the maturity or performance of any such Specified Contract, or (iv) cancel, terminate or modify any term of such Specified Contract, in each case other than any such matter or matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

      (e)     except for any Encumbrances arising from or created by Parent or Acquisition Sub, result in the imposition or creation of any material Encumbrance upon or with respect to any Asset owned or used by any of the Company or its Subsidiaries (except Permitted Encumbrances); or

      (f)     result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any source code for or relating to any past, present or future product of any of the Acquired Companies (or any portion or aspect of such source code of any of the Acquired Companies), in each case other than any such matter or matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Except as may be required by the Exchange Act and the DGCL, any antitrust law or regulation including the HSR Act and the NASD Bylaws (collectively, the “Excluded Laws”), none of the Company or its Subsidiaries was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Authority in connection with (x) the execution, delivery or performance of this Agreement by the Company, or (y) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement.

3.27.  Fairness Opinion. The Company’s board of directors has received the written opinion of ThinkEquity Partners LLC, financial advisor to the Company, dated December 8, 2003 to the effect that as of

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such date the Merger Consideration is fair to the stockholders of the Company from a financial point of view. The Company has furnished a true and correct copy of said written opinion to Parent.

3.28.  Financial Advisory and Other Fees. Except as set forth in Section 3.28 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Companies.

The Company has made available to Parent accurate and complete copies of all Contracts under which all fees, commissions and other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of C.E. Unterberg, Towbin and ThinkEquity Partners LLC.

3.29.  Financial Advisory Agreements. Subject to Section 3.28, none of the Acquired Companies has any obligation or liability of any nature under, or with respect to, any brokerage agreement, finders agreement, placement agency agreement, financial advisory agreement, underwriting agreement or similar agreement.

3.30.  Acquisition Discussions. Since October 28, 2003, the Company has not breached any of its covenants contained in the Letter Agreement dated October 28, 2003, between Parent and Company.

3.31.  Full Disclosure.

      (a)     No representation or warranty by the Company contained in this Agreement or pursuant hereto (including the Company Disclosure Letter) and no statement contained in any document (including financial statements and certificates), or other writings furnished by the Company to Parent or Acquisition Sub or any of their representatives (excluding financial forecasts, and other forward looking projections or information) pursuant to the provisions hereof or identified or referred to in the Company Disclosure Letter, contains any untrue statement of material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not false or misleading.

      (b)     The copies of documents attached to the Company Disclosure Letter or otherwise delivered or made available to Parent in connection with the transactions contemplated hereby (other than financial forecasts and projections) are authentic and complete, in all material respects, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to Parent’s understanding thereof in any material respect. To the Company’s knowledge, there is no fact that has not been disclosed to Parent in the Company Disclosure Letter or otherwise in writing, that had or has or, so far as the Company can reasonably foresee, will have a Material Adverse Effect on any of the Acquired Companies or the ability of Company to perform its obligations under this Agreement.

SECTION 4: REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Parent and Acquisition Sub represent and warrant to the Company as follows:

4.1.  Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2.  Authority; Binding Nature of Agreement. Parent and Acquisition Sub have the corporate right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Acquisition Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Acquisition Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against them in accordance with its terms. No vote of the holders of Parent’s securities is required to adopt this Agreement, approve the Merger or permit the consummation of any of the other transactions contemplated by this Agreement.

4.3.  Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the consummation by Parent and Acquisition Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or Acquisition Sub, (b) result in a default by Parent or Acquisition Sub under any Contract to which Parent or Acquisition

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Sub is a party, except for any default that has not had and will not have a material adverse effect on the ability of Parent and Acquisition Sub to consummate the Merger, or (c) result in a violation by Parent or Acquisition Sub of any Law, order, writ, injunction, judgment or decree to which Parent or Acquisition Sub is subject, except for any violation that has not had and will not have a material adverse effect on the ability of Parent and Acquisition Sub to consummate the Merger. Except as may be required by the Securities Act, the Exchange Act, state securities or “blue sky” laws, the DGCL, any antitrust law or regulation (including the HSR Act) and the rules of the NYSE, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

4.4.  Funds. Acquisition Sub has, or will have prior to the consummation of the Merger, sufficient funds available to permit Acquisition Sub to satisfy the obligation to pay the Merger Consideration in the Merger.

4.5.  Acquisition Sub. Acquisition Sub has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement, including the Merger. As of the Effective Time, Acquisition Sub will be an indirect, wholly-owned subsidiary of Parent.

4.6.  Financial Advisory Agreements. Neither Parent nor Acquisition Sub has any obligation or liability of any nature under, or with respect to, any brokerage agreement, finders agreement, placement agency agreement, financial advisory agreement, underwriting agreement or similar agreement in connection with the Merger or any of the other transactions contemplated by this Agreement.

SECTION 5: CERTAIN COVENANTS OF THE COMPANY

5.1.  Access and Investigation. During the period from the date of this Agreement through the Effective Time (the “Pre-Closing Period”), the Company shall, and shall cause the respective Representatives of the Acquired Companies to: (a) provide Parent and Parent’s Representatives with reasonable access to the Acquired Companies’ Representatives, personnel and Assets; provided, however, that any such access shall be coordinated through senior management of the Company (and Company counsel) and the Company shall have the right to approve in advance the script, if any, to be used in connection with such access, such approval not to be unreasonably withheld; (b) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies, and with such additional financial, operating and other data and information (including information on bank accounts and investments) regarding the Acquired Companies and their financial condition, as Parent may reasonably request; (c) provide to Parent all information concerning the Acquired Companies’ business that Parent reasonably requests; (d) permit Parent and its Representatives to contact major customers of the businesses of the Acquired Companies; provided, however, that any customer contact shall be coordinated through senior management of the Company (and Company counsel), and the Company shall have the right to approve in advance the script, if any, to be used in connection with such customer contact, such approval not to be unreasonably withheld; (e) provide Parent and Parent’s Representatives with reasonable access to the Owned Real Property, and subject to the terms of each Real Property Lease, the Leased Real Property, for the purpose of conducting phase I environmental site assessments; provided, however, that any access shall be coordinated through senior management of the Company (and Company counsel), and the Company shall have the right to approve in advance the script, if any, to be used in connection with such access, such approval not to be unreasonably withheld; and (f) provide notice of the transactions contemplated by this Agreement to any and all unions or labor organizations representing any employees of the Company or its Subsidiaries; provided, however, that any notice shall be coordinated through senior management of the Company (and Company counsel), and the Company shall have the right to approve in advance any notice, such approval not to be unreasonably withheld. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall furnish promptly to Parent: (i) a copy of each report, schedule, registration statement and other document filed by the Company during the Pre-Closing Period with the SEC; (ii) any material notice, document or other communication sent or proposed to be sent by or on behalf of any of the Acquired Companies to any party to any Specified Contract of a type described in subsections (a), (b) and (c) of Section 3.14 or, solely with respect to any material notice, document or other communication alleging a breach of any Specified Contract of a type described in subsections (a), (b) and (c) of Section 3.14, sent to any of the Acquired Companies by any party to any such

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Specified Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Company and the other party to any such Specified Contract and that is of the type sent in the ordinary course of business and consistent with past practices); (iii) all other written information concerning its business, properties and personnel as Parent may reasonably request. In addition, the Company shall during the Pre-Closing Period give written notice to Parent, and Parent shall during the Pre-Closing Period give prompt written notice to the Company of (a) the discovery by such party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by such party in this Agreement; (b) the discovery by such party of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by such party in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; (c) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; (d) the occurrence of an event or circumstance that could be reasonably expected to make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely or that has had or would reasonably be expected to have a Material Adverse Effect; or (e) the commencement of any litigation or Proceeding against or affecting this Agreement, or the Merger; provided, however, in the case of subsections (a) and (b) of this sentence, the notice may be given within three (3) Business Days of the applicable discovery.

Notwithstanding anything in this Section 5.1 to the contrary, no notice, report or document given pursuant to this Section 5.1 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

5.2.  Operation of the Company’s Business.

      (a)     During the Pre-Closing Period: (i) the Company shall use commercially reasonable efforts to ensure that each of the Acquired Companies conducts its businesses and operations (A) in the ordinary course consistent with past practices and (B) in compliance in all material respects with all applicable Law (including the WARN Act) and the requirements of all Specified Contracts; (ii) the Company shall use all commercially reasonable efforts to ensure that each of the Acquired Companies preserves intact in all material respects its current business organization, keeps available the services of its current officers and employees and maintains its existing material relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with any of the Acquired Companies; (iii) the Company shall keep in full force all Insurance Policies referred to in Section 3.20 or comparable replacement or renewal policies; (iv) the Company shall use commercially reasonable efforts to cause to be provided all notices, assurances and support required by any Specified Contract (other than Contracts for the purchase, lease and/or maintenance of Commercially Available Software) relating to any Software or Intangibles in order to ensure that no condition under such Specified Contract occurs that could result in (A) any transfer or disclosure by any Acquired Company of any source code, or (B) a release from any escrow of any source code that has been deposited or is required to be deposited in escrow under the terms of such Specified Contract; and (v) the Company shall promptly notify Parent of any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement.

      (b)     During the Pre-Closing Period and except as otherwise contemplated by this Agreement, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Companies to, except as set forth in Section 5.2(b) of the Company Disclosure Letter:

              (i)  (A) declare, accrue, set aside or pay any dividend on, or make any other distribution (whether in cash, securities or other property) in respect of, any of its outstanding capital stock (other than, with respect to a Subsidiary of the Company, to its corporate parent), (B) split, combine or reclassify any of its outstanding capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or other equity interests (other than the issuance of Company Common Stock pursuant to the valid exercise of Company Options outstanding as of the date of this Agreement, including shares that may be issued pursuant to the Company’s

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2000 Employee Stock Purchase Plan), or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

              (ii)  sell, issue, grant, pledge or encumber or authorize the issuance, grant, pledge or Encumbrance of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement, including shares that may be issued pursuant to the Company’s 2000 Employee Stock Purchase Plan and except, in each case, for Permitted Encumbrances relating to shares of the Company’s Subsidiaries);

              (iii)  amend or waive any of its rights under any provision of any of the Company’s Stock Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract, in each case with respect to the capital stock of the Company or the Acquired Companies;

              (iv)  amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

              (v)  form any Subsidiary or directly or indirectly acquire any equity or other interest in, or make any other investment in or capital contribution to, any other Entity;

              (vi)  make any capital expenditure that would have a material adverse impact on the Acquired Companies. Solely for purposes of this Section 5.2(b)(vi), “material adverse impact on the Acquired Companies” shall mean capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Companies during the Pre-Closing Period, exceed $500,000, in the aggregate, during any particular month during the Pre-Closing Period;

              (vii)  except as otherwise permitted by this Section 5.2, enter into or become bound by, or permit any of the material assets owned or used by it to become bound by, any material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any material Contract, in each case other than in the ordinary course of business and consistent with past practices;

              (viii)  acquire, lease or license any right or other material asset from any other Person or sell or otherwise dispose of, or lease or license, any material right or other material Asset, including without limitation, any Software or Intangibles of the Acquired Companies to any other Person, except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices;

              (ix)  dispose of or permit to lapse any material rights to the use of any Software or Intangibles of the Acquired Companies, or dispose of or disclose to any Person other than representatives of Parent any material trade secret, formula, process, know-how or other Intangibles not theretofore a matter of public knowledge, except in each case in ordinary course of business and consistent with past practices;

              (x)  lend money to any Person, or incur or guarantee any indebtedness, including, without limitation, any additional borrowings under any existing lines of credit (except that the Company may make routine borrowings and advancement of expenses in the ordinary course of business and consistent with past practices);

              (xi)  (A) except as required to comply with applicable Law, establish, adopt or amend any Employee Benefit Plan, pay, commit to pay or accelerate the payment of any bonus or make, commit to make or accelerate any profit-sharing or similar payment to, or increase or commit to increase the amount of the wages, salary, commissions, fringe benefits, severance, insurance or other compensation or remuneration payable to, any of its directors, officers, employees or consultants, except that the Company may make routine, reasonable salary increases in connection with the Company’s customary employee review process, and may pay customary bonus payments in accordance with existing bonus plans, or (B) other than as

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permitted by in Section 5.2(b)(xii), enter into or amend any employment, consulting, severance or similar agreement with any individual other than consulting agreements entered into in the ordinary course of business involving payments in the aggregate for all such consulting agreements not in excess of $50,000 in any month and not with a term in excess of 90 days;

              (xii)  hire any employee with an annual base salary in excess of $100,000, or with total annual compensation in excess of $200,000 or promote any employee except to fill a position vacated after the date of this Agreement;

              (xiii)  (A) other than in the ordinary course of business consistent with past practice, change in any material respect any of its product return or warranty policies, product maintenance policies, service policies, product modification or upgrade policies, personnel policies or other business policies or (B) make any change, in any material respect, in any method of accounting or accounting practice or policy (including any method, practice or policy relating to Taxes), except as required by any changes in GAAP or as otherwise required by Law;

              (xiv)  make or rescind any material Tax election or settle or compromise any material Tax liability of the Company or of any Acquired Company;

              (xv)  (A) commence or settle any material Proceeding, or (B) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its Subsidiaries (except in the ordinary course of business and consistent with past practices);

              (xvi)  adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal, subject in all cases to Section 5.3;

              (xvii)  permit any material Insurance Policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent;

              (xviii)  enter into any agreement, understanding or commitment that restrains, limits or impedes, in any material respect, the ability of any Acquired Company to compete with or conduct any business or line of business;

              (xix)  plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or any of its Subsidiaries generally;

              (xx)  take any action that could be reasonably expected to result in any of the conditions to the Merger set forth in Section 7 not being satisfied;

              (xxi)  enter into any material transaction or take any other material action outside the ordinary course of business and inconsistent with past practices;

              (xxii)  acquire, lease or enter into any agreement to acquire or lease any Real Property;

              (xxiii)  agree or commit to take any of the actions described in clauses “(i)” through “(xxii)” of this Section 5.2(b); or

              (xxiv)  amend, modify, extend, or enter into any collective bargaining agreement or other agreement with any union or labor organization representing any employees of the Company or any of its Subsidiaries.

5.3.  No Solicitation.

      (a)     Neither the Company nor any of its Subsidiaries shall, nor shall the Company permit or authorize any of its or any of its Subsidiaries’ officers, directors or employees to, and the Company shall use all commercially reasonable efforts to cause any investment banker, attorney or other advisor or representative (collectively, “Representatives”) of the Company or any of its Subsidiaries not to, (i) solicit,

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initiate, facilitate or encourage, directly or indirectly, any inquiries relating to, or the submission of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, or in connection with any Acquisition Proposal, or furnish to any Person any information or data with respect to or provide access to the properties of the Company or any of its Subsidiaries, or take any other action to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal; provided, that notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.3 or any other provision hereof shall prohibit the Company or the Company’s board of directors from taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, provided that the Company may not, except as permitted by this Section 5.3, withdraw or modify, or propose to withdraw or modify, the Company Board Recommendation or approve or recommend, or propose to approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may furnish information concerning its businesses or its Subsidiaries, properties or assets to any Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) and may negotiate and participate in discussions and negotiations with such Person or group concerning a Superior Proposal (as defined below), provided that such Person or group shall have entered into a confidentiality agreement, the confidentiality provisions of which shall not be materially more favorable to such third party than those provided for in the Confidentiality Agreement (provided that such confidentiality agreement must permit the Company to disclose to Parent all of the information required to be disclosed by the Company to Parent by this Section 5.3) if:

              (x)  such Person or group has submitted an Acquisition Proposal that the Company’s board of directors has determined in good faith is or would reasonably be expected to result in a Superior Proposal; except where, prior to the date of this Agreement, such Person or group has had discussions with, or been provided information by, the Company relating to an Acquisition Proposal, in which case such Person or group has submitted a Superior Proposal;

              (y)  in the good faith opinion of the Company’s board of directors, after consulting with independent legal counsel to the Company, such action is required to discharge the board’s fiduciary duties to the Company’s stockholders under applicable Law; and

              (z)  the Company has notified Parent in writing of its intention to engage in such discussions or negotiations or to provide such confidential information not less than 24 hours prior to so doing.

The Company will promptly (but in no case later than 24 hours after receipt thereof) notify Parent in writing of the existence of any proposal, discussion, negotiation or inquiry received by the Company regarding any Acquisition Proposal, and the Company will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive regarding any Acquisition Proposal (and will promptly provide to Parent copies of any written materials (including e-mails) received by the Company or its Representatives in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal which was not previously provided to Parent. The Company will keep Parent informed on a prompt basis of the status and details of any such Acquisition Proposal and of any amendments or proposed amendments to any Acquisition Proposal and of the status of any discussions or negotiations relating to any Acquisition Proposal.

      (b)     Except as set forth in this Section 5.3(b), neither the board of directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition Sub, the Company Board Recommendation, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal (other than a confidentiality agreement entered into in accordance with Section 5.3(a)). Notwithstanding the foregoing, subject to compliance with the provisions of this Section 5.3, prior to the

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Effective Time, the Company’s board of directors, after consulting with independent legal counsel, may withdraw or modify the Company Board Recommendation in a manner adverse to Parent or Acquisition Sub, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, if the board determines in good faith, after consulting with independent legal counsel to the Company, that such action is required to discharge the board’s fiduciary duties to the Company’s stockholders under applicable Law, provided that in each case the Company has given Parent written notice at least three (3) Business Days in advance of such action that the board of directors of the Company has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal.

      (c)     Nothing in this Section 5.3, and no action taken by the board of directors of the Company pursuant to this Section 5.3, will (i) permit the Company to enter into any agreement providing for any transaction contemplated by an Acquisition Proposal (other than a confidentiality agreement to the extent permitted under this Section 5.3 hereof) for as long as this Agreement remains in effect or (ii) affect in any manner any other obligation of the Company under this Agreement.

      (d)     For purposes of this Agreement, “Acquisition Proposal” means any bona fide offer, proposal or other indication of interest regarding any of the following (other than the transactions provided for in this Agreement involving the Company): (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving the Company or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or a significant portion of the assets of the Company and its Subsidiaries, taken as a whole, including, without limitation, any license, lease or other transfer or disposition of all or a significant portion of the Software and Intangibles of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any purchase of or tender offer or exchange offer for ten percent (10%) percent or more of the outstanding shares of capital stock of the Company, or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For purposes of this Agreement, “Superior Proposal” means an Acquisition Proposal not solicited after October 28, 2003 on terms which the board of directors of the Company determines in good faith, taking into consideration such matters that it deems relevant (including, without limitation, the additional time necessary to consummate the Acquisition Proposal), to be more favorable to the Company’s stockholders than the Merger (based on the written advice of an independent financial advisor to the Company that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger), for which financing, to the extent required, is (based upon the written advice of an independent financial advisor to the Company) reasonably capable of being obtained; provided, however, that for purposes of this definition, “Acquisition Proposal” shall be deemed to refer only to a transaction involving a majority of the outstanding voting securities of the Company or all or substantially all of the assets of the Company.

      (e)     The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which any of the Acquired Companies is a party or under which any of the Acquired Companies has any rights, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a possible Acquisition Proposal or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Companies.

5.4.  Certain Resolutions. The board of directors of the Company or the compensation committee thereof shall pass any necessary resolutions as soon as practicable after the date hereof to provide for the treatment of Company Options as set forth in Section 6.3 of this Agreement.

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SECTION 6: ADDITIONAL COVENANTS OF THE PARTIES

6.1.  Stockholder Approval; Proxy Statement.

      (a)     The Company shall, as soon as practicable following the date hereof, prepare and file with the SEC the Proxy Statement and shall use all reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company’s stockholders, as promptly as practicable. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall give Parent an opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Proxy Statement prior to transmission to the SEC or its staff and shall not transmit any such material to which Parent reasonably objects. If at any time prior to the Company Stockholders’ Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare such an amendment or supplement and after obtaining the consent of Parent, which shall not be unreasonably withheld, to such amendment or supplement, shall promptly transmit such amendment or supplement to the Company’s stockholders. Once the Company Stockholders’ Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to the next possible future date) the Company Stockholders’ Meeting without Parent’s consent.

      (b)     The Company shall promptly following the date that the Proxy Statement is cleared by the SEC take all action necessary under all applicable Law to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the approval and adoption of this Agreement (the “Company Stockholders’ Meeting”). The Company shall ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Law.

      (c)     Once the Company Stockholders’ Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to the next possible future date) the Company Stockholders’ Meeting without Parent’s consent. Subject to Section 5.3: (A) the Company shall include the Company Board Recommendation in the Proxy Statement; and (B) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent or Acquisition Sub, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent or Acquisition Sub shall be adopted or proposed. The Board of Directors of the Company shall submit this Agreement to the holders of Company Common Stock, whether or not the Board of Directors of the Company at any time changes, withdraws or modifies the Company Board Recommendation. Subject to Section 5.3, the Company shall solicit from the holders of Company Common Stock proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by the DGCL and the certificate of incorporation and by-Laws of the Company to authorize, approve and adopt this Agreement and the Merger. Without limiting the generality of the foregoing, (i) the Company agrees that its obligation to duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock, as required by this Section 6.1, shall not be affected by the withdrawal, amendment or modification of the Company Board Recommendation and (ii) the Company agrees that its obligations pursuant to this Section 6.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or Superior Proposal.

      (d)     Parent agrees to cause all shares of Company Common Stock, if any, owned by Parent or any subsidiary of Parent to be voted in favor of the approval and adoption of the Agreement at the Company Stockholders’ Meeting.

      (e)     Subject to Parent’s and Acquisition Sub’s fulfillment of their respective obligations with respect thereto, Company agrees and covenants that the Proxy Statement shall contain (and shall be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable Law and shall conform in all material respects with the requirements of the Exchange Act and any other applicable Law,

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and the Proxy Statement shall not, at the time it is filed with the SEC or published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no covenant is hereby made by the Company with respect to any information supplied by Parent or Acquisition Sub in writing for inclusion in, or with respect to Parent or Acquisition Sub information derived from Parent’s public SEC filings which is included or incorporated by reference in, the Proxy Statement.

      (f)     None of the information supplied or to be supplied in writing by or on behalf of Parent for inclusion in the Proxy Statement shall, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      (g)     If at any time after the date the Proxy Statement is mailed to stockholders and prior to the Company Stockholders’ Meeting any information relating to the Company, Parent or Acquisition Sub, or any of their respective affiliates, officers or directors, is discovered by the Company, Parent or Acquisition Sub which is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and to the extent required by applicable Law, disseminated to the stockholders.

6.2.  Regulatory Approvals. Each party shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file any notifications required under any applicable antitrust Laws in connection with the Merger or the other transactions contemplated by this Agreement. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (a) give the other party prompt notice of the commencement or threat of commencement of any Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (b) keep the other party informed as to the status of any such Proceeding or threat, and (c) promptly inform the other party of any communication to or from any Governmental Body regarding the Merger or any of the other transactions contemplated by this Agreement. Except as may be prohibited by any Governmental Body or by any Law, (y) each party will consult and cooperate with the other, and will consider in good faith the views of the other, in connection with any analysis, appearance, presentation, memorandum, brief, Proceeding under or relating to any foreign, federal or state antitrust or fair trade Law, and (z) in connection with any such Proceeding, each party will permit, upon the approval of the other party which shall not be unreasonably withheld, authorized Representatives of the other to be present at each meeting or conference relating to any such Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Proceeding. At the reasonable request, and only at the reasonable request, of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to its or its Subsidiaries’ ability to operate or retain any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action is conditioned upon the consummation of the Merger.

6.3.  Stock Options.

      (a)     As of the Effective Time, each outstanding Company Option granted under the 1994 Non-Employee Director Stock Option Plan which has not been exercised prior to the Effective Time, whether or

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not then exercisable or vested, shall be cancelled and, in consideration of the cancellation, shall receive the Option Cash Amount (defined below).

      (b)     As soon as practicable after the date hereof, the Company shall offer to amend the outstanding Company Options (other than the Company Options which, by their terms, expire prior to or at the Effective Time, including the October Options) (the “Eligible Options”) granted under the Company’s 1994 Long-Term Incentive Plan and the Company’s 1990 Employees’ Stock Option Plan (collectively, the “Specified Option Plans”), which amendment (the “Option Amendment”) will provide that each holder of such Company Options shall be entitled to receive, subject to and effective as of the Effective Time, the Option Cash Amount for all of such holder’s Eligible Options, whether or not then exercisable or vested, in consideration of the cancellation of all Company Options held by such holder (including any Company Options with exercise prices per share equal to or greater than the Merger Consideration), all subject to and effective as of the Effective Time. The Company shall use commercially reasonable efforts to have each such holder of Company Options consent to the Option Amendment. To the extent that any holder does not consent to the Option Amendment, the Eligible Options held by such holder shall continue to remain outstanding under the Specified Option Plans after the Effective Time, subject to the right of the board of directors of the Company to settle in cash any exercise of the Company Options pursuant to the terms of the Specified Option Plans. The Company shall provide Parent with copies of all material documents in connection with the Option Amendment and allow Parent a reasonable opportunity to review and make reasonable changes to any documents which are proposed to be sent to the holders of Company Options. For purposes of this Section 6.3, “Option Cash Amount” shall mean the product of (X) the excess, if any, of the Merger Consideration over the exercise price per share of the applicable Company Option and (Y) the number of shares subject to the applicable Company Option; provided, however, that the Option Cash Amount shall be paid net of any applicable Tax withholdings, which the Surviving Corporation or the Parent, as the case may be, shall promptly pay when due to the appropriate Governmental Body for the account of each holder of the Company Option.

      (c)     Except with respect to the Specified Option Plans pursuant to which there are Company Options outstanding as of the Effective Time, all stock option plans established by the Company or any of its Subsidiaries shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Company or any Subsidiary of the Company (including the Company’s Restricted Stock Purchase Plan and its Employee Stock Purchase Plan) shall be terminated and of no further force or effect as of the Effective Time. Prior to the Effective Time, at the request of Parent, the Company shall take all action (including amending any and all of the Company’s existing stock option plans and program and any and all stock option agreements, in each case subject to obtaining any consent from option holders (to the extent required), which the Company shall use commercially reasonable efforts to obtain) that Parent determines may be reasonably necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 6.3 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 6.3.

6.4.  Employee Benefits.

      (a)     Parent agrees that all employees of the Acquired Companies who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Parent or the Surviving Corporation after the Effective Time (“Continuing Employees”) shall be eligible to continue to participate in the Surviving Corporation’s health and welfare benefit plans; provided, however, that (i) nothing in this Section 6.4 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health or welfare benefit plan at any time (including as of the Effective Time), and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan, then the Continuing Employees shall be immediately eligible to participate in a similar health or welfare benefit plan (if any) of Parent (all of such plans collectively, “Parent Employee Benefit Plans”) to substantially the same extent as similarly situated employees of Parent. Immediately after the Effective Time, the Continuing Employees shall be entitled to participate in a plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code sponsored, maintained or contributed to by Parent or its Subsidiaries (a “Parent 401(k) Plan”). Each Continuing Employee’s period of service and compensation history with the Company

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and the Acquired Companies shall be counted in determining eligibility for, and the amount and vesting of, benefits under each Parent Employee Benefit Plan. Each Continuing Employee who participates in a Parent Employee Benefit Plan that provides health care benefits (whether or not through insurance) shall participate without regard to any waiting period or any condition or exclusion based on pre-existing conditions, medical history, claims experience, evidence of insurability, or genetic factors, and shall receive full credit for any co-payments or deductible payments, or net account balances under any cafeteria or flexible spending plan made before the Closing Date. In the event that any Continuing Employee receives an “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) from any of the Company’s Employee Benefit Plans intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”), Parent shall cause a Parent 401(k) Plan to accept a direct rollover of such eligible rollover distribution (including any portion of such eligible rollover distribution comprised of the outstanding balance of a loan from such Company 401(k) Plan). Nothing in this Section 6.4(a) or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of the Parent and, unless set forth on Section 6.4(a) of the Company Disclosure Letter, the employment of each Continuing Employee shall be “at will” employment. Each Continuing Employee is an intended third party beneficiary of this Section 6.4(a). Parent agrees to maintain, for the benefit of the employees of the Acquired Companies, the severance policy set forth on Exhibit B attached to this Agreement, for a period of one (1) year from the Effective Time; provided, however, that any severance payable under the policy shall in all cases be subject to the employee’s execution of Parent’s standard form employee release.

      (b)     If Parent directs any Acquired Company, the Acquired Company shall terminate, effective as of the day immediately prior to and contingent upon the Acquired Company becoming a member of the same Controlled Group of Corporations (as such term is defined in Section 414(b) of the Code) as Parent (the “401(k) Termination Date”), any 401(k) Plan sponsored by any of the Acquired Companies (or to which any of the Acquired Companies contribute). The Acquired Companies shall provide Parent evidence that such 401(k) Plans have been terminated pursuant to resolutions of the board of directors of the applicable Acquired Company (the form and substance of such resolutions shall be subject to review and approval of Parent) effective as of the 401(k) Termination Date.

6.5.  Indemnification of Officers and Directors.

      (a)     All rights to indemnification existing in favor of those Persons who are or have at any time been directors and officers of the Company (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the Company’s bylaws and certificate of incorporation as in effect as of the date of this Agreement, shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Delaware law for a period of six (6) years from the Effective Time.

      (b)     Provided that the officers of the Company as of the date hereof prepare and execute the application with respect thereto, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions occurring prior to the Effective Time, a “tail” policy of directors’ and officers’ liability insurance (the “Tail Policy”) covering the period of time from the Effective Time until up to the sixth (6th) anniversary of the Effective Time, providing comparable coverage to the existing directors’ and officers’ liability Insurance Policy maintained by the Company as of the date hereof; provided, however, that the Surviving Corporation shall not be required to pay an aggregate premium for such Tail Policy in excess of $1,500,000, and, in the event the aggregate premium for such Tail Policy exceeds $1,500,000, the Surviving Corporation shall be entitled to alter the amount of such coverage under the Tail Policy to such amount that can be obtained for an aggregate premium equal to $1,500,000.

      (c)     In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.5, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 6.5, and none of the actions described in clause “(i)” or clause “(ii)” shall be taken until such provision is made.

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      (d)     Parent shall cause the Surviving Corporation to perform all of the Surviving Corporation’s obligations under this Section 6.5. The provisions of this Section 6.5 shall be enforceable by each Indemnified Person and his heirs and representatives, and are in addition to and not in substitution for, any other right to indemnification or contribution that such Indemnified Person may have under the certificate of incorporation and bylaws of the Company or the Surviving Corporation, under any acquisition Contract, under the DGCL or otherwise.

      (e)     Notwithstanding any other provision in this Agreement to the contrary, the provisions of this Section 6.5 may not be amended or modified without the approval of each of the Indemnified Persons.

6.6.  Additional Agreements.

      (a)     Subject to Section 6.6(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 6.6(b), each party to this Agreement (i) shall make all filings with a Governmental Body and shall use all reasonable effort to give all notices required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such party in connection with the Merger and each of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

      (b)     Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Companies to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Companies to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, Software or Intangible, or to commit to cause any of the Acquired Companies to license or otherwise make available to any Person any technology, Software or Intangible; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Companies to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Companies; or (vi) to contest any Proceeding relating to the Merger or any of the other transactions contemplated by this Agreement if Parent determines in good faith that contesting such Proceeding might not be advisable.

6.7.  Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Companies to, make any disclosure that is disseminated to all, substantially all, or a significant portion of the employees of the Acquired Companies, to the public or otherwise, in each case regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) Parent shall have been given the opportunity to review and comment upon such disclosure and shall have approved such disclosure, (b) solely with respect to such disclosure that is disseminated to all, substantially all, or a significant portion of the employees of the Acquired Companies, such disclosure is consistent with the guidelines mutually agreed to by the parties in writing, or (c) the Company shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement relating to the transactions contemplated by this Agreement, each party to this Agreement (and any employee, Representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the U.S. Federal income tax treatment and U.S. Federal income tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions

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or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) this provision shall not permit disclosure until the earliest of (A) the date of the public announcement of discussions relating to the transactions contemplated by this Agreement, (B) the date of the public announcement of the transactions contemplated by this Agreement or (C) the date of the execution of an agreement (with or without conditions) to enter into the transactions contemplated by this Agreement, (ii) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement and (iii) this provision shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable securities Laws. Nothing in this Agreement shall in any way limit any party’s ability to consult any tax advisor (including a tax advisor independent from all other entities involved in any or all of the transactions contemplated by this Agreement) regarding the tax treatment or tax structure of the transactions contemplated by this Agreement. For purposes of this Agreement, the terms “tax treatment” and “tax structure” shall have the meanings ascribed to such terms in United States Treasury Regulation Sections 1.6011-4(c)(8) and (9).

6.8.  Resignation of Officers and Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Parent on or prior to the Effective Time the resignation of each director of each of the Acquired Companies and such officers of the Acquired Companies as Parent shall request.

6.9.  General Cooperation. From the date hereof through the Effective Time, the Acquired Companies will use their commercially reasonable good faith efforts to operate their businesses in such a manner as to achieve a smooth transition consistent with the respective business interests of the Acquired Companies and Parent. In this regard, the Acquired Companies and Parent agree that they will enter into good faith discussions concerning the businesses of the Acquired Companies, including personnel policies and procedures, and other operational matters.

6.10.  Acquisition Sub. Parent shall take all action necessary to cause Acquisition Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

6.11.  Section 16 Matters. The board of directors of the Company shall adopt a resolution in advance of the Effective Time providing that the disposition by the officers and directors of the Company of Company Common Stock, Company Options or other equity securities of the Company pursuant to the Merger or the other transactions contemplated by this Agreement is intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

SECTION 7: CONDITIONS PRECEDENT TO THE MERGER

7.1.  Conditions to Obligations of Each Party. The obligations of the parties to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

      (a)     This Agreement shall have been duly approved and adopted by the Required Company Stockholder Vote.

      (b)     No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal; provided that, subject to Section 6.6(b), in the case of a restraining order, injunction or other order, each of the parties shall have used their commercially reasonable efforts to prevent the entry of any such restraining order, injunction or other order and to appeal as promptly as possible any restraining order, injunction or other order that may be entered.

7.2.  Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction (or written waiver by the Company) of each of the following conditions:

      (a)     Each of Parent’s representations and warranties contained in this Agreement shall be true and correct as of the date of this Agreement, or as a date subsequent to the date of this Agreement (as if made on such subsequent date) (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date),

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except where the failure to be true and correct does not have a material adverse effect on the ability of Parent or Acquisition Sub to consummate the Merger.

      (b)     Parent shall have complied with, in all material respects, Parent’s covenants contained in this Agreement, except where its noncompliance does not have a material adverse effect on the ability of Parent or Acquisition Sub to consummate the Merger.

      (c)     (i) All waiting periods (and any extensions thereof) under the HSR Act relating to the Merger and the other transactions contemplated hereby will have expired or terminated early and (ii) any Consent required under any other applicable antitrust Law or regulation or other Law shall have been obtained if the failure to obtain such Consent would both: (i) materially and adversely affect the Parent or the Acquired Companies and (ii) reasonably be expected to result in the prohibition of the consummation of the Merger.

7.3.  Conditions to Obligations of Parent and Acquisition Sub. The obligations of Parent and Acquisition Sub to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or written waiver by Parent) of each of the following conditions:

      (a)     Each of the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.5, 3.13, 3.15, 3.23, 3.24, 3.25, 3.27, 3.28 (first sentence only), and 3.29 of the Agreement shall be true and correct in all material respects at all times from the date of this Agreement through and including the Effective Time (determined without regard to any knowledge or materiality qualifications therein), except to the extent any such representations and warranties are qualified by a Material Adverse Effect qualification, in which case each such representation and warranty shall be true and correct in all respects (determined without regard to knowledge qualifications therein) at all times from the date of this Agreement through and including the Effective Time (other than to the extent any such representations and warranties expressly relate to an earlier date, in which case any such representations and warranties shall be true and correct in all material respects as of such earlier date, determined without regard to any knowledge or materiality qualifications therein, except to the extent any such representations and warranties are qualified by Material Adverse Effect, in which case any such representations and warranties shall be true and correct in all respects, without regard to knowledge qualifications therein, as of such earlier date), and (y) each of the representations and warranties of the Company set forth in this Agreement shall be true and correct (determined without regard to any knowledge qualifications or any materiality or Material Adverse Effect qualifications therein), at all times from the date of this Agreement through and including the Effective Time (other than to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, determined without regard to any knowledge qualifications or any materiality or Material Adverse Effect qualifications therein), except for purposes of this subclause (y), to the extent the failure of any such representations and warranties to be true and correct, taken together in their entirety, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b)     The Company shall have performed and complied, in all material respects, with each material covenant and agreement contained in this Agreement and required to be performed or complied with by it.

      (c)     Since the date of this Agreement, there shall not have occurred any Material Adverse Effect and no event shall have occurred and no circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a Material Adverse Effect.

      (d)     Any waiting period under any applicable antitrust Law or regulation (including the HSR Act) or other Law shall have expired or been terminated and any Consent required under any applicable antitrust Law or regulation or other Law shall have been obtained.

      (e)     There shall not be pending any Proceeding in which a Governmental Body is a party or otherwise involved, and neither Parent nor the Company shall have received a communication from any Governmental Body in which such Governmental Body indicates the intention of commencing any Proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger or any of the other transactions contemplated by this Agreement and seeking to obtain from Parent or any of the Acquired Companies, any damages or other relief that may be material to Parent or the Acquired Companies;

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(iii) seeking to prohibit or limit in any material respect Parent’s or Acquisition Sub’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or the Surviving Corporation; (iv) that could materially and adversely affect the right of Parent or any of the Acquired Companies to own the assets or operate the business of the Acquired Companies; or (v) seeking to compel any of the Acquired Companies, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement.

      (f)     There shall not be pending any Proceeding in which, in the reasonable judgment of Parent, there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on the Acquired Companies or a material adverse effect on Parent: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger or any of the other transactions contemplated by this Agreement and seeking to obtain from Parent or any of the Acquired Companies, any damages or other relief that may be material to Parent or the Acquired Companies; (iii) seeking to prohibit or limit in any material respect Parent’s or Acquisition Sub’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or the Surviving Corporation; or (iv) that would materially and adversely affect the right of Parent or any of the Acquired Companies, to own the assets or operate the business of any of the Acquired Companies.

      (g)     This Agreement shall not have been terminated in accordance with its terms.

      (h)     Parent and Acquisition Sub are reasonably satisfied, in their sole discretion, that the Rights and the Rights Agreement are inapplicable to the Merger.

      (i)     The Dissenting Shares shall not represent more than 10% of the voting power of the outstanding Company Common Stock.

      (j)     All of the Company’s outstanding 5% Convertible Subordinated Debentures shall have been redeemed in full.

SECTION 8: TERMINATION

8.1.  Termination. This Agreement may be terminated prior to the Effective Time, whether before or after the Required Company Stockholder Vote, as follows:

      (a)     by mutual written consent of Parent and the Company;

      (b)     by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or making consummation of the Merger illegal; provided, that in the case of a restraining order, injunction or other order, each of the parties shall have used their commercially reasonable efforts to prevent the entry of any such restraining order, injunction or other order and to appeal as promptly as possible any restraining order, injunction or other order that may be entered;

      (c)     by either Parent or the Company if the Merger shall not have been consummated by April 30, 2004; provided, however, that: (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure to consummate the Merger is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party; and (ii) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) unless the Company shall have made any payment then required to be made to Parent pursuant to Section 8.3(a) and shall have paid to Parent the fee, if any, then required to be paid to Parent pursuant to Section 8.3(c);

      (d)     by Parent if a Triggering Event shall have occurred;

      (e)     by Parent if: (i)(x) any of the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.5, 3.13, 3.15, 3.23, 3.24, 3.25, 3.27, 3.28 (first sentence only), or 3.29 of this Agreement shall not be true and correct in any material respect (determined without regard to any knowledge or materiality qualifications therein), except to the extent any such representations and warranties are qualified by a Material Adverse Effect qualification, in which case any such representations and warranties shall not be

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true and correct in any respect (determined without regard to knowledge qualifications therein), in each case as of the date of this Agreement or as of a date subsequent to the date of this Agreement as if made on such subsequent date (other than to the extent any such representations and warranties expressly relate to an earlier date, in which case any such representations and warranties shall not be true and correct in any material respect as of such earlier date, determined without regard to any knowledge or materiality qualifications therein, except to the extent any such representations and warranties are qualified by a Material Adverse Effect qualification, in which case any such representations and warranties shall not be true and correct in any respect as of such earlier date, determined without regard to knowledge qualifications therein), or (y) any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct (determined without regard to any knowledge qualifications or any materiality or Material Adverse Effect qualifications therein), as of the date of this Agreement or as of a date subsequent to the date of this Agreement as if made on such subsequent date (other than to the extent any such representations and warranties expressly relate to an earlier date, in which case any such representations and warranties shall not be true and correct as of such earlier date, determined without regard to any knowledge qualifications or any materiality or Material Adverse Effect qualifications therein), except for purposes of this subclause (y), to the extent the failure of any such representations and warranties to be true and correct, taken together in their entirety, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) the Company shall not have performed and complied, in all material respects, with each material covenant or agreement contained in this Agreement and required to be performed or complied with by it; provided, however, if such inaccuracy or breach is curable by the Company, then Parent may not terminate this Agreement under this Section 8.1(e) with respect to a particular inaccuracy or breach prior to or during the ten (10)-business day period commencing upon delivery by Parent of written notice to the Company of such inaccuracy or breach, provided the Company continues to exercise commercially reasonable efforts to cure such inaccuracy or breach during such ten (10)-business day period;

      (f)     by the Company if: (i) any of Parent’s representations and warranties contained in this Agreement shall fail to be true and correct as of the date of this Agreement, or as a date subsequent to the date of this Agreement (as if made on such subsequent date) (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall not be true and correct as of such earlier date), except where such failure does not have a material adverse effect on the ability of Parent or Acquisition Sub to consummate the Merger; or (ii) if Parent shall not have complied with, in all material respects, Parent’s covenants contained in this Agreement, except where such noncompliance does not have a material adverse effect on the ability of Parent or Acquisition Sub to consummate the Merger; provided, however, if such inaccuracy or breach is curable by Parent, then the Company may not terminate this Agreement under this Section 8.1(f) with respect to a particular inaccuracy or breach prior to or during the ten (10)-business day period commencing upon delivery by the Company of written notice to Parent of such inaccuracy or breach, provided Parent continues to exercise commercially reasonable efforts to cure such inaccuracy or breach; or

      (g)     by the Company if the Company has proposed to enter into an agreement with respect to a Superior Proposal or has approved or recommended a Superior Proposal in accordance with Section 5.3, provided that the Company has complied with all of the provisions of Section 5.3, including the notice provisions therein, and that simultaneously with terminating this Agreement the Company makes all payments required to be made to Parent pursuant to Section 8.3.

8.2.  Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) Section 6.7, this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) except as otherwise provided in Section 8.3(e), the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

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8.3.  Expenses; Termination Fees.

      (a)     Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that:

              (i)  Parent and the Company shall share equally all fees and expenses, other than attorneys’ fees, accounting fees, and financial advisory fees, incurred in connection with the filing, printing and mailing of the Proxy Statement and any amendments or supplements thereto; and

              (ii)  if this Agreement is terminated by Parent pursuant to (w) Section 8.1(c) and following the date hereof and prior to the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, (x) Section 8.1(d) (other than with respect to a Stock Purchase Triggering Event), (y) Section 8.1(d) with respect to a Stock Purchase Triggering Event (if within one (1) year from the date of any such termination the Company enters into an agreement with respect to, approves, or recommends or consummates, an Acquisition Proposal or agrees or resolves to do any of the foregoing), or (z) Section 8.1(e), or if this Agreement is terminated by the Company pursuant to Section 8.1(c)) (and following the date hereof and prior to the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made), or Section 8.1(g), then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(c)), the Company shall make a nonrefundable cash payment to Parent, at the time specified in Section 8.3(b), in an amount equal to the aggregate amount of all reasonable fees and expenses (including all reasonable attorneys’ fees, reasonable accountants’ fees, reasonable financial advisory fees and all filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the due diligence review of the Company by Parent, Acquisition Sub and their respective Representatives, the preparation and negotiation of this Agreement and otherwise in connection with the Merger or any of the other transactions contemplated by this Agreement, but which amount in no event shall exceed $1,000,000; provided, however, no such amount shall be required to be paid under Section 8.3(a)(ii)(w) above if the Acquisition Proposal has not been solicited by the Company and it has been withdrawn or has expired by its terms prior to the scheduled Company Stockholders’ Meeting (a “Withdrawn Acquisition Proposal”) unless, within one (1) year from the date of termination of the Agreement, the Company enters into a agreement with respect to, approves, or recommends or consummates, an Acquisition Proposal or agrees or resolves to do any of the foregoing.

      (b)     In the case of termination of this Agreement by Parent pursuant to Section 8.1(d) (other than with respect to a Stock Purchase Triggering Event) or Section 8.1(e), any nonrefundable expense reimbursement payment required to be made pursuant to clause “(ii)” of the proviso to Section 8.3(a) shall be made by the Company within two (2) Business Days after such termination if the Company has been advised of such amount or two (2) Business Days following the time that the Company is advised of such amount; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(c) (other than where there is a Withdrawn Acquisition Proposal), any nonrefundable expense reimbursement payment required to be made pursuant to clause “(ii)” of the proviso to Section 8.3(a) shall be made by the Company within two (2) Business Days after the date of the scheduled Company’s Stockholders’ Meeting; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(c) (where there is a Withdrawn Acquisition Proposal) or Section 8.1(d) with respect to a Stock Purchase Triggering Event, any nonrefundable expense reimbursement payment required to be made pursuant to clause “(ii)” of the proviso to Section 8.3(a) shall be made by the Company within two (2) Business Days after the date the Company enters into an agreement with respect to, approves, or recommends or consummates, an Acquisition Proposal or agrees or resolves to do any of the foregoing; and in the case of termination of this Agreement by the Company pursuant to Section 8.1(c) or Section 8.1(g), any nonrefundable expense reimbursement payment required to be made pursuant to clause “(ii)” of the proviso to Section 8.3(a) shall be made by the Company at or prior to the time of such termination if the Company has been advised of such amount or two (2) Business Days following the time that the Company has been advised of such amount.

      (c)     If (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c) and within one (1) year from the date of any such termination the Company enters into an agreement with respect to, approves, or recommends or consummates, an Acquisition Proposal or agrees or resolves to do any of the

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foregoing, (ii) this Agreement is terminated by Parent pursuant to Section 8.1(d) (other than on account of a Stock Purchase Triggering Event), (iii) this Agreement is terminated by Parent pursuant to Section 8.1(d) on account of a Stock Purchase Triggering Event and within one (1) year from the date of such termination the Company enters into an agreement with respect to, approves, or recommends or consummates an Acquisition Proposal or agrees or resolves to do any of the foregoing, (iv) this Agreement is terminated by Parent pursuant to Section 8.1(e) and within one (1) year from the date of termination the Company enters into an agreement with respect to, approves, recommends or consummates an Acquisition Proposal or agrees or resolves to do any of the foregoing, or (v) this Agreement is terminated by the Company pursuant to Section 8.1(g), then the Company shall pay to Parent, in cash at the time specified in the next sentence (and in addition to the amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in the amount equal to Twenty Two Million Five Hundred Thousand Dollars ($22,500,000.00) (the “Termination Fee”). In the case of termination of this Agreement by the Company pursuant to Section 8.1(c) or by Parent pursuant to Section 8.1(c), Section 8.1(d) (on account of a Stock Purchase Triggering Event) or Section 8.1(e), the Termination Fee shall be paid by the Company within two Business Days after the Company enters into an agreement with respect to, approves, recommends or consummates an Acquisition Proposal or agrees or resolves to do any of the foregoing; in the case of termination of this Agreement by Parent pursuant to Section 8.1(d) (other than on account of a Stock Purchase Triggering Event), the Termination Fee shall be paid by the Company within two Business Days after such termination; and in the case of termination of this Agreement by the Company pursuant to Section 8.1(g), the Termination Fee shall be paid by the Company at or prior to the time of such termination.

      (d)     If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the “prime rate” (as announced by Mellon Bank, N.A., or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

      (e)     Payment of the Termination Fee and expense reimbursement, if any, as the case may be, shall be Parent’s, Acquisition Sub’s exclusive remedy for any termination of this Agreement in accordance with this Section 8, and there shall be no further liability to the Company as a result of such termination, except in all cases in the event of (i) fraud or (ii) an intentional or willful breach of this Agreement by the Company or any of its Representatives.

SECTION 9: MISCELLANEOUS PROVISIONS

9.1.  Amendment. Subject to Section 6.4(a) and Section 6.5, this Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2.  Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3.  No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger; provided however that this Section 9.3 shall not limit any covenant or agreement of the parties hereto which by its terms provides for performance after the Effective Time or after termination of this Agreement.

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9.4.  Entire Agreement; Counterparts; No Third Party Beneficiaries. This Agreement (together with the Company Disclosure Letter) and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the confidentiality provisions of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for Continuing Employees pursuant to Section 6.4(a) hereof and Indemnified Persons pursuant to Section 6.5 hereof.

9.5.  Applicable Law; Jurisdiction. This Agreement and all matters arising out of or relating to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of Laws thereof or any other jurisdiction. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware (and agrees not to commence any such action except in such courts) and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in such court has been brought in an inconvenient forum; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

9.6.  Headings. The section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7.  Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.8.  Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company’s rights hereunder maybe assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect; provided, further, that Parent may assign this Agreement to any direct or indirect subsidiary of Parent, but any such assignment shall not relieve Parent of any of its obligations hereunder. Any assignment prohibited under this Section 9.8 shall be null and void.

9.9.  Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day it is delivered (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the first Business Day after it is sent (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if confirmed within 48 hours thereafter by a signed original sent in one of the manners set forth in (a) through (c) above. If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 9.9), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile

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numbers as applicable: (i) if to Parent or Acquisition Sub: at Parent’s address stated on page one of this Agreement to the attention of General Counsel (fax # 610-687-3725), with a copy sent simultaneously to the same address, to the attention of its Chief Financial Officer (fax # 610-687-2436), and (ii) if to Company, to the address stated on page one of this Agreement to the attention of the President and CEO (fax # 610-578-7457), with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania 19103-2799, Attention: Barry M. Abelson. (fax # 215-981-4750).

9.10.  Cooperation. Each party to this Agreement agrees to reasonably cooperate with the other parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other parties to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

9.11.  Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

9.12.  Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

9.13.  Reliance by Parent and Acquisition Sub. Notwithstanding the right of Parent and Acquisition Sub to investigate the business, Assets and financial condition of the Acquired Companies, and notwithstanding any knowledge obtained or obtainable by Parent and Acquisition Sub as a result of such investigation, Parent and Acquisition Sub have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by Company in this Agreement or pursuant hereto.

9.14.  Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any Contract shall be qualified to the extent that such enforceability may be affected by bankruptcy, insolvency and other similar Laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors’ rights and remedies.

9.15.  Construction.

      (a)     For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

      (b)     The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

      (c)     Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SunGard Data Systems Inc.

By:	/s/ Richard C. Tarbox
Name: Richard C. Tarbox
Title: Senior Vice President—Corporate Development

Schoolhouse Acquisition Corp. Inc.

By:	/s/ Richard C. Tarbox
Name: Richard C. Tarbox
Title: Vice President

Systems & Computer Technology Corporation

By:	/s/ Eric Haskell
Name: Eric Haskell
Title:Executive Vice President, Finance and Administration

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EXHIBIT A
DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

401(k) Termination Date shall have the meaning set forth in Section 6.4(b) of this Agreement.

Acquired Companies shall mean the Company and its Subsidiaries.

Acquisition Proposal shall have the meaning set forth in Section 5.3(d) of this Agreement.

Acquisition Sub shall have the meaning set forth in the introductory section of this Agreement.

Agreement shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

Asset shall mean any real, personal, mixed, tangible or intangible property of any nature, including cash on hand, cash in bank or other accounts, readily marketable securities, other cash-equivalent liquid assets of any nature, prepayments, deposits, escrows, accounts receivable (or other receivable), Tangible Property, Real Property, Software, Contract Rights, Intangibles and goodwill, and claims, causes of action and other legal rights and remedies.

Business Day shall have the meaning set forth in Rule 14d-1(g)(3) under the Exchange Act.

Certificates shall have the meaning set forth in Section 2.2(b) of this Agreement.

Closing shall have the meaning set forth in Section 1.4 of this Agreement.

Closing Date shall have the meaning set forth in Section 1.4 of this Agreement.

Code shall mean the Internal Revenue Code of 1986, as amended.

Commercially Available Software shall mean the following: ready-to-use, pre-packaged Software which is (i) commercially available to the public, and (ii) not embedded in, otherwise included in, or necessary to provide any of the products or services provided by the Acquired Companies, and (iii) replaceable without material delay for less than $50,000.

Company shall have the meaning set forth in the introductory section of this Agreement.

Company Board Recommendation shall have the meaning set forth in Section 3.23 of this Agreement.

Company Common Stock shall mean the common stock, $.01 par value per share, of the Company.

Company Disclosure Letter shall mean the disclosure schedule that has been prepared by the Company and that has been delivered by the Company to Parent on the date of the Agreement.

Company’s Employee Benefit Plans shall have the meaning set forth in Section 3.16 of this Agreement.

Company Intangibles shall have the meaning set forth in Section 3.13(a) of this Agreement.

Company Options shall have the meaning set forth in Section 3.2(b) of this Agreement.

Company Real Property shall have the meaning set forth in Section 3.11(c) of this Agreement.

Company SEC Documents shall have the meaning set forth in Section 3.5(a) of this Agreement.

Company Stockholders’ Meeting shall have the meaning set forth in Section 6.1(b) of this Agreement.

Company’s Stock Option Plans shall have the meaning set forth in Section 3.2(b) of this Agreement.

Company Web Sites shall have the meaning set forth in Section 3.13(n) of this Agreement.

Company 401(k) Plan shall have the meaning set forth in Section 6.4(a) of this Agreement.

Confidentiality Agreement shall mean the Confidentiality Agreement, dated September 25, 2003, between the Company and Parent.

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Consent shall mean any consent, approval, order or authorization (including any Governmental Authorization) of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

Continuing Employees shall have the meaning set forth in Section 6.4(a) of this Agreement.

Contract shall mean any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, instruments, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

Contract Right shall mean any right, power or remedy of any nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party’s Obligations, rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

DGCL shall have the meaning set forth in Section 1.2 of this Agreement.

Dissenting Shares shall have the meaning set forth in Section 2.3 of this Agreement.

Domain Names shall have the meaning set forth in Section 3.13(j) of this Agreement.

Effective Time shall have the meaning set forth in Section 1.4 of this Agreement.

Eligible Options shall have the meaning set forth in Section 6.3 of this Agreement.

Employee Benefit Plan shall mean any employee benefit plan as defined in Section 3(3) of ERISA, and any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.

Encumbrance shall mean any lien, pledge, easement, Obligation, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest, understanding or arrangement imposing restrictions on title or use or other restrictions of any nature whatsoever (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Laws shall mean all applicable Law (including consent decrees, administrative orders and common laws) relating to the public health and safety and protection of the environment, including those governing or relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of Hazardous Substances, all as amended.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate shall mean any business or entity that is a member of a “controlled group of corporations” under “common control” or an “affiliated service group” with a company or entity within the meaning of

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any of Sections 414(b), (c), or (m) of the Code, or that is required to be aggregated with a company or entity under Section 414(o) of the Code, or that is under “common control” with a company or entity within the meaning of Section 4001(a)(14) of ERISA.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Excluded Laws shall have the meaning set forth in the final paragraph of Section 3.26.

Exhibits shall have the meaning set forth in Section 9.15(c) of this Agreement.

GAAP shall mean generally accepted accounting principles under current United States accounting rules and regulations, consistently applied throughout the periods covered. In no event shall the consistent application of the historical accounting policies used by the Company have priority over GAAP, regardless of materiality.

Governmental Authorization shall mean any: (a) Permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.

Governmental Body shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, self-regulatory organization, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

Hazardous Substances shall mean any substance, waste, contaminant, pollutant or material that has been determined by any United States federal government authority, or any state or local government authority having jurisdiction over any Real Property, to be capable of posing a risk of injury or damage to health, safety, property or the environment, including (a) all substances, wastes, contaminants, pollutants and materials defined, designated or regulated as hazardous, dangerous or toxic pursuant to any Law of any state in which any Real Property is located or any United States Law, and (b) asbestos, polychlorinated biphenyls, petroleum, petroleum products and urea formaldehyde.

HSR Act shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

Include and Including shall mean including but not limited to.

Indemnified Persons shall have the meaning set forth in Section 6.5(a) of this Agreement.

Insurance Policy shall mean any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker’s compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors’ and officers’ liability, or other insurance policy of any nature.

Intangible shall mean any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology or other intangible asset of any nature, whether in use, under development or design, or inactive.

IRS shall have the meaning set forth in Section 3.16 of this Agreement.

Judgment shall mean any order, writ, injunction, citation, award, decree or other judgment of any nature of any Governmental Body.

to the knowledge of the Company or similar phrases shall mean that none of the directors of any of the Acquired Companies as of the date hereof or any of the following individuals has any actual knowledge or implied knowledge that the statement made is incorrect: Michael Chamberlain–President and Chief Executive Officer; Eric Haskell–Executive Vice President and Chief Financial Officer; Richard Blumenthal–Executive Vice President and General Counsel; Brian Madocks–Executive Vice President, Field Operations; Jeffrey Cottle– Senior Vice President, Human Resources; Andrew Cooley–Senior Vice President, Marketing; Scott Doughman–Senior Vice President, Business Development; Susan LaCour–Senior Vice President, Business Lines; David Muldoff–Senior Vice President, Architecture and Jennifer Bloom–Vice President, Finance and

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Administration. For this purpose, “implied knowledge” means all information that any of such directors or executive officers should reasonably be expected to have actual knowledge of in the course of operating and managing the business and affairs of the Acquired Companies.

Latest Balance Sheet shall have the meaning set forth in Section 3.5(b) of this Agreement.

Law shall mean any federal, state, local, municipal, foreign or other law, statute, charter, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, guidelines, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market System or NYSE).

Leased Real Property shall mean all the Real Property leased pursuant to the Real Property Leases.

Material Adverse Effect shall mean an event, occurrence, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Acquired Companies if such event, occurrence, violation, inaccuracy, circumstance or other matter (considered alone or together with any other matter or matters) had or would reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), capitalization, assets, liabilities, operations, revenues, results of operations, cash flows, financial performance or prospects of the Acquired Companies taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent’s or Acquisition Sub’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or the Surviving Corporation; provided, however, that in determining whether there has been a Material Adverse Effect, any adverse effects resulting from or attributable to (A) changes or conditions generally affecting the industries or segments in which any of the Acquired Companies operate, (B) changes in general economic, industry, or market conditions which, in the case of (A) or (B), do not have a materially disproportionate effect (relative to other industry participants) on any of the Acquired Companies, or (C) any disruption of customer, business partner, supplier or employee relationships, including, without limitation, reductions in services or products sold, licensed or otherwise provided to customers, that resulted or arose from the announcement of this Agreement or the consummation of the Merger, to the extent so attributable shall be disregarded; provided, further that any reduction in the market price or trading volume of the Company’s Common Stock in and of itself shall not be deemed to constitute a Material Adverse Effect on the Company (it being understood that the foregoing shall not prevent Parent from asserting that any underlying cause of such reduction independently constitutes a Material Adverse Effect on the Company).

Merger shall have the meaning set forth in the Background section of this Agreement.

Merger Consideration shall have the meaning set forth in Section 2.1(a)(iii) of this Agreement.

NASD shall mean the National Association of Securities Dealers, Inc.

NYSE shall mean the New York Stock Exchange, Inc.

Obligation shall mean any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

October Options shall have the meaning set forth in Section 3.2(b)

Option Amendment shall have the meaning set forth in Section 6.3(b) of this Agreement.

Option Cash Amount shall have the meaning set forth in Section 6.3(b) of this Agreement.

Owned Company Intangibles shall have the meaning set forth in Section 3.13(b) of this Agreement.

Owned Company Software shall have the meaning set forth in Section 3.13(a) of this Agreement.

Owned Real Property shall have the meaning set forth in Section 3.11(a) of this Agreement.

Parent shall have the meaning set forth in the introductory section of this Agreement.

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Parent Employee Benefit Plans shall have the meaning set forth in Section 6.4(a) of this Agreement.

Parent 401(k) Plan shall have the meaning set forth in Section 6.4(a) of this Agreement.

Paying Agent shall have the meaning set forth in Section 2.2(a) of this Agreement.

Permit shall mean any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any Governmental Body.

Permitted Encumbrances shall mean Encumbrances (i) for Taxes, governmental charges, assessments or levies, provided that such Taxes, governmental charges, assessments or levies are not yet due or are being contested in good faith by appropriate Proceedings, and in any case of any contest, for which the Company has made an appropriate reserve on the Latest Balance Sheet; (ii) deposits, Encumbrances or pledges to secure payments of workmen’s compensation, public liability, unemployment and other similar insurance, (iii) mechanics’, workmen’s materialmen’s, repairmen’s, warehousemen’s, vendors’ or carriers’ Encumbrances, or other similar Encumbrances arising in the ordinary course of business consistent with past practices and securing sums which are not past due or are being contested in good faith by appropriate Proceedings, and in any case of any contest, for which the Company has made an appropriate reserve on the Latest Balance Sheet; (iv) purchase money Encumbrances upon any fixed or capital assets; (v) restrictions on transfers of securities imposed by Federal and state securities laws; and (vi) Encumbrances that do not materially detract from the value or materially interfere with the use by the Acquired Companies of their Assets.

Person shall mean any individual, Entity or Governmental Body.

Pre-Closing Period shall have the meaning set forth in Section 5.1 of this Agreement.

Proceeding shall mean any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing, audit or other proceeding of any nature (including any civil, criminal, administrative, investigative, or appellate proceeding).

Proxy Statement shall mean the proxy or information statement of the Company to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting.

Real Property shall mean any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

Real Property Leases shall have the meaning set forth in Section 3.11(b) of this Agreement.

Reportable Transaction shall have the meaning set forth in Section 3.18(n) of this Agreement.

Representatives shall have the meaning set forth in Section 5.3(a) of this Agreement.

Required Company Stockholder Vote shall have the meaning set forth in Section 3.25 of this Agreement.

Right means, with respect to each outstanding share of Common Stock, the right to purchase one one-hundredth of a share of Series A Participating Preferred Stock, par value $.10 per share, pursuant to the Rights Agreement.

Rights Agreement means the Rights Agreement, dated as of April 13, 1999 between the Company and ChaseMellon Shareholder Services L.L.C.

SEC shall mean the United States Securities and Exchange Commission.

Sections shall have the meaning set forth in Section 9.15(c) of this Agreement.

Securities Act shall mean the Securities Act of 1933, as amended.

Software shall mean any computer program, operating system, applications system, firmware or software of any nature, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and

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whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

SOX shall mean the Sarbanes-Oxley Act of 2002.

Specified Contracts shall have the meaning set forth in Section 3.14 of this Agreement.

Specified Option Plans shall have the meaning set forth in Section 6.3(b) of this Agreement.

Stock Purchase Triggering Event shall have the meaning set forth in this Exhibit A under “Triggering Event”.

Subsidiary shall mean the following: an entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

Superior Proposal shall have the meaning set forth in Section 5.3(d) of this Agreement.

Surviving Corporation shall have the meaning set forth in Section 1.2 of this Agreement.

Tail Policy shall have the meaning set forth in Section 6.5(b) of this Agreement.

Takeover Laws shall have the meaning set forth in Section 3.23 of this Agreement.

Tangible Property shall mean any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

Tax shall mean (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, retirement or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

Tax Return shall mean any report, return (including any information return), statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax, including, without limitation, combined, unitary or consolidated returns for any group of entities.

Termination Fee shall have the meaning set forth in Section 8.3(c) of this Agreement.

Triggering Event. A “Triggering Event” shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend that the Company’s stockholders vote to adopt the Agreement, or shall have withdrawn or modified in a manner adverse to Parent or Acquisition Sub the Company Board Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is in the best interests of the Company’s stockholders; (iii) the board of directors of the Company fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is in the best interests of the Company’s stockholders, within five Business Days after Parent requests in writing that such recommendation or determination be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed, recommended or taken a neutral position with respect to any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement that is entered into in accordance with Section 5.3(a)); (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company

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recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, disclosed or commenced or submitted, made or publicly communicated to the Company’s board of directors and the Company (A) fails to comply with the requirements of Section 5.3 or (B) otherwise fails to actively oppose such Acquisition Proposal; (viii) any Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires or agrees to acquire, or discloses an intention to acquire, beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of the Company (a “Stock Purchase Triggering Event”); (ix) any of the Acquired Companies or any Representative of any of the Acquired Companies shall have breached in any material respect or taken any action inconsistent in any material respect with any of the provisions set forth in Section 5.3; or (x) the board of directors of the Company shall not have submitted this Agreement to the Company Stockholders, whether or not the board of directors of the Company at any time changes, withdraws, or modifies the Company Board Recommendation.

WARN Act shall have the meaning set forth in Section 3.15 of this Agreement.

Web shall have the meaning set forth in Section 3.13(n) of this Agreement.

Withdrawn Acquisition Proposal shall have the meaning set forth in Section 8.3(a)(ii) of this Agreement.

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EXHIBIT B
SEVERANCE POLICY

An individual whose employment with the Company is terminated on an involuntary basis other than for cause will receive severance in an amount equal to two (2) weeks salary for each year that the individual was employed by the Company, with a maximum severance payment equal to 20 weeks of then-current salary for employees with 10 years of service or less. Employees with more than 10 years of service receive an additional week of severance (that is, beyond the 20 week maximum) for each year of employment with the Company in excess of 10 years. Further, in lieu of the foregoing, individuals who currently hold a position of Vice President or above (as set forth in Section 3.1 of the Company Disclosure Letter) receive severance in an amount equal to 12 months of the individual’s then-current salary.

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APPENDIX B

[ThinkEquity Partners LLC Letterhead]

December 8, 2003

Board of Directors of
Systems & Computer Technology Corporation
4 Country View Road
Malvern, PA 19355

Members of the Board of Directors:

We understand that Systems & Computer Technology Corporation (the “Company”) proposes to enter into an Agreement and Plan of Merger to be dated as of December 8, 2003 (the “Agreement”) among the Company, SunGard Data Systems, Inc (“SunGard”) and Schoolhouse Acquisition Corp, Inc., a wholly-owned subsidiary of SunGard (“Acquisition Sub”), pursuant to which Acquisition Sub will be merged with and into the Company in a transaction (the “Transaction”) in which each outstanding share of the common stock, $0.01 par value per share, of the Company (the “Company Shares”) would be converted into the right to receive $16.50 per share in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of the Company Shares in the Transaction is fair, from a financial point of view, to such holders.

For purposes of the opinion set forth herein, we have:

1.	reviewed a December 3, 2003 draft of the Agreement and certain related documents;

2.	reviewed certain information, including financial forecasts and other financial and operating data concerning the Company, prepared by the Company’s management;

3.	discussed the past and present operations and the financial condition and prospects of the Company with certain of the Company’s senior executives;

4.	reviewed publicly available information with respect to the historical financial performance, stock prices and trading activity of the Company;

5.
reviewed publicly available information with respect to the historical financial performance, stock prices and trading activity of certain publicly traded companies in lines of business that we viewed as being generally comparable to those of the Company and compared such information to corresponding information with respect to the Company;

6.
compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other acquisition transactions involving companies in lines of business that we viewed as being generally comparable to those of the Company;

7.	performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to us by representatives of the Company for the purposes of this opinion and have further relied upon the assurances of the representatives of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company that have been furnished to us, such projections have been provided by management of the Company, and we have assumed that such projections have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company.

We have not reviewed any of the books and records of the Company except as expressly described above, and we have not made any independent inspection, valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuation or appraisal. For purposes of this opinion, we

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have assumed that the Agreement in the form in which it is finally executed will be substantially similar in all material respects to the above-described draft of the Agreement reviewed by us, the representations and warranties contained in the Agreement are true and correct, and that the Transaction will be consummated as provided in the Agreement, with full satisfaction of all covenants and conditions and without any waivers thereof.

In connection with the preparation of our opinion, we were not authorized to solicit, and did not solicit, third-parties regarding alternatives to the Transaction. We were not involved in any capacity in the negotiations with respect to the terms of the Agreement.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have no obligation, and do not intend, to update this opinion to reflect any changed or new circumstances, events or other developments occurring, discovered or otherwise coming to our attention after the date hereof.

We will receive a fee for our services in connection with the Transaction, which is payable upon the delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the past, we have provided investment banking services to the Company for which we have received a fee customary for such services. These services have included strategic advisory services, including buy side advisories and the issuance of fairness opinions on certain buy side transactions. We also write research reports on the Company and on SunGard as a service to our clients in the capital markets. We maintain a market in the Company Shares and in shares of SunGard common stock. In the ordinary course of business, we may trade in either the Company’s or SunGard’s securities for our own account and the accounts of our customers and, accordingly, may at any time hold a long or short position in either the Company’s or SunGard’s securities.

It is understood that this letter is for the information of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation of the Transaction to the Company or its stockholders, nor does it constitute a recommendation to any stockholder as to how such stockholder should vote on any matter relating to the Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision to proceed with the Transaction, and no opinion is expressed as to whether any alternative transaction might produce a more beneficial outcome for the Company. Our letter may not be disclosed (in whole or in part) or referred to or used for any other purpose without our prior written consent except as required by law.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares in the Transaction is fair, from a financial point of view, to such holders.

Very best regards,

THINKEQUITY PARTNERS LLC

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APPENDIX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

APPRAISAL RIGHTS

(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)    Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

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(c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)    Appraisal rights shall be perfected as follows:

(1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)    If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the

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value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)    After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

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(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF PROPOSALS 1 AND 2.	Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

Please mark your votes as indicated in this example |X|
		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger by and among Systems & Computer Technology Corporation, SunGard Data Systems Inc. and Schoolhouse Acquisition Corp. Inc. and a wholly-owned subsidiary of SunGard dated as of December 9, 2003.

		FOR	AGAINST	ABSTAIN
2.	To grant to the proxy holders the authority to vote in their discretion on a motion to adjourn or postpone the Special Meeting.

To transact such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting or matters incidental thereto.

Both proxy agents present and acting in person or by the substitution (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. THE PROPOSAL SET FORTH HEREIN IS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Dated:________________________________________________, 2004
___________________________________________________________
Signature
___________________________________________________________
Signature if held jointly
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	Please sign your name exactly as it is printed on this proxy indicating any title or other representative capacity. If more than one name is printed on this proxy, then all must sign.

^ FOLD AND DETACH HERE ^

Authorize a Proxy to Vote by Internet or Telephone or Mail

Internet and telephone proxy authorization is available 24 Hours a Day, 7 Days a Week through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

Internet http://www.eproxy.com/sctc Use the Internet to authorize your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to authorize your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you authorize your proxy to vote by Internet or by telephone, you do NOT need to mail back your proxy card.

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

VOTING INSTRUCTIONS TO TRUSTEES

     THE UNDERSIGNED PARTICIPANT IN SYSTEMS & COMPUTER TECHNOLOGY CORPORATION RETIREMENT SAVINGS PLAN (401k) ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND NOTICE OF SPECIAL MEETING OF STOCKHOLDERS, DATED ___________________ AND HEREBY INSTRUCTS THE TRUSTEES TO VOTE ALL SHARES WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE CORPORATION TO BE HELD ON FEBRUARY 4, 2004, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     ANY SHARES HELD BY THE TRUSTEES FOR WHICH THE TRUSTEES HAVE NOT RECEIVED VOTING INSTRUCTIONS PRIOR TO THE ANNUAL MEETING WILL BE VOTED BY THE TRUSTEES IN THEIR DISCRETION CONSISTENT WITH THEIR FIDUCIARY DUTIES. ANY SHARES HELD BY THE TRUSTEES FOR WHICH THEY HAVE BEEN INSTRUCTED TO SIGN MANAGEMENT’S PROXY WITH NO ADDITIONAL INSTRUCTIONS TO THE CONTRARY INDICATED, WILL BE VOTED “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS CARD, AS DESCRIBED IN THE PROXY STATEMENT. THIS ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF PROPOSALS 1 AND 2.	Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

Please mark your votes as indicated in this example |X|
		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger by and among Systems & Computer Technology Corporation, SunGard Data Systems Inc. and Schoolhouse Acquisition Corp. Inc. and a wholly-owned subsidiary of SunGard dated as of December 9, 2003.

		FOR	AGAINST	ABSTAIN
2.	To grant to the proxy holders the authority to vote in their discretion on a motion to adjourn or postpone the Special Meeting.

To transact such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting or matters incidental thereto.

Both proxy agents present and acting in person or by the substitution (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. THE PROPOSAL SET FORTH HEREIN IS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Dated:________________________________________________, 2004
___________________________________________________________
Signature
___________________________________________________________
Signature if held jointly
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	Please sign your name exactly as it is printed on this proxy indicating any title or other representative capacity. If more than one name is printed on this proxy, then all must sign.

^ FOLD AND DETACH HERE ^

Authorize a Proxy to Vote by Internet or Telephone or Mail

Internet and telephone proxy authorization is available 24 Hours a Day, 7 Days a Week through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

Internet http://www.eproxy.com/sctc Use the Internet to authorize your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to authorize your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you authorize your proxy to vote by Internet or by telephone, you do NOT need to mail back your proxy card.

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

VOTING INSTRUCTIONS TO TRUSTEES

     THE UNDERSIGNED PARTICIPANT IN SYSTEMS & COMPUTER TECHNOLOGY CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN (ESOP) ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND NOTICE OF SPECIAL MEETING OF SHAREHOLDERS, DATED _______________ AND HEREBY INSTRUCTS THE TRUSTEES TO VOTE ALL SHARES WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE CORPORATION TO BE HELD ON FEBRUARY 4, 2004, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     ANY SHARES HELD BY THE TRUSTEES FOR WHICH THE TRUSTEES HAVE NOT RECEIVED VOTING INSTRUCTIONS PRIOR TO THE ANNUAL MEETING WILL BE VOTED BY THE TRUSTEES IN THEIR DISCRETION CONSISTENT WITH THEIR FIDUCIARY DUTIES. ANY SHARES HELD BY THE TRUSTEES FOR WHICH THEY HAVE BEEN INSTRUCTED TO SIGN MANAGEMENT’S PROXY WITH NO ADDITIONAL INSTRUCTIONS TO THE CONTRARY INDICATED, WILL BE VOTED “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS CARD, AS DESCRIBED IN THE PROXY STATEMENT. THIS ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

Back to Contents

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF PROPOSALS 1 AND 2.	Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

Please mark your votes as indicated in this example |X|
		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger by and among Systems & Computer Technology Corporation, SunGard Data Systems Inc. and Schoolhouse Acquisition Corp. Inc. and a wholly-owned subsidiary of SunGard dated as of December 9, 2003.

		FOR	AGAINST	ABSTAIN
2.	To grant to the proxy holders the authority to vote in their discretion on a motion to adjourn or postpone the Special Meeting.

To transact such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting or matters incidental thereto.

Both proxy agents present and acting in person or by the substitution (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. THE PROPOSAL SET FORTH HEREIN IS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Dated:________________________________________________, 2004
___________________________________________________________
Signature
___________________________________________________________
Signature if held jointly
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	Please sign your name exactly as it is printed on this proxy indicating any title or other representative capacity. If more than one name is printed on this proxy, then all must sign.

^ FOLD AND DETACH HERE ^

Authorize a Proxy to Vote by Internet or Telephone or Mail

Internet and telephone proxy authorization is available 24 Hours a Day, 7 Days a Week through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

Internet http://www.eproxy.com/sctc Use the Internet to authorize your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to authorize your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you authorize your proxy to vote by Internet or by telephone, you do NOT need to mail back your proxy card.

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

SPECIAL MEETING OF STOCKHOLDERS
FEBRUARY 4, 2004
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael D. Chamberlain and Richard A. Blumenthal, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent the undersigned and to vote, as directed, all shares of common stock of Systems & Computer Technology Corporation held by the undersigned and entitled to be voted at the Special Meeting of Stockholders to held on February 4, 2004, at 10:00 a.m., local time, at 2 Country View Road, Malvern, PA 19355 or at any adjournment or postponement of the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

     The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” the proposals as described in the proxy statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^